                                                                  Exhibit 10(i)

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Share Sale Agreement



TXU Corp.

SP Energy Pty Ltd

Singapore Power Limited
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Contents
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Clause
Number                         Heading                                 Page

1.              Definitions & Interpretation                             1
1.1             Definitions                                              1
1.2             Interpretation                                          19
1.3             Construction                                            20
1.4             Payments                                                20

2.              Conditions and Transfer of Sales Shares                 21
2.1             Conditions Precedent to Sale and Purchase               21
2.2             Sale and purchase                                       21
2.3             Waiver of pre-emption rights                            21

3.              Purchase Price                                          22
3.1             Purchase Price                                          22
3.2             Calculation of the Purchase Price                       22

4.              Payments                                                22
4.1             Payments on Completion                                  22
4.2             Payment in US$                                          22
4.3             Adjustment Amount                                       23
4.4             Interest                                                23

5.              Conditions                                              23
5.1             Conditions of Completion                                23
5.2             General Terms applicable to the Conditions              24
5.3             FIRB Condition                                          25
5.4             ACCC Approval and ESC Approval                          26
5.5             Purchaser's Certificate                                 27

6.              Pre-Completion Obligations                              27
6.1             Business to be conducted in ordinary course             27
6.2             Representatives                                         30
6.3             Consent to Conduct before Completion                    30
6.4             Access by Purchaser and its Representatives             30
6.5             Assistance for Refinancing                              31
6.6             Nominations                                             32
6.7             Notice of Actual Debt Amount                            32
6.8             Notes                                                   33
6.9             Repayment of Intercompany Obligations                   33
6.10            Medium Term Notes                                       33

6.11            Medium Term Notes                                       35
6.12            Medium Term Notes                                       36
6.13            Medium Term Notes                                       36
6.14            Medium Term Notes                                       36
6.15            Medium Term Notes                                       37
6.16            Medium Term Notes                                       38
6.17            Medium Term Notes                                       39
6.18            Medium Term Notes                                       39
6.19            Medium Term Notes                                       39
6.20            Medium Term Notes                                       40

7.              Completion                                              41
7.1             Time and place of Completion                            41
7.2             Obligations of Purchaser on Completion                  41
7.3             Obligations of Vendor on Completion                     41
7.4             Inter-dependency                                        44
7.5             Purchaser non-compliance                                45
7.6             Vendor non-compliance                                   46
7.7             Deferred Completion                                     47
7.8             Payment Amount Interest                                 47
7.9             Either party may terminate                              47
7.10            Failure to complete                                     47
7.11            After Termination                                       48

8.              Purchase Price Adjustment                               48
8.1             Adjustment Amount                                       48
8.2             Completion Statement                                    48
8.3             Dispute                                                 49
8.4             Dispute Resolution                                      49

9.              Post Completion Matters                                 50
9.1             Marks and Names                                         50
9.2             Change of Names of Group Companies                      52
9.3             Excluded Books and Records                              52
9.4             Access to Books & Records                               53
9.5             Co-operation and assistance with Claims                 53
9.6             Vendor's Financial Statements                           53
9.7             Purchaser's Financial Statements                        54
9.8             Outgoing Directors                                      54
9.9             Separation matters                                      54
9.10            Transitional services                                   54

10.             Insurance                                               55
10.1            Insurance post-Completion                               55
10.2            Existing insurance claims                               55
10.3            Proceeds of Insurance Claims                            55

11.             Warranties                                              55
11.1            Warranties by Vendor                                    55
11.2            Repetition of Warranties                                56
11.3            Knowledge                                               56
11.4            No Reliance by Purchaser on Other Matters               56
11.5            Excluded Representations                                56
11.6            Statutory Actions                                       56
11.7            General Limitations on Claims                           57
11.8            Limitations on the Extent of Claims                     57
11.9            Minimum Limit on Claims                                 58
11.10           Maximum Limit                                           58
11.11           Time Limit for Claims                                   58
11.12           Third Party Recovery                                    59
11.13           Right to reimbursement                                  59
11.14           Right to Control Proceedings for Third Pary Claims      60
11.15           Reduction in amount payable by Vendor due to a
                  Tax effect                                            61
11.16           Exclusive Remedies                                      62
11.17           Purchaser's and Purchaser's Guarantor's Warranties
                  and Indemnities                                       62
11.18           Vendor's Indemnity                                      62
11.19           Tax Indemnity                                           63
11.20           Scope of Tax Indemnity                                  63
11.21           US Tax Indemnity                                        65

12.             General Provisions Relating to Taxes                    66
12.1            U.S. Tax Matters                                        66
12.2            GST                                                     67
12.3            Income Tax Consolidation                                68
12.4            Tax Returns                                             69

13.             Purchaser Guarantee                                     72
13.1            Purchaser's Guarantor acknwledges receiving
                  condideration                                         72
13.2            Guarantee                                               72
13.3            Indemnity                                               72
13.4            Separate and principal obligations                      72
13.5            No requirement to commence proceedings                  73
13.6            Continuing securities                                   73
13.7            Rights unaffected                                       73
13.8            Restrictions on Purchaser's Guarantor                   73
13.9            Void Payments                                           74
13.10           Vendor's Expenses                                       74
13.11           Payment in gross                                        74
13.12           No representations                                      74
13.13           Maximum Liability                                       74

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14.             Confidentiality                                         75
14.1            Confidentiality Deed                                    75
14.2            Confidentiality                                         75
14.3            Permitted disclsoures/announcements                     75
14.4            Vendor Group Information                                75
14.5            Return of information in the event of termination       76
14.6            Completion                                              76
14.7            Survival of obligation                                  76

15.             Notices                                                 76
15.1            Requirements                                            76
15.2            Receipt                                                 77

16.             General Provision                                       78
16.1            Costs                                                   78
16.2            Indemnities                                             78
16.3            Invalid or unenforceable provisions                     78
16.4            Waiver and exercise of rights                           79
16.5            Amendment                                               79
16.6            Counterparts                                            79
16.7            Further assurances                                      79
16.8            Assignment                                              79
16.9            Entire agreement                                        80
16.10           Rights cumulative                                       80
16.11           Consents and Approvals                                  80
16.12           Non-merger                                              80
16.13           Jurisdiction                                            80
16.14           Service of process                                      81
16.15           Governing Law                                           81

                        Schedule 1                                      84
                        Vendor Warranties                               84

1.              Vendor Power & Authority                                84

2.              US Warranties                                           84
2.1             Power and authority                                     84
2.2             Sale Shares                                             85
2.3             Business Warranties                                     85
2.4             PUHCA, FUCO and Other regulations                       86

3.              Group Companies (other than the Company)                86
3.1             Organization                                            86
3.2             Shareholdings                                           87
3.3             Issued share capital                                    87

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4.              Solvency of Group Companies                             87

5.              Assets                                                  89
5.1             Assets Generally                                        89
5.2             Material Contracts                                      89
5.3             Properties                                              90
5.4             Intellectural Property                                  90

6.              Litigation & Proceedings                                91

7.              Authorisations                                          92

8.              Finance                                                 92

9.              Employees                                               93
9.1             Employee Details                                        93
9.2             Breach of employment contracts                          94
9.3             Superannuation                                          94

10.             Environmental and Planning                              95

11.             Insurance                                               96

12.             Books and Records                                       96

13.             Taxes                                                   97
13.1            General                                                 97
13.2            Australian Tax                                          98
13.3            US Tax Warranties                                      101

14.             Preparation of Accounts                                102

15.             Matters since the Accounts Date                        103

16.             Compliance with laws                                   103

17.             Third Party Debt                                       103

18.             Information                                            103
                     Purchaser and Purchaser's Guarantor Warranties    105

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1.              Authority                                              105

2.              Insolvency events                                      105

3.              Investment                                             106

                        Schedule 3                                     107
                        Excluded Books and Records                     107

                        Schedule 4                                     108
                        Completion Statement and Adjustment Amount     108

                        Schedule 5                                     121
                        Deed of Indemnity and Release                  121

                        Schedule 6                                     131
                        Group Company Shareholdings                    131

                        Schedule 7                                     134
                        Directors, Secretaries & Public Officers       134

                        Schedule 8                                     139
                        Material Contracts                             139

                        Schedule 9                                     140
                        Vendor Opinions                                140

                        Schedule 10                                    142
                        Intercompany Obligations                       142

                        Schedule 11                                    143
                        Consent Contracts                              143

                        Annexure 1                                     144
                        Accounts                                       144

                        Annexure 2                                     145
                        Data Room Index                                145

                        Annexure 3                                     146
                        Purchaser Opinions                             146

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Date            the 23rd of Pril 2004

                TXU Corp., a copmany incorporated under the laws of Texas, USA, of Energy Plaz, 1601 Bryan Street, Dallas, Texas 75201
                (the Vendor)

                SP Energy Pty Ltd. ACN 108 788 245 a company incorporated under the laws of Victoria, Australia, of Level 17, 452 Flinders Street, Melbourne Victoria (the Purchaser)

                Singapore Power Limited, a company incorporated under the laws of Singapore, of 111 Somerset Road, 316-01 Singapore 238164 (the Purchaser's Guarantor)
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Recitals

A Each of the Group Companies is, directly or indirectly, wholly owned by the Vendor.

B The Group Companies own and operate the energy business and the energy storage and delivery businesses of the Vendor in Australia.

C. The Vendor agrees to sell, and the Purchaser agrees to purchase, the Sale Shares under the following terms and conditions.

Operative provisions
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1.   Definitions & Interpretation
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1.1  Definitions

In this Agreement, unless the context otherwise requires:

"A$ Equivalent" means, at any given time (with respect to an amount denominated in US$), the A$ amount required to purchase that US$ amount at the rate of exchange to buy US$ with A$, as determined by the Reserve Bank of Australia's reference rate found on its website (www.rba.gov.au) at 4:00 p.m. on the day that is 2 Business Days prior to the day that the relevant payment is due, or if this is unavailable, then the last rate of exchange to buy US$ with A$, as published by the Reserve Bank of Australia prior to the relevant time and, in respect of any amount denominated in A$, means that amount; or such other rate of exchange as the parties may mutually agree;

                                       1
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"ACCC" means the Australian Competition and Consumer Commission;

"ACCC Approval" means the Purchaser has received written confirmation from the ACCC that it has no objection under the Trade Practices Act 1974 to the parties entering into this Agreement or completing the transaction that is the subject of this Agreement;

"Accounting Principles" means the accounting principles set out in Part B of
Schedule 4;

"Accounting Standards" means for the Group Companies (excluding the Company):

(a) the accounting standards applicable as defined in section 9 of the Corporations Act 2001 (Cth);

(b) the requirements of the Corporations Act 2001 (Cth) for the preparation and content of financial reports, director's reports and auditor's reports; and

(c) generally accepted accounting principles and practices in Australia, except those inconsistent with the standards or requirements referred to in paragraphs (a) and (b) above;

as at the Accounts Date;

"Accounts" means:

(a) the consolidated audited statement of financial position for the Group Companies (except the Company) as at the Accounts Date;

(b) the consolidated audited statement of financial performance for the Group Companies (except the Company)for the 12 month period ending on the Accounts Date; and

(c) all statements, reports and notes attached to the documents referred to in paragraphs (a) and (b),

copies of which are attached to this Agreement as Annexure 1;

"Accounts Date" means 31 December 2003;

"Accounts Date Balances" means the statement of the Adjustment Items at the Accounts Date as specified in Schedule 4;

"Accounts Dispute Notice" has the meaning given to that term in clause 8.3(a);

"Actual Debt Amount" means the net A$ Equivalent of all accrued amounts outstanding and owed by all Group Companies (as verified, if required by the Purchaser, by evidence in writing from the relevant payees) under or in respect of the following, immediately prior to Completion:

(a)   the Credit Facilities;


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(b)   the Issued CP, including all amounts required to purchase the Issued CP;

(b)   the face value of the Medium Term Notes;

(b)   the Notes;

(e) the Intercompany Obligations (after any repayment made in accordance with clause 6.9 utilising cash held by the Group Companies);

(f) the net amount of all Swap Termination Amounts calculated in accordance with clause 6.11(c);

(g)   the Overdraft Facilities; and

(h) any other indebtedness by way of financial accommodation for money borrowed or raised by a Group Company to a person who is not a Group Company,

including, in each case, accrued interest calculated on a daily basis, any accrued administration fees and any charges and costs (including prepayment penalties, early repayment fees, make whole and break fees) payable at the time;

"Acquisition Event" means the acquisition of the Sale Shares by the Purchaser under this Agreement;

"Adjustment Amount" has the meaning set out in clause 8.1;

"Adjustment Cut Off" means 5:00 pm on the Completion Date;

"Adjustment Items" means the:

(a)   Working Capital;

(b)   FITB - Tax Losses; and

(c)   Derivative Portfolio (economic value);

"AEST" means Australian Eastern Standard or Summer Time, as the case requires;

"Affiliate" means, in relation to any entity, any other entity controlling, controlled by, or under common control with such first mentioned entity, where "control" means the ability (whether direct or indirect) to direct or cause the direction of the management and policies of a specified entity, whether through the ownership (direct or indirect) of an interest in the entity, by contract or otherwise;

"Agreement" means this Share Sale Agreement;

"Assets" means the assets of the Group Companies including, in the case of the Company, all of the issued shares held by the Company in any other Group Companies and shares representing 1/3 of the common ownership of Gascor Pty Ltd, 1/3 of the common ownership of South East Gas Australia Pty Ltd, and 1/2 of the common ownership of T Squared Pty Ltd;

"Authorisation" means any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, declaration, or exemption issued by a Government Agency;

"Bank Settlement" means the completion of all steps and arrangements required by and between the Financiers and the Purchaser's banks to enable all relevant amounts to be paid in accordance with clause 7.3(a);

"Bid Date" means 16 April 2004;

"Bidding Rules" means the Project Cellophane letter dated 10 April 2004 provided to the Purchaser as part of the Sale Process;

"Books and Records" means originals and copies in machine readable or printed form of all registers, books, reports, correspondence, files, records, accounts, data, documents and other material in the possession or control of the Vendor Group or any Group Company and used exclusively in the Business, including all:

(a)   operational and financial records;

(b)   employment records; and

(c)   documents of title for the Assets owned by the Group Companies,

but excluding the Excluded Books and Records;

"Business" means the electricity generation, distribution and retail businesses, the gas distribution, retail and storage business and related and associated businesses carried on by the Group Companies (excluding the Company) as at the date of this Agreement;

"Business Day" means

(a) for the purpose of clause 15, a day that is not a Saturday, Sunday, gazetted public holiday or bank holiday in the jurisdictions of the party that is to receive the relevant Notice; and

(b) for all other purposes, a day that is not a Saturday, Sunday, gazetted public holiday or bank holiday in any of Melbourne (Australia), Singapore or Dallas (United States);

"Carry Forward Losses" means the losses (excluding capital losses) carried forward by the Group Companies for the purposes of the 1997 Tax Act and the 1936 Tax Act at the Accounts Date;

"Cash" means cash, cash deposits held by the Group Companies with banks or other financial institutions (including any cash held in reserve or restricted accounts under the terms of the Credit Facilities), cash in transit and unpresented cheques;

"Change of Control Consent" means the written consent of the counterparty to each Consent Contract (in accordance with the relevant requirements of each Consent Contract) to the change of control of the Group Companies or to any other matter, event or circumstance that requires the consent or approval of the counterparty as a consequence of the transactions contemplated by this Agreement or is required on a change of control of the Group Companies on Completion;

"Claim" means any threat, claim or proceeding brought or made by the Purchaser or any Group Company against the Vendor or a Vendor Affiliate relating to or arising from:

(a) any allegation, suit, action, demand, cause of action, proceeding, claim, cost, damages, debt, expense, Tax or Liabilities; and

(b) any related interest, expense, fine, penalty or other charge on any matter in paragraph (a),

relating to or connected with this Agreement, the subject matter of this Agreement, the Business or the Group Companies, including under any indemnity provided in this Agreement, irrespective of:

(c)   how or when it arises;

(d)   whether it is actual or contingent;

(e) whether or not it is in respect of legal or other costs, damages, expenses, fees or Losses;

(f) whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(g)   whether or not it arises at law or in any other way;

"Code" means the Internal Revenue Code of 1986, as amended;

"Company" means:

(a)   TXU Australia (No. 1) Holdings Company, a Delaware corporation, and;

(b) following conversion of TXU Australia (No.1) Holdings Company into a limited liability company in accordance with clause 6.17, the limited liability company into which it is so converted;

"Completion" means completion of the sale and purchase of the Sale Shares in accordance with clause 7 of this Agreement;

"Completion Date" means the latest of:

(a)   the Target Completion Date;

(b)   the date which is 5 Business Days following the later of:

      (i) the Vendor's receipt of a certificate from the Purchaser complying with clause 5.5(a); or

      (ii) the Purchaser's receipt of a Notice from the Vendor in accordance with clause 5.5(c); and

(c) the date for Completion that becomes applicable pursuant to any other provision of this Agreement;

"Completion Statement" means the statement of the Adjustment Items as at the Adjustment Cut Off in the form contained in Part A of Schedule 4 and prepared in accordance with clause 8;

"Condition" means a condition precedent set out in clause 2.1 or 5.1;

"Confidential Information" has the same meaning as set out in the Confidentiality Deed;

"Confidentiality Deed" means the confidentiality deed executed by the Purchaser's Guarantor on 1 April 2004 in favour of (inter alias) the Vendor, the Vendor Affiliates and the Group Companies concerning information provided to the Purchaser and any of its directors, officers, employees or advisers in the course of the Sale Process;

"Consent Contracts" means the contracts listed in Schedule 11;

"Consolidated Group" has the meaning given to that term in section 995-1 of the 1997 Tax Act;

"Contingent Instruments" means bank guarantees, letters of credit, bonds, sureties and other instruments of like nature issued for the account of any Group Company under the Credit Facilities;

"Continuing Officers" means the directors and officers of the Group Companies who will continue in that capacity after Completion, as notified by the Purchaser under clause 6.6(a);

"CP Program" means the commercial paper program of the Group Companies pursuant to the STN Deed Poll dated 21 March 2000 given by TXU ALP;

"Credit Facilities" means the Syndicated Bank Facility and the Working Capital Facility;

"Credit Wrapped MTN Deed Poll" means the document by that name entered into by TXU ALP, TXU Australia Holdings (AGP) Pty Ltd, LP1 and LP2 dated 11 September 2000;

"Data Room" means the data room (including online data rooms, physical data rooms, computer disks and CD ROMs) made available by the Vendor to the Purchaser as part of the Sale Process containing information as to (inter alia) the Business and the Group Companies;

"Deed of Indemnity and Release" means a deed poll executed by each of the relevant Group Companies in the form set out in Schedule 5;

"Deferred Completion Date" means a date specified in a Notice delivered under any of clauses 7.5(a)(i) or 7.6(a)(i);

"Disclosures" means the disclosures made through 22 April 2004 of the Vendor and the Group Companies, their employees, officers, directors and advisers to the Purchaser, any Affiliate of the Purchaser, and their employees, officers, directors and advisers and includes:

(a)   this Agreement and the Schedules and annexes hereto;

(b)   the Bidding Rules;

(c) all written or electronic information and documentation provided in the Data Room prior to 10:00 pm on 22 April 2004 (Dallas time) (in hard copy or electronic copy) or in response to requests to the Vendor in connection with the Sale Process as described in the index as amended and updated through to 22 April 2004 (a copy of which is attached to this Agreement as Annexure 2);

(d) all written or electronic information disclosed by the answers to questions put to the Vendor (whether directly by the Purchaser or through any of its advisers) as part of the Data Room question and answer procedures;

(e) the audit working papers of Deloitte Touche Tohmatsu relating to the financial years of the Group Companies ended on 31 December 2001, 2002 and 2003 provided to the Purchaser on or about 13 April 2004;

(f) all written or electronic information provided to the Purchaser or any of its advisers in the course of management presentations by the Vendor Group; and

(g) all information which is available on the public records of the Energy Industries Superannuation Scheme and the following
      Government Agencies;

      (i) on public registers maintained by the Australian Securities & Investments Commission, the U.S. Securities and Exchange Commission and the Australian Competition and Consumer Commission;

      (ii)    on the Essential Services Commission website
              (www.reggen.vic.gov.au) and the Essential Services
              Commission of South Australia website;

      (iii) registry searches of the Federal Court and Federal Magistrates' Service of Australia, Supreme and County Courts of Victoria, Supreme and District Courts of New South Wales and Supreme and District Courts of South Australia;

      (iv) by conducting searches of public databases maintained by the Registrar of Companies in the United Kingdom, and the Secretary of State of Delaware;

      (v) by conducting searches of electronic electricity and gas licence registers maintained in each Australian
              State and Territory;

      (vi) by conducting searches of the New South Wales Land and Property Information and Victorian Land Registry;

      (vii) by conducting searches of the Public Register of the South Australia Environment Protection Authority and the Priority Sites register of the Environment
              Protection Agency - Victoria; and

      (viii)  by conducting searches of the Australian Industrial
              Relations Commission's public databases in relation to Certified Agreements and Awards,

      but does not include information from the foregoing sources that is illegible or obliterated.

"Dollars", "A$" and "$" means the lawful currency of Australia;

"Duty" means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes GST;

"Early Termination Amount" has the meaning given in the Credit Wrapped MTN Deed Poll;

"Employees" means the direct reports to the Chief Executive Officer of the Group Companies;

"End Date" means 30 September 2004;

"Enterprise Value" means the aggregate of the Estimated Debt Amount and the Estimated Purchase Price;

"Equity Value" means the Estimated Purchase Price plus the amount of the Intercompany Obligations assumed for the purposes of determining the Estimated Debt Amount expressed in $US at the $US Equivalent as at the date of this Agreement;

"ESC" means the Essential Services Commission of Victoria;

"ESC Approval" means a determination for the purposes of section 68(8)(b) of the Electricity Industry Act 2000 (Vic) that the ESC is satisfied that the ACCC has considered the acquisition of a controlling interest in TXU Electricity Limited ACN 064 651 118 by the Purchaser and that the ACCC has notified the Purchaser that it does not intend to take action in relation to the acquisition under section 50 of the TPA. For the purposes of this Agreement, the ESC is to be taken to have made its determination under section 68(8)(b) on the date on which notice of its making is published in the Victorian Government Gazette or any later date of commencement as may be specified in the determination;

"Estimated Debt Amount" means, for the TXU Australia Group Pty Ltd, $2,915,650,462 (as of 31 December 2003), being the aggregate of:

(a)   Credit Facilities $1,001,500,000;

(b)   Issued CP $49,762,000;

(c)   Medium Term Notes $474,885,000;

(d)   Notes $867,244,000;

(e)   Intercompany Obligations $526,400,000;

(f)   Swap Termination Amounts (if any) $<21,178,538>;

(g)   Overdraft Facilities -0-;

(h)   other debt    $2,683,000; and

(i)   accrued interest and other costs   $14,355,000;

"Estimated Purchase Price" means $2,184,349,538;

 "Event" means any event, occurrence, transaction, act or omission (or any deemed event, occurrence, transaction, act or omission);
"Excluded Books and Records" means the books and records set out in Schedule 3;

"Excluded Representation" means any statement, representation or promise:

(a) in relation to any forecast as to the operations, earnings or profitability of the Group Companies; or

(b) as to future events, circumstances or performance of any nature whatsoever; or

(c) without limitation, as to the accuracy or completeness of, or the ability of the Business or the Group Companies to perform in a manner consistent with, the Financial Model; or

(d)   that does not form part of the Disclosures;

made by the Vendor or any person acting or purporting to act on behalf of the Vendor or resulting from or implied by conduct made in the course of communications or negotiations in connection with the transactions contemplated by this Agreement, the Business, the Group Companies or the Sale Process, except to the extent that any such statement, representation or promise is expressly repeated in the Warranties;

"Expert" means the expert selected or nominated under clause 8.4(a);

"Financial Model" means the financial model prepared by the Vendor and provided to the Purchaser prior to the Bid Date for the purpose of assisting the Purchaser to evaluate the Business and includes all information and assumptions contained in such financial model and all statements, representation, promise, explanation and other information and communications in any form provided at any time by the Vendor or any person acting or purporting to act on behalf of the Vendor with respect to such financial model;

"Financiers" means the participating lenders to the Group Companies pursuant to the Credit Facilities;

"FITB-Tax Losses" means the future income tax benefit attributable to the tax losses of the Group Companies as recorded in account number 165010 of the Group Companies;

"Fundamental Assets Defect" means, in relation to the electricity and gas distribution networks of the Group Companies, the Torrens Island Power Station and the underground gas storage facility in Victoria, a defect, deficiency or condition, arising as a result of the capital expenditure, operating expenditure or asset management policies of the Group Companies, that would render such networks or applicable assets incapable of delivering energy within the reasonable reliability and safety requirements generally achieved by comparable assets in Victoria, having regard to the age and design of such assets;

"Funds" means the superannuation funds to which the Group Companies and/or the employees makes contributions;

"GAAP" means generally accepted accounting principles;

"GHD Report" means the engineering, environmental and asset evaluation report commissioned by the Group Companies in April 2004, which is to be provided to the parties by GHD Pty Ltd;

"Global Insurance Program" means those policies of insurance maintained by certain Vendor Affiliates for and on behalf of (inter alia) the Group Companies as at the date of this Agreement;

"Government Agency" means:

(e) a government, whether foreign, federal, state, territorial or local;

(f) a department, office or minister of a government acting in that capacity; or

(g) a commission, delegate, instrumentality, agency, board, or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

"Group Company" means each of the companies set out in Schedule 6 (including the Company), and "Group Companies" means all of them;

"GST" means goods and services tax as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

"GST Law" means the same as GST Law means in the A New Tax System (Goods & Services Tax) Act 1999 (Cth);

"Insurance Claim" means any claim by a Group Company (either directly or through any member of the Vendor Group) with respect to any period prior to Completion that has not been determined or otherwise resolved by the Completion Date;

"Intellectual Property" means trade marks, domain names, patents, design rights, copyrights, know-how and all other similar rights in any jurisdiction including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registration;

"Intercompany Obligations" means the net total outstanding balance as at Completion of all of the intercompany loans between the Group Companies and the Vendor Group (as disclosed in Schedule 10);

"Interest Rate" means the rate, expressed as a yield per annum, which is the average of the mean buying and selling rates for 30 day bills quoted on the page designated "BBSW" on the Reuters Monitor Money Rates Services, or another page that replaces the "BBSW" page on that system to display those rates, after excluding the highest and lowest rate quoted, rounded up, if necessary to the nearest four decimal places, determined at 10:00 am on the relevant date;

"IRS" means the Internal Revenue Service;

"Issued CP" means all outstanding commercial paper issued under the CP Program at the relevant time;

"Late Completion Interest Rate" means the Interest Rate plus 4% per annum;

"Liabilities" means all liabilities, debts or obligations of the Group Companies, whether actual or contingent, present or future, quantified or unquantified, or incurred jointly or severally with any other person;

"Loss" means any and all losses (including loss of profit and loss of expected profit), claims, actions, liabilities, damages, expenses, diminution in value or deficiencies of any kind or character (whether indirect, consequential or otherwise and whether or not known or asserted on or before Completion) including all interest and other amounts payable to third parties, all liabilities on account of Taxes and all legal (on a full indemnity basis) and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of claims or actions;

"LP1" means TXU Australia (LP) No.1 Limited, a company incorporated under the laws of England and Wales;

"LP2" means TXU Australia (LP) No.2 Limited, a company incorporated under the laws of England and Wales;

"Master Hedge Agreement" means the master hedge agreement dated 6 May 1999 between TXU Electricity, Limited and Ecogen Energy Pty, Ltd.;

"Material Adverse Change" means a Material Effect that has an impact or is likely to result in either a change of 10% or more in the consolidated net assets of the Group Companies as at 31 December 2003 or in the case of income statement items a change of 15% or more in the consolidated earnings before interest, tax, depreciation and amortisation of the Group Companies for the financial year ended 31 December 2003;

"Material Contract" means a contract listed in Schedule 8;

"Material Effect" means any occurrence, event, change, state of affairs or effect, relating to the Group Companies (or any one of them), that individually or together with all other such occurrences, events, changes, states of affairs, or effects existing at the same time is or is likely to be materially adverse to the financial condition, trading position or operations of the Group Companies (taken as a whole), except that any effect resulting from the following shall not be considered when determining whether a Material Effect has occurred or may occur:

(a) any change in economic conditions generally or in the industries in which the Group Companies operate (unless disproportionately affecting the Group Companies relative to other participants in such industries);

(b)   any change in exchange rates;

(c) any increases in the costs of commodities or supplies, including fuel;

(d) any change in the financial condition or results of operation of the Group Companies caused by the pending sale of the Group
      Companies to the Purchaser, including changes to a credit rating of the Purchaser;

(e) any actions to be taken pursuant to or in accordance with this Agreement; and

(f) any non-binding announcement, non-binding statement, or draft determination of the ESC, the ACCC or any other energy industry regulator other than a binding ruling or decision, and other than a decision that a Group Company has breached any of its material obligations under any law, for the purpose of this definition, but without limiting the generality of the definition, a change that has an impact or is likely to result in either a change of 10% or more in the consolidated net assets of the Group Companies as at 31 December 2003 or in the case of income statement items a change of 15% or more in the consolidated earnings before interest, tax, depreciation and amortisation of the Group Companies for the financial year ended 31 December 2003 would constitute a Material Effect;

"MBIA" means MBIA Insurance Corporation;

"Medium Term Notes" means the MTNs (as defined in the Reimbursement Agreement) issued by TXU ALP;

"1936 Tax Act" means the Income Tax Assessment Act 1936 (Cth);

"1997 Tax Act" means the Income Tax Assessment Act 1997 (Cth) and includes, where appropriate, the Income Tax (Transitional Provisions) Act 1997 (Cth);

"Notes" means:

(h)   the US$92,250,000 of 6.75% senior notes issued by TXU ALP due 2006;

(i)   the US$60,000,000 of 7.25% senior notes issued by TXU ALP due 2016;

(j)   the US$157,750,000 of 6.75% senior notes issued by TXU Electricity due
      2006;

(k) the US$40,000,000 of 7.25% senior notes issued by TXU Electricity due 2016; and

(l)   the US$300,000,000 of 6.15% senior notes issued by TXUAH due 2013;

"Notice" means a written notice provided in accordance with clause 15;

"Offer" means any proposed settlement or offer of settlement of a Third Party Claim received by the Purchaser or a Group Company;

"Overdraft Facilities" means any overdraft facilities or transactional banking facilities provided to the Group Companies;

"Payment Amount Interest" means an amount calculated in accordance with clause 7.8;

"Phase 1 Audit" means a preliminary environmental site assessment undertaken by an environmental consultant to evaluate potential environmental issues arising in relation to the Assets, including the potential for any sites to be affected by contamination or the existence of hazardous substances. Assessment methods may involve a desktop (documentary) review, a walk over physical site inspection and interviews with present and former site personnel but does not include any soil, water, air or other invasive testing;

"Plant and Equipment" means all fixed and loose plant, equipment, machinery, furniture, fixtures and fittings, computer hardware, vehicles, and all other tangible Assets owned or leased by the Group Companies;

"Preference Shares" means the cumulative redeemable preferred stock on issue in the Company as at the date of this Agreement;

"Proceedings" means any action, mediation, arbitration, hearing, litigation, or suit (whether civil, criminal, or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Government Agency or arbitrator;

"Properties" means the real property interests owned, leased or occupied under licence or other right of occupation by any Group Company;

"Purchase Price" means the amount calculated in accordance with clause 3.2;

"Purchaser Affiliate" means an Affiliate of the Purchaser;

"Purchaser Group" means the Purchaser, the Purchaser's Guarantor and their respective Affiliates;

"Purchaser Opinions" means the legal opinions in respect of the Purchaser and the Purchaser's Guarantor, substantially in the form attached at Annexure 3;

"Purchaser's Accountant" means KPMG;

"Purchaser's Representative" means the person appointed by the Purchaser under clause 6.2(a);

"Receiving Party" has the meaning given to that term in clause 1.4;

"Reimbursement Agreement" means the reimbursement agreement dated 11 September 2000 between certain Group Companies and MBIA Insurance Corporation;

"Related Body Corporate" has the same meaning as in the Corporations Act 2001
(Cth);

"Retained Debt" means the Notes, the Medium Term Notes including any contingent obligations to MBIA under the Reimbursement Agreement (but only if, and to the extent that, the waiver contemplated by clause 6.10(a) is obtained), any indemnity or reimbursement obligation owed by any Group Company at Completion under or in respect of any letter of credit or bank guarantee, the SEAGas Facilities and the Swaps (other than to the extent that the Purchaser notifies the Vendor that a Swap is to be terminated and, in case of a Swap, not novated) and any other part of the Actual Debt Amount that the Vendor and the Purchaser agree is not to be repaid or settled at Completion;

"Sale Process" means the process by which the Vendor has invited bids for the purchase of the Sale Shares;

"Sale Shares" means:

(a) all the issued and outstanding shares of capital stock in the Company; and

(b) following conversion of the Company into a limited liability company in accordance with clause 6.17 of this Agreement, all of the issued and outstanding limited liability company interests in the Company, together with all rights attaching to those shares and interests as at Completion;

"SeaGas Facility" means the financing facility established for the construction and commissioning of the SeaGas Pipeline;

"SeaGas Pipeline" means the South East Australia Gas pipeline in which the Vendor owns indirectly a 1/3 ownership interest;

"Security Interest" means an interest in the Sale Shares or Assets that provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability, and includes a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance or hypothecation;

"Swaps" means all currency and interest rate swaps to which a Group Company is a party but for the avoidance of doubt does not include any electricity, gas or other commodity derivatives;

"Swap Termination Amounts" means the amount calculated, as if such Swap was terminated, by applying accepted market practices using publicly referable data sources as agreed by each party at 11:00 a.m. AEST two days prior to the Completion Date, or such earlier date as the parties may mutually agree;

"Syndicated Bank Facility" means the facility made available to the Group Companies under the loan note subscription agreement dated 26 February 2004;

"Target Completion Date" means 30 July 2004;

"Tax" or "Taxes" means:

(a) any income, gross income, gross receipts, profits, fringe benefits, capital stock, franchise, withholding, payroll, social security, workers and accident compensation, unemployment, disability, property, ad valorem, stamp, gift, GST, excise, occupation, goods, service, sales, supply, use, license, lease, transfer, import, export, value added, consumption, alternative minimum, estimated or other similar tax or Duty (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Government Agency or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing; and

(b) any liability for amounts described in paragraph (a) under U.S. Treasury Regulation Section 1.1502-6, as a result of transferee liability, as a result of being a member of an affiliated, combined, consolidated or unitary group or as a result of any agreement, implied or express, to indemnify any Person for amounts described in paragraph (a);

"Tax Law" means any law with respect to Taxes and includes, but is not limited to, the 1936 Tax Act, the 1997 Tax Act and the Code;

"Tax Matters" means any matter or issue related to or concerning any Tax including the recognition of Tax assets or liabilities in the Accounts and "US Tax Matters" and "UK Tax Matters" mean Tax Matters arising under the laws of the United States of America and the United Kingdom respectively;

"Taxpayer" means:

(a)   the Company;

(b) each member of any affiliated group of corporations, within the meaning of Section 1504 of the Code, of which the Company is or has been a member;

(c) each member of any group of corporations with respect to which the Company files or has filed a consolidated, combined or unitary Tax Return.

"Tax Return" means any return, report or other document required to be lodged with any Government Agency in respect of Tax or of any amount or information relevant for the purposes of Tax, including any activity statement, computations and attachments, amended returns and schedules;

"Tax Warranties" means the Warranties set out in clause 13 of Schedule 1;

"Third Party Claim" means:

(a) any threat, claim or action brought or made against any Group Company or the Purchaser; or

(b) any dispute or disagreement between a Group Company or the Purchaser and any third party,

in relation to the Business or the Group Companies which leads, or may lead, to a Claim by the Purchaser against the Vendor;

"Third Party Claim Notice" means Notice setting out reasonable details of a Third Party Claim;

"Third Party Interest" means any Security Interest, lease, licence, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party, including the Vendor Group;

"Title Warranties" means the Warranties contained in clauses 1, 2 and 3 of
Schedule 1;

"TPA" means the Trade Practices Act 1974 (Cth);

"TXUA" means TXU Australia Pty Ltd (ACN 071 611 017);

"TXUAH" means TXU Australia Holdings Pty Ltd (ACN 086 006 859);

"TXU ALP" means the TXU Australia Holdings (Partnership) Limited Partnership, a limited partnership established under the Partnership Act 1958 (Vic);

"TXU Australia" means TXU Australia Group Pty. Limited (ACN 104 896 497);

"TXU Electricity" means TXU Electricity Limited (ACN 064 651 118);

"TXU Marks" means any business names, trade marks, trade names and internet domain names which include the name "Texas Utilities", "TU", "TXU Australia", "TU Australia" or any variations or imitations of that name or the initials "TXU" or "TU" or any other business name, trade mark, trade name, logo or internet domain name owned, used or previously used in the Business by the Vendor or any Vendor Affiliate, whether registered or unregistered and including any applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world, or any confusingly similar mark, design name or logo;

"TXU Networks Gas" means TXU Networks (Gas) Pty Ltd (ACN 086 015 036);

"UK Tax Warranties" means the Tax Warranties set out in clause 13.1 of Schedule 1 in respect of LP1 and LP2;

"UK Warranties" means the Warranties set out in clauses 3 and 4 of Schedule 1 in respect of LP1 and LP2;

"US$ Equivalent" means, at any given time (with respect to an amount denominated in A$), the US$ amount required to purchase that A$ amount at the rate of exchange to buy A$ with US$, as determined by the Reserve Bank of Australia's reference rate found on its website (www.rba.gov.au) at 4:00 p.m. on the day that is 2 Business Days prior to the day that the relevant payment is due, or if this is unavailable, then the last rate of exchange to buy A$ with US$, as published by the Reserve Bank of Australia prior to the relevant time and, in respect of any amount denominated in US$, means that amount, or such other rate of exchange as the parties may mutually agree;

"US Tax Warranties" means the warranties contained in clause 13.3 of Schedule 1;

"US Warranties" means the Warranties set out in clause 2 of Schedule 1;

"Vendor Affiliate" means an Affiliate of the Vendor;

"Vendor Group" means the Vendor and its Affiliates (excluding the Group Companies);

"Vendor's Accountant" means Deloitte Touche Tohmatsu;

"Vendor's Representative" means the person appointed by the Vendor under clause 6.2(b);

"Warranties" means the representations and warranties made by the Vendor and set out in Schedule 1 and "Warranty" means any one of them;

"Working Capital" means:

(a)   accounts receivable;

(b)   accrued revenue;

(c)   inventory;

(d)   prepayments;

(e)   other current assets;

(f)   Cash in relation to customer and contractor deposits;

(g)   accounts payable and miscellaneous accruals;

(h)   customer and contractor deposits;

(i)   other current liabilities;

as set out in the pro forma completion statement in Part A of Schedule 4; and

"Working Capital Facility" means the working capital facility made available to the Group Companies under the working capital facility agreement dated 26 February 2004.

1.2   Interpretation

In this Agreement:

(a)   unless the context otherwise requires, a reference:

      (i)    to the singular includes the plural and vice versa;

      (ii)   to a gender includes all genders;

      (iii) to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

      (iv) to an agreement includes any deed, agreement or legally enforceable arrangement or understanding in writing;

      (v) to parties means the parties to this Agreement and to a party means a party to this Agreement;

      (vi)   to a person (including a party) includes:

             (A) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;

             (B) the person's successors, permitted assigns, substitutes, executors and administrators; and

             (C) a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;

      (vii) to a law:

             (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

             (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

             (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

      (viii) to proceedings, includes litigation, arbitration, investigation and other dispute resolution procedures;

      (ix) to a judgment includes an order, injunction, decree, determination or award of any court or tribunal; and

      (x)    to time is a reference to Melbourne time;

(b) headings are for convenience only and are ignored in interpreting this Agreement;

(c) if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(d) if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(e) the word "including" or "includes" means "including but not limited to" or "including without limitation"; and

(f) where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

1.3   Construction

This Agreement (or a part of it) must not be construed adversely to a party solely because that party or its solicitors were responsible for preparing it.

1.4   Payments

Unless otherwise expressly provided in this Agreement, where a party is required to pay an amount to another party (the Receiving Party) under this Agreement, that amount shall be paid:

(a) in immediately available and irrevocable funds by electronic transfer to a bank account or accounts notified by the Receiving Party in writing on or before the due date for payment, or in other such immediately payable funds as the parties may agree; and

(b)   without deduction, withholding or set-off.

-------------------------------------------------------------------------------
2.    Conditions and Transfer of Sale Shares
-------------------------------------------------------------------------------
2.1   Conditions Precedent to Sale and Purchase

The obligations of the Vendor to sell the Sale Shares and the obligations of the Purchaser to buy the Sale Shares are subject to the conditions set out in this clause 2.1. Notwithstanding any other provision of this Agreement or rule of law or equity to the contrary, the obligations of the Vendor and the Purchaser to sell and buy the Sale Shares, respectively, only arise upon satisfaction of the following conditions:

(a) Foreign Investment Approval - the Purchaser receives the consent of the Treasurer under the Foreign Acquisitions and Takeovers Act 1975
      (Cth) to the acquisition by the Purchaser of the Sale Shares, either unconditionally, or subject to conditions or requirements which are acceptable to the Purchaser, such acceptance not to be unreasonably withheld or delayed;

(b)   ACCC Approval - the Purchaser receives ACCC Approval;

(c)   ESC Approval - the Purchaser receives ESC Approval;

(d) Change of Control Consents - the counterparties to the Consent Contracts have provided each Change in Control Consent (which consent may be provided on the condition that Completion occurs) required under each such contract; and

(e) MBIA Approval - subject to the Purchaser's compliance with clauses 6.10(a) and (b), MBIA waiving, or making such other accommodation or arrangement (as limited by clause 6.10(a)), in form and substance reasonably acceptable to the Purchaser, such that the Medium Term Notes are not in default upon the change of control at Completion.

2.2   Sale and purchase

Subject to satisfaction of the Conditions, the Vendor agrees to transfer the Sale Shares, free from all Third Party Interests, to the Purchaser, and the Purchaser agrees to accept that transfer in accordance with and subject to the terms of this Agreement.

2.3   Waiver of pre-emption rights

The Vendor waives and, prior to Completion, must obtain the waiver from all other relevant persons, of all pre-emption rights and other rights that might restrict or limit the transfer of the Sale Shares.

-------------------------------------------------------------------------------
3.    Purchase Price
-------------------------------------------------------------------------------
3.1   Purchase Price

The Purchaser agrees that, in consideration for the transfer of the Sale Shares, it will pay the Purchase Price to the Vendor (or as directed by the Vendor) in accordance with clause 4 and otherwise comply with its obligations under this Agreement.

3.2   Calculation of the Purchase Price

(a) The Purchase Price is the Enterprise Value less the Actual Debt Amount adjusted by:

      (i) if the Adjustment Amount is greater than zero, adding the amount of the Adjustment Amount; and

      (ii) if the Adjustment Amount is less than zero, deducting the amount of the Adjustment Amount (ignoring for this purpose the fact that the Adjustment Amount is a negative number).

(b) The Adjustment Amount must be paid (together with any applicable interest calculated under clause 4.4) by the relevant party in accordance with clause 4.3.
--------------------------------------------------------------------------------
4.    Payments
--------------------------------------------------------------------------------

4.1   Payments on Completion

On Completion, the Purchaser must pay to:

(a) the Vendor, an amount equal to the Enterprise Value less the Actual Debt Amount (as notified under clause 6.7); and

(b) each of the relevant Group Companies, an amount equal to that amount which is required to be paid pursuant to clause 7.3(a).

4.2   Payment in $A

The Purchase Price shall be payable by Purchaser to Vendor in $A, unless the parties agree to a different currency for payment.

4.3   Adjustment Amount

Within 5 Business Days after:

(a) the date by which disputes must be filed under clause 8.3(a), where no dispute has been notified under that clause;

(b) the date on which any disputes notified under clause 8.3(a) have been resolved under clause 8.3(b); or

(c) the date on which the Expert provides notice to the parties of its determination under clause 8.4 in relation to any disputes notified under clause 8.3(a) which have not been resolved under clause 8.3(b), whichever applies, then:

(d) if the Adjustment Amount is greater than zero, the Purchaser must pay to the Vendor the Adjustment Amount together with interest on the Adjustment Amount calculated in accordance with clause 4.4; and

(e) if the Adjustment Amount is less than zero, the Vendor must pay to the Purchaser the Adjustment Amount (ignoring for this purpose the fact that the Adjustment Amount is a negative number) together with interest on the Adjustment Amount calculated in accordance with clause 4.4.

4.4   Interest

Interest payable on the Adjustment Amount under clause 4.3 will accrue daily and be compounded at monthly intervals at the Interest Rate, calculated from and including the Completion Date to but excluding the date of payment.
-------------------------------------------------------------------------------
5.    Conditions
-------------------------------------------------------------------------------
5.1   Conditions of Completion

Completion is conditional upon:

(a) Material Adverse Change - there being no Material Adverse Change in the period prior to Completion, except in the circumstances where the parties have agreed that this Condition is to be determined as at an earlier date;

(b) Opinions and Certificates - the Purchaser being in receipt of the legal opinions and, if required, the certificates of an executive of the Vendor in a form reasonably approved by the Purchaser in respect of each of the matters set out in Schedule 9;

(c) Representations and Warranties - the Warranties being true and correct as of the date of this Agreement and as of Completion (in each case except where such Warranty is expressly made only as of another specific date) except if the failure of such Warranties being true and correct would not individually or in the aggregate, give rise to a Material Effect (provided that for purposes of this clause (c) the terms "material," "materially," "Material Effect," "Material Adverse Change" and similar terms shall be deemed to be deleted from individual Warranties), and the Vendor delivering to the Purchaser at Completion a certificate of the Vendor dated the Completion Date and signed on behalf of the Vendor by an executive officer of the Vendor to such effect;

(d) Audited Accounts of the Company - the Vendor delivering to the Purchaser the unqualified audited financial statements of the Company (unconsolidated) for the financial year ended 31 December 2003, which accounts show that the Company has no assets (other than deminimus assets, the shares of TXU Australia, and the average rate put options) and no Liabilities (accrued, absolute, contingent or otherwise);

(e) GHD Report and Site Visit - the Purchaser receiving the GHD Report and not providing Notice to the Vendor within 20 Business Days of receipt that the GHD Report reveals any Fundamental Assets Defect, and the Purchaser being granted reasonable access to the Properties for inspection and assessment and not providing notice to the Vendor within 60 days of the date hereof that the Purchaser's access was inadequate;

(f) LLC Conversion - the Company having been converted into a limited liability company in accordance with the provisions of clause 6.17;

(g) Guarantee Releases - all material guarantees by, and other material obligations of, any Group Company guaranteeing or securing any indebtedness or other obligations of any third party, including any member of the Vendor Group, shall have been released and discharged in accordance with Section 6.18 hereof; and

(h) Company - the Company shall not have incurred any Liabilities, held any assets, conducted any business or engaged in any activities, except (a) with the prior written consent of the Purchaser, (b) as required by this Agreement or (c) for holding the shares of TXU Australia; and the Sale Shares delivered to Purchaser being all of the issued and outstanding equity interest in the Company.

5.2   General Terms applicable to the Conditions

(a) Subject to clause 5.4, each party must use all reasonable endeavours to fulfil the Conditions as soon as reasonably practicable and in any event by no later than the End Date.

(b) The Purchaser agrees to keep the Vendor advised of progress towards satisfaction of the Conditions and to provide Notice to the Vendor immediately when it becomes aware that either a Condition has been satisfied or cannot be satisfied and, where requested by the Vendor, the

      Purchaser must provide reasonable supporting evidence in writing. For its part, the Vendor agrees to keep the Purchaser advised of the progress of any actions that it is required to take under clause 5.2(a) to assist in the fulfilment of the Conditions.

(c) Each of the Conditions is included in this Agreement for the benefit of the Purchaser and may not be waived except by a waiver in writing by the Purchaser and any such waiver will only be effective to the extent specifically set out in the waiver provided however that:

      (i) the Conditions contained in clauses 2.1(a), (b) and (c) cannot be waived by the Purchaser unless the Purchaser is, notwithstanding the non-satisfaction of such Conditions, lawfully entitled to complete the transactions contemplated by this Agreement; and

      (ii) the Condition contained in clause 5.1(g) may be waived only with the written consent of the Vendor.

(d) Either party may terminate this Agreement (by Notice to the other party) at any time prior to Completion if:

      (i)   a Condition is incapable of fulfilment;

      (ii) events or circumstances make it impossible (in the reasonable opinion of a party acting in good faith) that a Condition will or can be satisfied; or

      (iii) a Condition is not satisfied or waived by 5:00 p.m. AEST on the End Date,

      provided, that if a Condition has not been satisfied as a result of a breach by a party hereto, such party shall not be entitled to terminate this Agreement and the party not in breach shall be entitled to terminate the Agreement under clause 7.5 or 7.6 (as appropriate).

      The agreement of the parties incorporated in the clauses of this Agreement that are enforceable prior to satisfaction of the conditions in clause 2.1 may be terminated pursuant to this clause 5.2(d).

(e) If either party terminates this Agreement under clause 5.2(d), then clause 7.11 shall apply.

5.3   FIRB Condition

For the purposes of clause 2.1(a), the Treasurer will be deemed to have consented to the acquisition of the Sale Shares by the Purchaser if:

(a) a notice is issued under the Foreign Acquisitions and Takeovers Act 1975 (Cth) stating that the Commonwealth Government does not object to the acquisition by the Purchaser of the Sale Shares; or

(b) notice of the proposed acquisition of the Sale Shares is given to the Treasurer under the Foreign Acquisitions and Takeovers Act 1975
      (Cth) and the Treasurer is, by lapse of time, not empowered to make an order under the Foreign Acquisitions and Takeovers Act 1975
      (Cth) in relation to the acquisition by the Purchaser of the Sale
      Shares.

The Purchaser must promptly make and thereafter use its best endeavours to pursue an application to the Treasurer for the consent referred to in clause 5.3(a) and will keep the Vendor informed of its efforts to obtain that consent (including by providing the Vendor with copies of the application and any relevant correspondence).

5.4   ACCC Approval and ESC Approval

(a) The Purchaser shall use best endeavours to obtain ACCC Approval and ESC Approval as expeditiously as possible but in any event no later than the Target Completion Date.

(b) In the performance of its obligations under clause 5.4(a), and as absolute, unqualified and unconditional obligations of the Purchaser, the Purchaser must:

     (i)     commence, prosecute or defend court proceedings;

     (ii) take such action as may be agreed by the parties to obtain ACCC Approval; and

     (iii) if ACCC Approval is obtained both parties must not do anything subsequently which would prejudice such Approval or which may prevent the Purchaser from completing the acquisition of the Sale Shares in accordance with this Agreement, provided that nothing in this clause is to be read as any admission or belief on the part of either party that the commencement, prosecution or defence of proceedings or other actions is necessary to obtain ACCC approval.

(c) If ACCC Approval and ESC Approval is not obtained by 5:00 p.m. AEST on the Target Completion Date (as originally fixed or as subsequently extended on one or more occasions under this clause) then without prejudice to any other rights of the Vendor:

     (i)     the Vendor may in its absolute and unfettered discretion, either:

             (A)  terminate this Agreement and clause 7.11 shall apply; or

             (B) extend the Target Completion Date to such other date (not being later than the End Date) as the Vendor may nominate in writing.

5.5   Purchaser's Certificate

(a) As soon as reasonably practicable following the satisfaction or waiver of the Conditions (other than the Conditions set out in clause 5.1 which will only be satisfied at Completion) the Purchaser must provide the Vendor with a certificate:

      (i) confirming that all Conditions able to be satisfied prior to the Completion Date have been satisfied or waived;

      (ii)   confirming that the Purchaser is ready to proceed to Completion;
             and

(b) providing evidence to the reasonable satisfaction of the Vendor that the Purchaser has all necessary external approvals and access to all financing required to satisfy its obligations under this Agreement on Completion, including the obligation to pay the Vendor the amount calculated under clause 4.1(a), to fund the relevant Group Companies the amounts required by clause 7.2(b) to be repaid at Completion and to procure the release and, if necessary, replacement of the Contingent Instruments under clause 7.2(b).

(c) Immediately after delivery by the Purchaser of the Notice in accordance with clause 5.5(a) or delivery by the Vendor of the Notice in accordance with clause 5.5(d), the Vendor must by Notice to the Purchaser confirm that the Condition in clauses 5.1(a) and
      (c) remain fulfilled.

(d) If the Purchaser fails to comply with its obligations under clause 5.5(a), the Vendor may issue a Notice to the Purchaser requiring the Purchaser to proceed to Completion.

(e)   The Vendor shall not be required to provide notice to the
      Financiers terminating the Credit Facilities with effect from the Completion Date unless and until it has received a certificate from the Purchaser in accordance with clause 5.5(a) or Vendor has issued a Notice under clause 5.5(c).
--------------------------------------------------------------------------------
6.    Pre-Completion Obligations
-------------------------------------------------------------------------------
6.1   Business to be conducted in ordinary course

During the period from the date of this Agreement to Completion, the Vendor must ensure that each Group Company:

(a) conducts the Business as a going concern in accordance with normal and prudent practice in the ordinary course and in the same manner as it was conducted prior to the date of this Agreement;

(b) notifies and consults with the Purchaser's Representative about any matter arising concerning the Business or any Group Company that has or is reasonably likely to have a Material Effect;

(c) maintains in effect all Material Contracts and Authorisations and complies in all material respects with any law or the requirements of any Government Agency applicable to it;

(d) continues to issue invoices, endeavours to collect debts and pays creditors in accordance with current business practices; and

(e) except as expressly provided in this Agreement, does not do any of the following without the prior consent of the Purchaser's Representative:

      (i) other than in respect of the Preference Shares, increase, reduce or otherwise alter the share capital of a Group Company or issue any shares, options or securities which are convertible into shares in a Group Company (excluding the Company and other than to another Group Company);

      (ii) dispose of, or grant any option over, any Asset the written down book value of which exceeds $1,000,000 (other than in the ordinary course of the Business consistent with past practices);

      (iii) acquire any assets the cost of which exceeds $1,000,000 other than:

             (A) pursuant to any agreement executed prior to the date of this Agreement and disclosed in the Disclosures;

             (B) the replacement of an Asset in accordance with planned, routine or emergency programs; or

             (C) in the ordinary course of the Business consistent with past practices;

      (iv) terminate, assign, materially amend or waive any material rights under any Material Contract except with the prior consent of the Purchaser;

      (v) cause any of its insurance policies relating to damage to or deterioration in the condition of the Assets to be cancelled, or materially change or surrender any existing insurance policies;

      (vi) commence or voluntarily become a party to any court proceedings of a material nature except where necessary to avoid material prejudice to the Business or the Assets (in which case the Vendor will notify the Purchaser of, and consult with the Purchaser's Representative in respect of, such proceedings);

      (vii) enter into any agreement or arrangement with the Vendor Group other than agreements or arrangements necessary to effect any of the transactions contemplated or referred in this Agreement, and other than in the ordinary course of business consistent with past practices;

      (viii) terminate the employment of any Employee;

      (ix) change the terms of employment, salary or bonus of any Employee in any material respect, except in accordance with any terms of employment as at the date of this Agreement or consistent with past practice in the ordinary course of the Business;

      (x) enter into any certified employee agreement or similar arrangement in relation to the Business unless on substantially the same terms as apply to, and at or about the same time as, other owners and operators of electricity or gas distribution or transmission networks in Victoria;

      (xi) enter into any electricity or gas derivative, or contracts for the purchase or sale of renewable energy certificates or other like rights or instruments, other than in accordance with trading policies, procedures and limits in place in the Business on the Bid Date;

      (xii) create any Security Interest affecting any of the Assets or any of the Company's equity interests;

      (xiii) change in any respect any Tax elections (except as required by Law or GAAP and excluding elections to change the classification of a Group Company (other than the Company) from Corporation to either partnership or disregarded entity for U.S. Federal income tax purposes), make any new Tax elections(excluding elections to change the classification of a Group Company (other than the Company) from Corporation to either partnership or disregarded entity for U.S. Federal income tax purposes), or settle or compromise any Tax liability, in each case if such action would adversely affect the Purchaser;

      (xiv) disparage, libel, or slander the Group Companies' business names, trademarks, or trade names;

      (xv) comply with the confidentiality restrictions set forth in clause 14;

      (xvi) incur additional indebtedness or issue any guaranty other than pursuant to existing extensions of credit;

      (xvii) not to incur any Liabilities, hold any assets, conduct any business or engage in any activities, except as required by this Agreement and except for holding the shares of TXU Australia and except to terminate in an orderly fashion the average rate put options held by the Company, except that nothing set out above in any way will restrict the Group Companies from:

(f) working together with the Purchaser to prepare and implement a transitional business plan providing for the transition of the ownership of the Business from the Vendor to the Purchaser in the manner set forth in clause 9.10;

(g) incurring additional unsecured and trade indebtedness provided however that such additional indebtedness shall be only in the ordinary course of business of the Group Company consistent with past practices; and

(h) paying down any indebtedness of any Group Company (including any Intercompany Obligations) or purchasing any of the Notes or Medium Term Notes prior to Completion with available Cash from the Group Companies or by borrowing money from any member of the Vendor Group.

6.2   Representatives

(a) Within 2 Business Days after the date of this Agreement, the Purchaser must nominate (by Notice to the Vendor) one person who has authority to act on its behalf about any queries, consents or approvals required under this Agreement (the Purchaser's
      Representative).

(b) Within 2 Business Days after the date of this Agreement, the Vendor must nominate (by Notice to the Purchaser) one person who has authority to act on its behalf about any queries, consents or approvals required under this Agreement (the Vendor's Representative).

6.3   Consent to Conduct before Completion

(a) The Vendor may, by Notice incorporating details of the relevant conduct and its likely consequences, to the Purchaser, request the consent of the Purchaser for any conduct that may otherwise be inconsistent with the restrictions imposed in clause 6.1.

(b) Except where it is expressly provided in this agreement that a decision on a matter is at the absolute discretion of the Purchaser, the Purchaser agrees to act reasonably and in good faith in considering any request made by the Vendor under clause 6.3(a).

6.4   Access by Purchaser and its Representatives

Until Completion, the Vendor shall (upon reasonable Notice being provided to the Vendor):

(a) permit the Purchaser's Representative and, if required, other employees, agents and advisers, reasonable access during normal business hours to the Assets, including for the purpose of performing a Phase I Audit;

(b) answer any reasonable enquiries or requisitions issued by the Purchaser's Representative of the Vendor or any Group Company in respect of the Business;

(c) ensure that the Purchaser's Representative and, if required, other employees, agents and advisers have reasonable access to senior management and outside advisors of the Group Companies (provided that privileged information shall not be disclosed) during normal business hours;

(d) provide all reasonable information, assistance, facilities and documentation that the Purchaser reasonably requires, including provision of an office or offices for the Purchaser's
      Representative and its nominated agents and advisers at the offices of the Business;

(e) prior to Completion, the Vendor agrees to procure that each of the Group Companies grants, on reasonable notice and subject to any restraints imposed under applicable laws, access to the Purchaser to the human resources records of the Group Companies and, in particular, details of the names and addresses of all employees, details of the terms and conditions of employment, redundancy entitlements, compensation plans and industrial environment matters; and

(f) coordinate with Purchaser in respect of all such inquiries, requisitions and site visits through a single representative designated by each party's representative.

provided that the Purchaser shall not, at any time before Completion, other than as expressly permitted under this Agreement:

(e)   direct, manage or control the conduct of the Business or of any employee;
      or

(f)   otherwise unreasonably impede the ordinary conduct of the Business.

6.5   Assistance for Refinancing

(a) Until Completion, the Vendor shall procure that, if requested by the Purchaser, the Group Companies provide reasonable assistance (including further access to the Data Room) at the Purchaser's cost to facilitate any acquisition of the Sale Shares as at the Completion Date or any refinancing of the Group Companies by the Purchaser.

(b) The Vendor shall not be obliged to take or procure the taking of any action under clause 6.5(a) that in the reasonable opinion of the Vendor is, or is likely to, unreasonably impede the conduct or operations of the Business.

(c)   The Purchaser shall make all reasonable endeavours to ensure that:

     (i) no assistance is requested from the Vendor under clause 6.5(a) where that assistance would unreasonably impede the conduct or operations of the Business;

     (ii) any process contemplated under clause 6.5(a) does not materially interfere with the Business prior to Completion;

     (iii) information concerning the Business or this Agreement is only disclosed to third parties as part of the process contemplated under clause 6.5(a) and with the prior written consent of the Vendor (which will not be unreasonably withheld or delayed), which consent may reasonably require confidentiality restrictions in favour of the Vendor and the Group Companies or the consent of counterparties to relevant contracts; and

     (iv) in the course of any process contemplated by clause 6.5(a), the Purchaser does not hold itself out as agent of the Vendor or any of the Group Companies.

(d) The Purchaser hereby indemnifies the Vendor and each Group Company for any Loss (excluding loss of profits, indirect and consequential loss and any GST payable by the Vendor in respect of which clause
     12.2 applies) incurred prior to Completion by the Vendor or any Group Company in complying with its obligations under this clause
     6.5. The Purchaser acknowledges that the Vendor holds the rights of each Group Company under this clause, on behalf of each Group Company.

(e) The Purchaser and the Vendor agree that Purchaser shall, if requested by Vendor, cause TXUA to distribute to TXUAH, after the Completion Date and after the Purchaser has elected to consolidate for Australian tax purposes (but in any event prior to 31 December
     2004), as a dividend an amount equal to US$150,000,000 provided such distribution is otherwise permissible under applicable laws.

6.6  Nominations

At least 5 Business Days before the Completion Date, the Purchaser must nominate to the Vendor in writing:

(a) those of the directors, secretaries and public officers of each Group Company who will not be required to resign at Completion;

(b) any new directors, secretaries and public officers (as required) for each Group Company;

(c) the new name of each Group Company to take effect in accordance with clause 9.2; and

(d)  the address of any new registered offices of each Group Company.

6.7  Notice of Actual Debt Amount

At least 3 Business Days before the Completion Date the Vendor shall notify the Purchaser in writing (including verification in writing (as reasonably required by the Purchaser) from the relevant payees) of the Actual Debt Amount (identifying separately the amount of the Retained Debt).

6.8  Notes

The Purchaser acknowledges that:

(a) the Notes will remain outstanding following Completion, unless accelerated, notwithstanding that the Swaps related to the Notes may be terminated at Completion;

(b)  the Notes are obligations of the relevant Group Companies; and

(c) neither the Purchaser nor any Group Company has any recourse to the Vendor Group in respect of the Notes.

6.9  Repayment of Intercompany Obligations

(a) Subject to clause 6.1(b), at any time prior to Completion, the Vendor may procure the repayment by the Group Companies of any amount outstanding under the Intercompany Obligations from any Cash, provided that any such repayment is permitted under the terms of the applicable Group Company's documents.

(b) If on Completion any part of the net total outstanding balance of the loans between the Group Companies and the Vendor Group remains outstanding, pursuant to clause 7.3(a) the Vendor must procure the immediate repayment by the Group Companies of the balance of the amount then outstanding under the Intercompany Obligation.

(c) Prior to repayment of an Intercompany Obligation, the Vendor must consult with the Purchaser and take into account any reasonable request of the Purchaser to the extent that the request relates to any potential Liability for Tax that may arise in respect of a Group Company by reason of the repayment, or the method of repayment, of that Intercompany Obligation.

(d) Nothing in clause 6.1 will prohibit the Vendor taking any action under clause 6.9(a), provided that the Vendor will notify and consult with Purchaser's Representative if such repayment is or is reasonably likely to have a Material Effect.

6.10 Medium Term Notes

a) The Vendor and the Purchaser will use their respective best endeavours to obtain from MBIA a waiver of any event of default due to the change of control from Vendor to Purchaser contemplated by this Agreement, or such other accommodation or arrangement with MBIA in form and substance reasonably satisfactory to Purchaser such that the Medium Term Notes are not in default upon Completion; provided however, that the obligation of the Vendor under this clause 6.10, and in respect of satisfying the Condition in clause 2.1(e), shall be solely to obtain a waiver or other accommodation or arrangement such that the Medium Term Notes are not in default due to the change of control at Completion, and the Vendor shall have no obligation in respect of any terms or conditions of the Purchaser's accommodation or arrangement with MBIA that is not related to the waiver or accommodation in respect of the change of control. The Vendor will bear the fee charged by MBIA as a condition of giving any such waiver or making such accommodation.

(b) In addition to its obligations under clause 6.20, at its expense, the Purchaser shall make application to MBIA for such waiver or accommodation, including timely submittal of any and all information, financial or otherwise, requested by MBIA in order to obtain such waiver or accommodation, and Purchaser and/or Purchaser's Guarantor shall execute such agreements and undertakings as shall reasonably be required by MBIA to issue its financial guaranty of the repayment of the Medium Term Notes.

(c) If the waiver or accommodation referred to in paragraph (a) is obtained, no amount will be included in the amount to be funded under clause 7.3(a) by the Purchaser on Completion in respect of the Medium Term Notes and the Purchaser acknowledges that:

     (i)    the Medium Term Notes will remain outstanding following Completion;

     (ii) the Medium Term Notes are obligations of the relevant Group Companies; and

     (iii) neither the Purchaser nor any Group Company has any recourse to the Vendor in respect of the Medium Term Notes.

(d) If the waiver or accommodation referred to in paragraph (a) is not obtained on or before the Completion Date and MBIA exercises its rights under clause 5.2 of the Reimbursement Agreement or clause 8.2 of the Credit Wrapped MTN Deed Poll then, unless otherwise agreed between the Vendor and the Purchaser:

     (i) the amount to be included in the Actual Debt Amount to be funded by the Purchaser on Completion in respect of the Medium Term Notes shall be the face amount of the Medium Term Notes together with any interest on the Medium Term Notes accrued but unpaid at Completion and any other moneys then accrued and unpaid in respect of the Medium Term Notes but not including, for the avoidance of doubt, any moneys becoming due or payable by reason of the transactions contemplated by this Agreement; and

     (ii) the Purchaser shall in addition pay to the relevant Group Companies any amounts in excess of the amounts referred to in paragraph
            (i) above that are required to be paid to MBIA under the Reimbursement Agreement and/or the Credit Wrapped MTN Deed Poll, and, for the avoidance of doubt, such excess amounts will not form part of the Actual Debt Amount and will not be deducted from Enterprise Value for the purpose of clause 4.1(a).

6.11 Swaps

(a) The parties acknowledge and agree that, on Completion, or such other time as the parties may agree, the Swaps:

     (i) at the option of the counterparties, may be terminated by those counterparties or may remain outstanding in accordance with their existing terms; or

     (ii) if agreed between the relevant counterparties, the relevant Group Companies and the Purchaser, may be novated to other parties in place of the present counterparties.

(b) The Purchaser may negotiate with the relevant counterparties to determine the course of action with respect to the Swaps and the Vendor will, at the request and expense of the Purchaser, provide any reasonable assistance required by the Purchaser in connection with the Swaps.

(c) At the same time as the Vendor notifies the Actual Debt Amount to the Purchaser under clause 6.7, the Vendor will also determine and notify to the Purchaser the net Swap Termination Amounts for all of the Swaps, which will be:

     (i) in the case of any Swaps to be terminated by the counterparty, the actual Swap Termination Amount payable or receivable by the relevant Group Company in respect of each such Swap, including any break fees or indemnity payments; and

     (ii) in the case of any Swaps that are to remain outstanding or which are to be novated, the amount that would have been the Swap Termination Amount if such Swap had been terminated at Completion or such other time as the parties may agree, and the net of all such Swap Termination Amounts shall form part of the Actual Debt Amount for the purposes of this Agreement, with any net amount receivable by the Group Companies being a decrease in the Actual Debt Amount and any net amount payable by the Group Companies being an increase in the Actual Debt Amount.

6.12 Bank Settlement

The Vendor and the Purchaser acknowledge that the Bank Settlement may involve an escrow arrangement and agree to co-operate in good faith to coordinate the requirements of the Bank Settlement.

6.13 Pre-Completion Bank Account Notices

(a) At least 5 Business Days prior to Completion, the Vendor must give to the Purchaser full and accurate written details of:

     (i) each bank or other financial institution with which a Group Company has an account, safety deposit box or deposit; and

     (ii) the names of all persons entitled to draw on or have access to them.

(b) At least 2 Business Days before Completion the Purchaser must notify the Vendor in writing of the authorities to operate bank accounts that are to be revoked and the names of the new signatories to those accounts.

6.14 Financial assistance

(a) Subject to clause 6.14(b), if required by the Purchaser, the Vendor must at least 15 days before Completion cause to be held a meeting of the members of any relevant Group Company (other than LP1 and LP2) to seek any resolutions or approvals which the Purchaser may notify to the Vendor as being necessary under Part 2J.3 of the Corporations Act in connection with the provision of any guarantee or security by any Group Company (other than LP1 and LP2).

(b) Subject to the requirement that no Director or Group Company will be required to act in breach of any provision of the Corporations Act and, in the case of the officers of a Group Company, in breach of his or her fiduciary duties, each Group Company and each director of a Group Company must do all acts and provide all assistance reasonably required by the Purchaser to enable each of the Group Companies (other than LP1 and LP2) to fully comply prior to Completion with the requirements of Part 2J.3 of the Corporations Act in connection with the giving by the Group Companies (other than LP1 and LP2) of financial assistance in relation to the acquisition (by way of issue, transfer or otherwise) by the Purchaser of the Sale Shares, including, without limiting the generality of the foregoing:

     (i) at least 28 days before Completion the Vendor must have caused any relevant Group Company to have lodged with the Australian Securities and Investment Commission a copy of the notice of meeting and any accompanying documents referred to in paragraph (b);

     (ii) issued any necessary notices of meeting and accompanying documents to the members of that relevant Group Company;

     (iii)   held a meeting of the members of that relevant Group
             Company to seek any special resolutions or approvals;

     (iv) lodged with the Australian Securities and Investment Commission as required by section 260B(6) of the Corporations Act, a notice in the prescribed form stating that the assistance has been approved by the members of that relevant Group Company in accordance with section 260B of the Corporations Act; and

     (v) done any other act or thing necessary to ensure compliance with section 260B of the Corporations Act,

     which are required, or which the Purchaser has notified to the Vendor as being necessary, under Part 2J.3 of the Corporations Act in connection with the provision of any financial assistance (including a guarantee or security) by the relevant Group Company for the acquisition (by way of issue, transfer or otherwise) of all of the Sale Shares.

(c) Immediately following the meeting referred to in paragraph (a), the Vendor will cause the relevant Group Company to lodge a notice with the Australian Securities and Investment Commission as required by section 260B(6) of the Corporations Act.

(d) The Vendor shall reasonably cooperate with Purchaser if similar approvals for the provision of financial assistance by LP1 and LP2, is required under the Companies Act of 1985 (United Kingdom).

6.15 Certain Notices

(a) The Vendor shall give notice to the Purchaser promptly after the Vendor becomes aware of:

    (i) any Material Adverse Change or the occurrence, or failure to occur, of any event, which occurrence or failure would cause any Warranty to be untrue or inaccurate in any respect having a Material Effect;

    (ii) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the execution, delivery or performance of the Agreement, or the transactions contemplated herein;

    (iii) any written notice or other written communication from any Governmental Agency in connection with this Agreement or the transactions contemplated herein; and

    (iv) any failure of the Vendor or the Group Companies to comply with, perform or satisfy, in any material respect, any covenant, condition or agreement to be complied with, performed by or satisfied by it under this Agreement or any exhibit, schedule, certificate, document or written instrument attached hereto, provided that such disclosure shall not be deemed to cure, or to relieve the Vendor or Group Companies of any Liability or obligation with respect to, any breach of or failure to satisfy any Warranty, covenant or agreement or to satisfy any condition hereunder.

(b) The Purchaser shall give notice to the Vendor promptly after the Purchaser becomes aware of:

             (i) the occurrence, or failure to occur, of any event, which occurrence or failure would cause any warranty set forth in Schedule 2 to be untrue or inaccurate in any respect having a Material Effect;

             (ii) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the execution, delivery or performance of the Agreement, or the transactions contemplated herein;

             (iii) any written notice or other written communication from any Governmental Agency in connection with this Agreement or the transactions contemplated herein; and

             (iv) any failure of the Purchaser or the Purchaser's Guarantor to comply with, perform or satisfy, in any material respect, any covenant, condition or agreement to be complied with, performed by or satisfied by it under this Agreement or any exhibit, schedule, certificate, document or written instrument attached hereto, provided that such disclosure shall not be deemed to cure, or to relieve the Purchaser of any Liability or obligation with respect to, any breach of or failure to satisfy any covenant or agreement or to satisfy any Condition under this Agreement.

6.16 Non-Solicitation

The Vendor and the Group Companies shall not, and shall use their respective best efforts to cause their respective representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals or offers by, or provide any information to, or otherwise cooperate in any other way with, any cooperation, partnership, person or other entity or group, other than the Purchaser and its representatives, concerning:

(a) any sale of all or any portion of the Assets (other than as otherwise permitted under this Agreement) or the business of or of any shares of any Group Company;

(b) any merger, acquisition, consolidation, recapitalisation, liquidation, dissolution or similar transaction involving the any Group Company; or

(c) any transaction that would have an effect similar to the transactions described in (a) or (b) (each such transaction being referred to herein as a Proposed Acquisition Transaction). The Vendor hereby represents that neither it, nor any of its Affiliates, is now engaged in discussions or negotiations with any party other than the Purchaser with respect to any Proposed Acquisition Transaction. The Vendor and its Affiliates agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which they (or any of them) are a party.

6.17 LLC Conversion

(a) Prior to the Completion Date, the Vendor shall cause the Company to be converted into a limited liability company organized under the laws of the State of Delaware. Such conversion shall be in form and substance reasonably satisfactory to Purchaser, and Vendor shall consult with Purchaser regarding the conversion prior to taking any steps to convert.

(b) Immediately following the conversion of the Company into a Delaware limited liability company, and at all times until Completion, the Vendor shall be the sole owner of all of the issued and outstanding equity interests of the Company. At all times following the conversion of the Company into a Delaware limited liability company, each Taxpayer shall treat such limited liability company as a disregarded entity for U.S. federal income tax purposes and no Taxpayer will make any election to change such treatment.

6.18 Guarantees

The Vendor shall, prior to Completion, cause all guarantees by, and other obligations of, any Group Company guaranteeing or securing any indebtedness or other obligations of any third party, including any member of the Vendor Group but not including another Group Company, to be released and discharged in a manner and form and substance satisfactory to the Purchaser.

6.19 Consent Contracts

For the purposes of obtaining the Change of Control Consents, the parties agree as follows:

(a) an initial request for consent from the counterparty to each Consent Contract shall be forwarded by the Vendor to the relevant counterparty within 10 Business Days after the date of this Agreement;

(b)  in order to permit the Vendor to make the request referred to in paragraph
     (a), the Purchaser shall, within 5 Business Days after the date of this Agreement, provide to the Vendor all information and materials reasonably necessary in order to satisfy the relevant counterparty that the relevant Group Company will satisfy the change in control requirements or other consents or approvals required under each of the relevant Consent Contracts with effect from Completion;

(c) the Purchaser shall use its best endeavours to assist the Vendor to obtain the confirmation of each Consent Contract counterparty to a change of control of the Group Companies on Completion including, without limitation:

     (i) fully satisfying the covenants in clause 6.20 and providing any documents, information or materials to the relevant counterparty and the Vendor which evidence satisfaction of the covenants in clause 6.20;

     (ii) responding promptly to any written request for further information or correspondence (written or oral) received from the relevant counterparty; and

     (iii) where reasonable, providing any appropriate guarantee or other credit support required to obtain the consent of the relevant counterparty;

(d) the Vendor and the Purchaser shall keep each other fully informed of progress and shall:

     (i) each provide to the other immediately upon receipt, a copy of any relevant document or correspondence (including in particular any correspondence to or from any counterparty);

     (ii) each provide to the other, immediately upon receipt, a copy of any relevant document or correspondence (including in particular any correspondence to or from any counterparty);

     (iii) each provide immediately to the other information concerning any telephone call or other oral communication held with any counterparty or any other relevant party; and

     (iv) permit the other to attend any meeting or be involved in any telephone communication with a counterparty.

6.20 Covenants by the Purchaser

(a) Subject to the performance by the Vendor of its obligations under clause 6.19, the Purchaser covenants in favour of the Vendor that, in a time sufficient to ensure that the Change of Control Consent is obtained by the Target Completion Date, the Purchaser shall procure that all legitimate, lawful and reasonable actions have been taken and all agreements and other documents have been executed so as to ensure that the Purchaser or the relevant Group Company (as the case may be) has the ability to generally, satisfy the change in control or other approval requirements of the Consent Contracts.

(b) The Vendor shall procure that the Group Companies enter into any agreements or take any action requested by the Purchaser in performing the covenants set out in clause 6.19, provided that any such agreement or action shall become effective only on and from
     Completion.
-------------------------------------------------------------------------------
7.   Completion
-------------------------------------------------------------------------------
Time and place of Completion

Completion shall take place at 11:00 a.m. on the Completion Date at the offices of Baker & McKenzie in Melbourne, Australia or at such other place agreed by the parties.

7.2  Obligations of Purchaser on Completion

At Completion the Purchaser must:

(a) pay the Vendor (or as directed by the Vendor) the amount calculated under clause 4.1(a);

(b) provide each of the relevant Group Companies with sufficient funds for each such Group Company to pay the amounts required to be paid under clause 7.3(a) and to use all reasonable endeavours to procure the release of the Contingent Instruments (by arranging, where necessary, for the issue of replacement instruments);

(c) pay to each relevant Group Company the additional amount (if any) referred to in clause 6.10(d)(ii);

(d)  deliver to the Vendor executed copies of the Purchaser Opinions;
     and

(e) do all things necessary or desirable to purchase the Sale Shares and to complete any other transaction contemplated by this Agreement.

7.3  Obligations of Vendor on Completion

At Completion the Vendor must:

(a) subject to the Purchaser complying with its obligations in clause 7.2(b), and except as to the Retained Debt, procure that the relevant Group
     Companies:

     (i) repay that part of the Actual Debt Amount which is outstanding under the Credit Facilities unless Purchaser notifies Vendor that any such Credit Facilities shall not be repaid at Completion, and Purchaser provides evidence that any consents required have been given;

     (ii)    purchase the Issued CP;

     (iii) unless the waiver or accommodation referred to in clause 6.10(a) has been obtained, pay to MBIA the amounts referred to in clause 6.10(d)(i) and (ii);

     (iv)    repay the Intercompany Obligations;

     (v) pay or receive the Swap Termination Amounts in respect of any Swaps to be terminated on or before Completion to or from the relevant Swap counterparties;

     (vi)    repay the total amount drawn down under the Overdraft Facilities;
             and

     (vii) repay any other indebtedness by way of financial accommodation for money borrowed or raised by a Group Company to a person who is not a Group Company;

(b)  deliver to the Purchaser:

     (i) certificates representing the Sale Shares, duly endorsed in blank (or accompanied by executed share transfer forms or stock powers in blank);

     (ii) all waivers or consents which the Purchaser may require to enable the Purchaser to be registered as the holder of the Sale Shares;

     (iii) produce to the Purchaser any power of attorney or other authority under which the transfer forms are executed;

     (iv) confirmation that the matters set out in clause 7.3(a) have occurred, including evidence that the Credit Facilities (including the Deed of Common Terms dated 26 February 2004), the Intercompany Obligations, the Swaps (to the extent they have been terminated or novated on or before Completion), the Overdraft Facilities and all other financial accommodation provided to the Group Companies by any third parties (other than the Issued CP, the Medium Term Notes and the Notes) have been discharged, in accordance with a release and discharge in a form usually issued by the Financiers to the counterparties and acceptable to the Purchaser and the Issued CP and the Medium Term Notes (except to the extent they form part of the Retained Debt) have been repurchased;

     (v) all of the following for the Company and each other Group Company which are in the possession of the Vendor (provided that such documents shall be taken to have been delivered to the Purchaser if they are at premises owned or controlled by a Group Company (other than the Company):

             (A) any share certificates for the issued shares in any Group
                 Company (excluding the Company);

             (B) any common seals and duplicate seals;

             (C) the Books and Records; and

             (D) the certificates of incorporation;

     (vi) the executed resignations of those directors, secretaries and public officers of the Company and the Group Companies not nominated under clause 6.6(a), effective from the close of the meetings detailed at clause 7.3(d). including an acknowledgement that such retiring officers have no claims arising from the loss of office;

     (vii) written resolutions of the shareholders of each Group Company resolving to change the names of the Group Companies to such names as nominated by the Purchaser under clause 6.6(c);

     (viii) a certificate of the appropriate Secretary of State or other appropriate governmental official certifying the good standing of the Company in the relevant state of its incorporation and all other states where it is qualified to do business; and

     (ix) a certificate executed by the Secretary of the Company certifying as of the Completion Date (A) a true and correct copy of the constituent documents of the Company, (B) certifying that the Conditions in clauses 5.1(g) and (i) are true and correct as of Completion, and (C) such other customary matters as may be reasonably requested by the Purchaser.

(c) cause to be held a meeting of the directors of the Company and to obtain at the meeting, subject to payment of stamp duty (if any):

     (i)     the approval of the registration of the transfers of the Sale
             Shares;

     (ii) the cancellation of the existing share certificates for the Sale Shares; and

     (iii) the issue of a new certificate for the Sale Shares in favour of the Purchaser;

(d)  cause to be held meetings of the directors of each of the Group Companies:

     (i) appointing those persons nominated by the Purchaser as directors, secretaries and public officers of the Group Companies who have consented in writing to act as directors, secretaries and public officers respectively; and

     (ii) accepting the resignations of the directors, secretaries and public officers received under clause 7.3(b)(vi);

(e) ensure that each Group Company has, prior to Completion, executed a Deed of Indemnity and Release in favour of each of the directors, secretaries and public officers of the Company and the Group Companies (who is not continuing in office) and obtained any shareholder approvals required to enter into such Deed of Indemnity and Release by section 200E of the Corporations Act 2001 (Cth);

(f) if required by the Purchaser, cause the revocation, with effect from Completion, of all authorities relating to bank accounts of the Group Companies;

(g)  subject to the Purchaser complying with its obligations in clause
     7.2:

     (i) demand payment of and procure that the Group Companies repay all amounts owing under the Intercompany Obligations; and

     (ii) deliver to the Purchaser evidence that each of the Intercompany Obligations has been discharged, in the form of a written confirmation signed, in each case, by the person to whom the obligation is owed that the full amount of the Intercompany Obligation has been repaid and satisfied in full;

(h) subject to any consent which may be required from the Australian Securities and Investments Commission (which must be sought prior to Completion), use reasonable endeavours to cause the resignation of the auditors of the Group Companies with effect from Completion; and

(i) do all other things necessary or desirable to transfer the Sale Shares, to complete any other transaction contemplated by this Agreement and to place the Purchaser in effective control of the Group Companies and the Business.

7.4  Inter-dependency

In respect of Completion:

(a) the obligations of the parties in respect of Completion are inter-dependent;

(b) all actions at Completion will be deemed to take place simultaneously on the Completion Date; and

(c) the Purchaser need not complete the purchase of the Sale Shares unless the Vendor complies with all of its obligations under clause 7.3.

7.5  Purchaser non-compliance

(a) If, for any reason the Purchaser fails to comply with any of its obligations under clause 7 on or before the Completion Date, the Vendor may (provided that it is able to proceed to Completion) at its absolute discretion:

     (i) by Notice to the Purchaser's Representative, specify that Completion shall be deferred until the Deferred Completion Date specified in that Notice; or

     (ii) give Notice to the Purchaser of its intention to terminate this Agreement 10 Business Days following receipt of that Notice by the Purchaser should Completion not occur within that period; or

     (iii) proceed to Completion so far as it is practical to do so without affecting its rights under this Agreement including its rights to seek delivery and/or performance of those matters or obligations that were required to be delivered or performed on Completion.

(b)  If the Vendor gives Notice under clause 7.5(a)(i) or 7.5(a)(ii):

     (i) the Purchaser must thereafter keep the Vendor apprised of progress toward achieving Completion; and

     (ii) the Purchaser must give Notice not less than 3 Business Days before the expiry of the time period specified in the Notice under clause 7.5(a)(i) or clause 7.5(a)(ii) advising that if it is able to comply with the provisions of this clause 7 in which event, despite the provisions of clause 7.5(a)(i) or clause 7.5(a)(ii), as applicable, Completion shall occur on the date that is 3 Business Days after the date of delivery of the Notice under this clause 7.5(b)(ii).

(c)  If:

     (i)     the Purchaser does not give notice under clause 7.5(b)(ii); or

     (ii)    both:

             (A) Completion does not occur within the period specified in the Notice given under clause 7.5(a)(ii); and

             (B)  the Vendor has not withdrawn the Notice,

     the Vendor may at any time thereafter terminate this Agreement by further Notice to the Purchaser.

7.6  Vendor non-compliance

(a) If, for any reason the Vendor fails to comply with any of its obligations under clause 7 on or before the Completion Date, the Purchaser may (provided that it is able to proceed to Completion) at its absolute discretion:

     (i) by Notice to the Vendor, specify that Completion shall be deferred until the Deferred Completion Date specified in that Notice; or

     (ii) give Notice to the Vendor of its intention to terminate this Agreement 10 Business Days following receipt of that Notice by the Vendor should Completion not occur within that period; or

     (iii) proceed to Completion so far as it is practical to do so without affecting its rights under this Agreement including its rights to seek delivery and/or performance of those matters or obligations that were required to be delivered or performed on Completion.

(b)  If the Purchaser gives Notice under clause 7.6(a)(i) or 7.6(a)(ii):

     (i) the Vendor must thereafter keep the Purchaser apprised of progress toward achieving Completion; and

     (ii) the Vendor must give Notice not less than 3 Business Days before the expiry of the time period specified in the Notice under clause 7.6(c)(i) or clause 7.6(a)(ii) advising that it is able to comply with the provisions of this clause 7, in which event, despite the provisions of clause 7.6(a)(i) or clause 7.6(a)(ii), as applicable, Completion shall occur on the date that is 3 Business Days after the date of delivery of the Notice under this clause 7.6(b)(ii).

(c)  If:

     (i)     the Vendor does not give notice under clause 7.6(b)(ii); or

     (ii)    both:

             (A) Completion does not occur within the period specified in a Notice given under clause 7.6(b)(ii); and

             (B)  the Purchaser has not withdrawn the Notice,

     the Purchaser may at any time thereafter terminate this Agreement by further Notice to the Vendor.

7.7  Deferred Completion

If a party elects to defer Completion under clause 7.5(a)(i) or 7.6(a)(i) then:

(a) Completion shall take place on the date specified in clause 7.5(b)(ii) or clause 7.6(b)(ii), as applicable;

(b) the provisions of this clause 7 shall apply in respect of that Completion Date; and

(c) if deferral of Completion was pursuant to clause 7.5(b), the Purchaser must on Completion, in addition to any other payment obligations under this Agreement, pay to the Vendor the Payment Amount Interest due on that date.

7.8  Payment Amount Interest

The Payment Amount Interest shall be calculated as interest on the Equity Value at the Late Completion Interest Rate accruing on a daily basis each day between the date originally scheduled for Completion and any Deferred Completion Date under clause 7.5(b)(ii).

7.9  Either party may terminate

Despite any other clause of this Agreement, if Completion has not occurred by the End Date and, on that date a party is not in default of its obligations under this Agreement, that party may, by Notice to the other, terminate this Agreement and the provisions of clause 7.11 shall apply.

7.10  Failure to complete

(a) If the Vendor terminates this Agreement following breach by the Purchaser, then in addition to any other rights provided by law, the Vendor has the right to recover the full amount of the Losses suffered by the Vendor as a result of the failure to complete.

(b) If the Purchaser terminates this Agreement following breach by the Vendor, then in addition to any other rights provided by law, the Purchaser has the right to recover the full amount of the Losses suffered by the Purchaser as a result of the failure to complete.

(c) For the purposes of determining the Losses referred to in clause 7.10(a), the parties acknowledge and agree that, having regard to the loss and/or damage suffered or which may be suffered to the Group Companies and the Business and the goodwill of the Group Companies or the Vendor as a consequence of the Purchaser's breach, the Vendor has no obligation to market, attempt to sell or sell the Sale Shares.

7.11  After Termination

If this Agreement is terminated for any reason, in addition to any other rights provided by law, the following applies:

(a) each party is released from its obligations under this Agreement other than clauses 7.10 and 14; and

(b)   each party retains the rights and remedies it has against any other party in respect of any breach of this Agreement existing at that time.
--------------------------------------------------------------------------------
8.   Purchase Price Adjustment
-------------------------------------------------------------------------------
8.1  Adjustment Amount

The Adjustment Amount is:

(a) the net aggregate amount of the Adjustment Items as at the Adjustment Cut Off as set out in the Completion Statement; MINUS

(b) the net aggregate amount of the Adjustment Items as at the Accounts Date, being the total of the Accounts Date Balances,

as determined in accordance with Schedule 4 and this clause 8.

8.2  Completion Statement

(a)  The Vendor must ensure that, within 25 Business Days after Completion:

     (i) the Completion Statement is prepared by the Vendor's Accountant in accordance with the Accounting Standards but subject to the Accounting Principles; and

     (ii) the Completion Statement includes the calculation of the Adjustment Amount and the Purchase Price.

(b) The Vendor must, immediately following the preparation of the Completion Statement under clause 8.2(a), deliver to the Purchaser the following documents:

     (i)    a copy of the Completion Statement; and

     (ii) a certificate stating that, in the Vendor's Accountant's opinion, the Completion Statement have been prepared, and the Adjustment Amount and the Purchase Price have been calculated, in accordance with the requirements of this Agreement.

(c) The Purchaser must provide the Vendor and the Vendor's Accountant with access to all Assets, employees of the Group Companies and Books and Records as are required in order to prepare the Completion Statement and calculate the Adjustment Amount and the Purchase Price.

(d) The Vendor must use all reasonable endeavours to procure access for the Purchaser and the Purchaser's Accountant to the Vendor's
     Accountant, its working papers and other materials used in or compiled during the preparation of the Completion Statement and its personnel for a period of 15 Business Days following delivery of the Completion Statement and other documents under clause 8.2(b).

(e) The cost of preparing the Completion Statement will be borne equally by the Purchaser and the Vendor.

8.3  Dispute

(a) If, following provision of the documents referred to in clause 8.2(b), the Purchaser disputes the correctness of the Completion Statement and/or the calculation of the Adjustment Amount and/or the Adjustment Items and the Purchase Price, it may, within 15 Business Days of provision of the documents referred to under clause 8.2(b), issue a Notice to the Vendor (an Accounts Dispute Notice) setting out in reasonable detail the items and amounts in dispute and the basis of the dispute.

(b) The Vendor and the Purchaser must negotiate in good faith to resolve any dispute within 10 Business Days after the issue of an Accounts Dispute Notice.

(c) If the dispute is not resolved under 8.3(b), either the Vendor or the Purchaser may refer the matters in dispute to the Expert for determination under clause 8.4.

8.4  Dispute Resolution

(a) If this clause applies, the Vendor and the Purchaser must appoint an independent expert, who shall be a partner (with utilities experience) from an independent accounting firm selected by agreement between the Vendor and the Purchaser or, failing agreement within 5 Business Days of this clause commencing to apply, as selected from an independent accounting firm by the President of the Institute of Chartered Accountants of Australia (Expert).

(b) The Vendor and the Purchaser shall appoint the Expert to determine any dispute that has not been resolved with respect to the Completion Statement and/or the calculation of the Adjustment Amount and the Purchase Price.

(c) The Expert must be directed by the Vendor and the Purchaser to settle any matter in dispute within 20 Business Days of the Expert's appointment by:

     (i) applying the requirements of this Agreement (including, without limitation, the provisions of clause 8.1) to the preparation of the Completion Statement and the calculation of the Adjustment Amount and the Purchase Price;

     (ii) having regard to any written submissions made to the Expert by the Vendor or the Purchaser or their representatives within 10 Business Days of the appointment of the Expert;

     (iii) making such enquiries or inspections as the Expert considers in his or her absolute discretion to be necessary (with the Expert having the same right of access to all working papers and personnel as the Purchaser); and

     (iv) determining the form and content of the Completion Statement, the amounts of the Adjustment Amount and the Purchase Price and providing notice of his or her determination in writing (together with reasons) to all parties.

(i)  The determination by the Expert of:

     (i) the manner in which the determination will take place, the nature and scope of the submissions able to be made by the parties and the rules and timeframe generally for the determination and the submissions; and

     (ii) the matters in dispute, the form and content of the Completion Statement and the amounts of the Adjustment Amount and the Purchase Price,

     will (in the absence of manifest error) be final and binding on the parties.

(j) In making its determination the Expert will act as an expert and not as an arbitrator.

(k) The costs of the Expert shall be borne by the parties in accordance with the Expert's determination.
--------------------------------------------------------------------------------
9.   Post Completion Matters
--------------------------------------------------------------------------------
9.1  Marks and Names

a) The Purchaser and Purchaser's Guarantor acknowledge and agree that the TXU Marks and all rights to the use of the TXU Marks belong to the Vendor or Vendor's Affiliates. Vendor agrees that the Purchaser and Purchaser's Affiliates will be permitted to continue to use the TXU Marks in accordance herewith in connection with the operations of the business by Purchaser and the relevant Group Companies for a period of 12 months following

     Completion. Purchaser and Vendor agree that the agreement referred to in clause 9.10 to be entered into by the parties on the Closing Date will include customary terms and conditions (except that Purchaser may use such marks at no cost) relating to the use of the TXU Marks by the Purchaser after Completion. Upon the expiration of such 12 month period, Purchaser will cease, and will cause to cease, all use of the TXU Marks in connection with its business.

(b)  Without limiting the generality of the foregoing, the Purchaser must:

    (i) procure that, from the day that is 12 months after Completion, the Purchaser and all other Purchaser Affiliates and the relevant Group Companies do not use or display the TXU Marks in any document, electronic media or other publication given to a third party; and

    (ii) procure that, from the day that is 12 months after Completion, the Purchaser and all other Purchaser Affiliates and the relevant Group Companies do not use or display the TXU Marks in any manner whatsoever,

     If Purchaser sells a substantial portion of the Business after completion, the new purchaser shall have the right to utilize any remaining or unexpired period of time under (i) and (ii) above, provided that such purchaser agrees to be bound by the terms of this clause 9.

(c) The Purchaser shall not be deemed to have violated clause 9.1(a) by reason of

     (i) the appearance of the TXU Marks in or on any tools, dies, equipment, engineering/manufacturing drawings, manuals, work sheets, operating procedures, other written materials or other Assets that are used for internal purposes only in connection with the Business;

     (ii) the appearance of the TXU Marks in or on any third party's publications, marketing materials, brochures, instruction sheets, equipment or products that the Vendor distributed in the ordinary course of business or pursuant to an agreement prior to Completion, and that generally are in the public domain, or any other similar uses by any such third party over which the Purchaser has no control; or

     (iii) the use by the Purchaser of the TXU Marks in a non-trademark manner for purposes of conveying to customers or the general public that the name of a Group Company and/or the Business has changed or the change in ownership or historical origins of the Business.

(d) If the Purchaser has failed to comply with clause 9.1(a), the Vendor may (at the Purchaser's cost and expense) take such action as may be necessary to ensure compliance by the Purchaser and all other Purchaser Affiliates and the relevant Group Company with clause 9.1(a).

(e)  The Purchaser shall:

     (i) transfer to any person nominated by the Vendor any trade marks which include the names "Texas Utilities", "TU", "TXU Australia", "TU Australia" or "TXU";

     (ii) make all necessary filings with the relevant Government Agency for the transfer of any trade marks under paragraph 9.2; and

     (iii) not disparage, libel, slander or cause intentional commercial harm or dilute to any of the business names, trade marks, and internet domain names of any of the Vendor or any Group Company used in the Business.

(f) Neither the Vendor nor any Vendor Affiliate shall, following Completion, use the name of any Group Company in Australia; provided, however, except during the first 12 months after Completion (provided that Purchaser remains in compliance with this clause 9.1), nothing herein shall impair or restrict the Vendor's right to use TXU Marks (except "TXU Australia" and "TU Australia"), or any other business name, trademark, or trade name of any Vendor Group Company.

9.2  Change of Names of Group Companies

(g) The Purchaser must file with the relevant Government Agency, the resolutions delivered to it by the Vendor under clause 7.3(b)(vii) immediately following Completion.

(h) The Purchaser must ensure that each Group Company does not include the names "Texas Utilities", "TXU Australia" or any variation or imitation of that name or the initials "TXU", in its company name, on and from the change of name of each Group Company following filing of the relevant resolutions under clause 9.2(a).

9.3  Excluded Books and Records

(a) The Vendor may retain the Excluded Books and Records and the Purchaser shall procure that the Group Companies deliver to the Vendor all Excluded Books and Records in their possession as soon as possible following Completion.

(b) If for any reason the Purchaser requires access to or copies of any Excluded Book or Record, the Vendor must provide that access or copy unless it would be unreasonable in all the circumstances to expect that the Vendor would do so or if the giving of access or the delivery of any such material would result in the Vendor losing any legal rights or privilege in respect of the relevant Excluded Book or Record and for these purposes the Vendor may delete such material from the Excluded Books and Records before providing access.

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9.4  Access to Books & Records

Until the later to occur of:

(a) the date that is 7 years after 31 December of the year in which Completion occurs; and

(b) the expiry of any statutory limitation period applicable to the Vendor or any Vendor Affiliate in respect of Tax matters relating to their ownership of any Group Company,

the Purchaser must:

(c) give, and must procure that each Purchaser Affiliate gives to the Vendor (or any Vendor Affiliate as the Vendor may reasonably designate) and their accountants and advisers, reasonable access to, and, at the Vendor's cost, copies of, all Books and Records up to the Completion Date, for the year in which the Completion Date occurs and for all prior periods, in their respective possession or control as required for the purposes of preparing the financial statements or Tax returns of the Vendor or any Vendor Affiliate, for the purposes of any audit, litigation or other proceeding related to Tax in which the Vendor or any Vendor Affiliate is involved and any other legitimate and reasonable purposes; and

(d) procure that none of the Books and Records is destroyed or disposed of without the prior written consent of the Vendor.

9.5  Co-operation and assistance with Claims

The Purchaser must provide, and must procure that each Purchaser Affiliate provides (in each case at the Vendor's cost) the Vendor and any Vendor Affiliate, from time to time, with all cooperation and assistance as may be reasonably requested by any one or more of them in connection with the review, investigation or defence of any matter in relation to Third Party Claims (whether pending or threatened) that are not Insurance Claims, in connection with the Group Companies or the Business provided that the Purchaser is not obliged to undertake an act if to do so would materially prejudice the Purchaser or any Group Company.

9.6  Vendor's Financial Statements

After Completion, the Purchaser must provide, and it must procure that each Purchaser Affiliate provides (in every case at the Vendor's cost) the Vendor (or any other Vendor Affiliate as the Vendor may reasonably designate) with:

(a) such information and the services of such relevant employees as it reasonably requests and as is necessary for the purposes of preparing the financial statements and Tax Returns of the Vendor or any Vendor Affiliate in respect of any period which includes the Completion Date or any prior period in accordance with the reporting requirements and timetable of the Vendor or the relevant Vendor Affiliate and for the purposes of any audit, litigation or other proceeding related to Tax in which the Vendor or any Vendor Affiliate is involved; and

(b) all other assistance as the Vendor or the relevant Vendor Affiliate reasonably requires for those purposes.

9.7  Purchaser's Financial Statements

After Completion, the Vendor must provide, and it must procure that each Vendor Affiliate provides (in every case at the Purchaser's cost) the Purchaser (or any other Purchaser Affiliate as the Purchaser may reasonably designate) with:

(a) such information and the services of such relevant employees as it reasonably requests and as is necessary for the purposes of preparing the financial statements and Tax Returns of the Purchaser or any Group Company in respect of any period which includes the Completion Date or any subsequent period in accordance with the reporting requirements and timetable of the Purchaser or the relevant Group Company and for the purposes of any audit, litigation or other proceeding related to Tax in which the Purchaser or any Group Company is involved; and

(b) all other assistance as the Purchaser or the relevant Group Company reasonably requires for those purposes.

9.8  Outgoing Directors

The Purchaser acknowledges the entry into the Deeds of Indemnity and Release by the Group Companies under clause 7.3(e);

9.9  Separation matters

The parties acknowledge that a limited number of the software licences of the Business are licences of the Vendor Group (including the Siebel and SeeBeyond software licences).

The Vendor shall provide all reasonable assistance to the Purchaser for the separation of the any software licences or other information technology assets of the Business from the Vendor Group at Completion.

9.10 Transitional services

If reasonably required by the Purchaser, and subject to the negotiation of the commercial terms of a transitional services agreement with an Affiliate of Vendor, the Vendor agrees that it will cause its Affiliates to provide, such services as may be reasonably required by the Purchaser or any Group Company in order to facilitate the transition of the administration and management of the Business in the period immediately following Completion. The parties agree to act in good faith in negotiating the commercial terms of any transitional services agreement.

--------------------------------------------------------------------------------
10.  Insurance
--------------------------------------------------------------------------------
10.1 Insurance post-Completion

The Purchaser acknowledges that the Group Companies will cease to be covered by the Global Insurance Program on and from Completion and that the Purchaser has responsibility for implementing and maintaining all insurances for the Group Companies on and from Completion.

10.2 Existing insurance claims

On and from Completion, the Purchaser will comply, and will procure that each Group Company complies, with the following provisions in relation to the conduct of any Insurance Claims:

(a) the Purchaser shall have conduct of the Insurance Claims and shall conduct the same in accordance with customary practices and in accordance with any reasonable requirements of the Vendor, recognising that Insurance Claims are being made under policies of insurance that continue to apply for the benefit of the Vendor Group and which might be prejudiced by the conduct of the Purchaser;

(b) the Purchaser will bear all costs or expenses, including deductibles and self insured retentions, in connection with the Insurance Claims; and

(c) subject to the foregoing, the Vendor shall give to the Purchaser all assistance reasonably requested by the Purchaser in connection with the Insurance Claims.

10.3 Proceeds of Insurance Claims

The Purchaser shall be entitled to retain any proceeds it receives in respect of an Insurance Claim.
--------------------------------------------------------------------------------
11.  Warranties
--------------------------------------------------------------------------------
11.1 Warranties by Vendor

(a) Subject to the provisions of this clause 11, the Vendor warrants to the Purchaser that each statement contained in Schedule 1 is true, accurate and not misleading as at the date of this Agreement.

(b) If any amount becomes due and payable by the Vendor in respect of a Claim under this clause 11, that amount shall be treated as a reduction in the Purchase Price paid or payable by the Purchaser unless directed by the Purchaser otherwise.

11.2 Repetition of Warranties

The provisions of clause 11.1 are deemed to be repeated at the Completion Date.

11.3 Knowledge

Any reference to the knowledge and belief or awareness of the Vendor in this Agreement (including in respect of any Warranty) means (and is limited to) the actual knowledge of and to matters of which the following persons ought reasonably have been aware:

(a)  Steven Philley, Chief Executive Officer;

(b)  Charlie Elias, Chief Financial Officer; and

(c)  Leonard Gill, General Manager, Portfolio Management,

after making all reasonable enquiries of the general managers of the Group Companies at the date of this Agreement and at Completion.

11.4 No Reliance by Purchaser on Other Matters

The Purchaser acknowledges and warrants to the Vendor as at the date of this Agreement that, in accepting the transfer of the Sale Shares, except for the Warranties, it has:

(a) relied on its own investigations and assessments including its own enquiries into the Group Companies and the Business; and

(b)  not relied on any information, representations or warranties
     (written or oral) or any description supplied or given by the Vendor about the Sale Shares whether as to their value or amount, or otherwise.

11.5 Excluded Representations

The Vendor is not liable to the Purchaser for any Claim arising from or about an Excluded Representation except in respect of fraud, wilful default or negligence and no Excluded Representation shall form the basis of any warranty, undertaking or agreement.

11.6 Statutory Actions

Other than to the extent that it relates to or arises from circumstances which would constitute a breach of a Warranty, to the extent permitted by law, the Purchaser agrees not to make, and waives any right it may have to make, any claim against the Vendor, or any of its officers, employees, agents or advisers, or the officers, employees, agents or advisors of any Group Company under :

(a) Section 52 of TPA, section 12DA of the Australian Securities and Investments Commission Act 2001 (Cth), or under section 1041E of the Corporations Act 2001 (Cth) or any corresponding or similar provision of any Australian state or territory legislation; or

(b)  any similar provision of any law in any other relevant jurisdiction.

11.7 General Limitations on Claims

The Purchaser will not be entitled to make any Claim in respect of, and acknowledges the Warranties are given subject to, all matters:

(a)  disclosed in the Disclosures, the Accounts or this Agreement;

(b) which the Purchaser or its directors, officers, employees, agents, or advisers are aware of as of the date of the Agreement; or

(c) which is generally known to existing participants in the energy industry in Australia as of the date of the Agreement.

This clause 11.7 shall not apply to any Claim in respect of US and UK Tax Matters and US and UK Warranties.

11.8 Limitations on the Extent of Claims

Notwithstanding any other provision of this Agreement, no liability shall attach to the Vendor in respect of any Claim (including any Claim under any indemnity in this Agreement) to the extent that:

(a) any provision, note, accrual, liability, write-down or adjustment about the matter concerned is taken into account in the Accounts or results in a reduction of the Purchase Price due to its inclusion in the Completion Statement;

(b) such Claim is contingent only, unless and until such liability becomes an actual liability and becomes due and payable; or

(c) such Claim (other than a Claim arising from US or UK Tax Matters) arises from the enactment, reinterpretation or amendment of any law or Accounting Standards after the date of this Agreement.

11.9  Minimum Limit on Claims

Notwithstanding any other provision of this Agreement, except with respect to Claims for US and UK Tax Matters and Claims for breach of warranty arising out of Title Warranties and US and UK Warranties:

(a) the Vendor shall not be liable to the Purchaser for any Claim with respect to a matter unless the amount of the Claim (or a series of similar Claims relating to substantially the same matter or issue) exceeds $1,000,000; and

(b) the Vendor shall not be liable to the Purchaser for any such Claim unless and until the aggregate amount of all Claims for which it would, in the absence of this provision, be liable exceeds
      $5,000,000 and, in each case, the Vendor will only be liable for the excess over $5,000,000.

11.10 Maximum Limit

The Vendor's maximum aggregate liability to the Purchaser for Claims for breach of warranty (including, without limitation, liability in relation to a Warranty and any Claims under any indemnities herein) under this Agreement is limited to:

(a) in relation to all Claims for breach of the Title Warranties - an amount that is not limited;

(b) in relation to all Claims in respect of US or UK Tax Matters and for breach of the US and UK Warranties - an amount that is not limited;

(c) in relation to all Claims for breach of the Warranties set out in clause 14 of Schedule 1 - in an amount that is not limited;

(d)   in relation to all other Claims - $500,000,000.

11.11 Time Limit for Claims

(a) No Claim by the Purchaser in respect of any breach of the Warranties will be capable of being made unless Notice in writing of the Claim, incorporating a statement setting out in reasonable detail the grounds on which the Claim is based, has been given by the Purchaser to the Vendor not later than:

       (i) 4 years for Tax Warranties other than US Tax Warranties and UK Tax Warranties;

       (ii) the appropriate statute of limitations period plus 90 days for US Warranties, UK Warranties, US Tax Matters and UK Tax Matters (including, for the avoidance of doubt, US Tax Warranties and UK Tax Warranties);

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

       (iii) 4 years for Warranties set out in clause 10 of Schedule 1; and

       (iv)  15 months for all other Warranties,

       in each case, from the Completion Date.

(b) Unless clause 11.12 applies, any Claim notified under clause 11.11(a) shall, if it has not been previously satisfied, settled or withdrawn, be deemed to be withdrawn at the end of 12 months from the date of Notice of such Claim unless legal proceedings have been commenced by the issue and service of proceedings against the Vendor.

11.12  Third Party Recovery

(a) If any Group Company is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in relation to any matter about which a Claim could be made against the Vendor by the Purchaser, the Vendor is not liable to the Purchaser for that Claim until:

       (i) the Group Company makes a demand against that third party and diligently pursues that demand to obtain an appropriate remedy / settlement for that demand before making any Claim, and any sum recovered (net of the costs of recovery) will reduce the amount of that Claim; or

      (ii) the Group Company assigns to the Vendor the benefit of any debts, claims or other choses-in-action for which and to the extent that the Vendor has satisfied a Claim by the Purchaser against the Vendor.

(b) Where breach of any of the Warranties is in respect of a matter where the Group Companies are insured against any loss or damage, the Purchaser shall not make any Claim against the Vendor under the Warranties without first claiming against its insurers (or procuring that the Group Company claims against its insurers) for such loss or damage suffered, and thereafter any Claim against the Vendor shall be limited to the amount by which the amount of the loss or damage suffered by the Purchaser as a result of such breach exceeds the amount paid by those insurers to the Group Companies.

(c) The benefits of this Agreement shall not inure to the benefit of any insurer either by way of subrogation or otherwise.

11.13 Right to reimbursement

If any payment becomes due from the Vendor under any Claim and the Purchaser or any Group Company, at some subsequent date, becomes entitled to recover from any person (including any Government Agency), any sum in respect of the liability that has resulted in that payment becoming due from the Vendor, the Purchaser shall:

(a)   promptly notify the Vendor of the entitlement;

(b) if so required by the Vendor take all appropriate steps, at the Vendor's cost, to enforce that recovery (keeping the Vendor fully informed of any action taken); and

(c) if the Purchaser or any Group Company recovers that sum and the Vendor has made a payment in cleared funds in respect of the liability in question, immediately account (or procure that the relevant Group Company accounts) to the Vendor for whichever is the lesser of:

      (i) any sum recovered in respect of that liability (including any interest or repayment supplement paid by the person but after deduction of any Tax payable in respect of the receipt of that sum); and

      (ii) the amount paid by the Vendor in respect of that liability.

11.14 Right to Control Proceedings for Third Party Claims

(a) The Purchaser shall give to the Vendor a Third Party Claim Notice within 2 months after it becomes aware of the existence of the Third Party Claim and that it may constitute a Third Party Claim.

(b) Provided the Vendor has agreed to fully indemnify the Purchaser and any Group Company for all costs, damages or expenses in respect of the relevant Claim, the Vendor may by Notice to the Purchaser given within 10 Business Days after its receipt of a Third Party Claim Notice, elect to:

      (i)   take over the conduct of a Third Party Claim; and

      (ii) take such actions as the Vendor may decide, including the right to negotiate, defend and/or settle the Third Party Claim and to recover costs incurred as a consequence of the Third Party Claim from any person provided that the Purchaser is not obliged to undertake any act or enter into any settlement if to do so would prejudice the Purchaser in any way.

(c) Where the Vendor gives an election under clause 11.14(b), the Vendor must pay the costs of the Third Party Claim, except that the Purchaser must pay to the Vendor any costs recovered by the Purchaser or any Group Company in connection with the Third Party Claim net of any Tax payable in respect of the receipt of that sum, immediately upon receipt of that money by the Purchaser or the Group Companies.

(d) The Purchaser must provide to the Vendor (at the Vendor's cost) all assistance (and procure that the Group Companies provide all assistance) reasonably requested by the Vendor in connection with any Third Party Claims, including:

      (i)   the execution of necessary or appropriate documents; and

      (ii) the supply of relevant information, books and records promptly upon request.

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

(e) If the Purchaser gives the Vendor a Third Party Claim Notice under clause 11.14(a) and the Vendor does not elect to take over the control of any Third Party Claim under clause 11.14(b), the following provisions will apply to that Third Party Claim:

      (i) the Purchaser must at reasonable intervals provide the Vendor with written reports concerning the conduct, negotiation, control, defence and/or settlement of the Third Party Claim;

      (ii) the Purchaser must notify the Vendor of any Offer and consult the Vendor concerning the terms of any Offer;

      (iii) the Purchaser must comply with all reasonable requests made by the Vendor about the negotiation, settlement and/or defence of that Third Party Claim provided that in doing so the Purchaser is not prejudiced in any way:

      (iv) if the Purchaser fails to comply with its obligations contained in this clause 11.14 and that failure materially prejudices the rights or the ability of the Vendor to defend the Third Party Claim or mitigate its Loss under the Third Party Claim, the Vendor will cease to have any Liability to the Purchaser in respect of that Claim; and

      (v) subject to the Purchaser not being obliged to act in a manner that prejudices it in any way, if the Vendor has requested in writing that the Purchaser accept (or procure that any Group Company accepts) any Offer and the Purchaser does not accept (or does not procure the acceptance by any Group Company of) that Offer, the maximum liability of the Vendor (if any) to the Purchaser for that Third Party Claim will be the amount of the Offer.

(f) Until such time as the Vendor makes (or is given the opportunity to make) an election under clause 11.14(b), the Purchaser must not and must not allow any Group Company to accept, compromise or pay any claim or demand or agree to arbitrate, compromise or settle any legal proceedings which may lead to liability on the part of the Vendor under any Third Party Claim.

11.15 Reduction in amount payable by Vendor due to a Tax effect

The amount payable by the Vendor to the Purchaser for a breach of a Warranty under this Agreement will be reduced if:

(a) the Purchaser or any Group Company incurs expenditure or suffers a Loss in connection with that breach or the matter which gives rise to that breach; and

(b) the expenditure or Loss is an allowable deduction under the provisions of the 1936 Tax Act or 1997 Tax Act (or any equivalent legislation) or is included in determining the amount of any deductible loss. The amount of the reduction referred to in this clause will be equal to the amount of the expenditure or Loss to which the breach of Warranty relates multiplied by the statutory Tax rate applying to the Purchaser or the relevant Group Company in the year in which the expenditure or Loss is incurred.

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

11.16 Exclusive Remedies

The Purchaser covenants that, except for matters relating to fraud, deceit and wilful misconduct, in respect of any matters under or contemplated in this Agreement, it will not make any claim whatsoever against any member of the Vendor Group (other than the Vendor under this Agreement) and its rights are limited solely to such rights as it may have against the Vendor under this Agreement.

11.17 Purchaser's and Purchaser's Guarantor's Warranties and Indemnities

(a) The Purchaser warrants to the Vendor that each statement contained in Schedule 2 is true, accurate and not misleading as at the date of this Agreement. This warranty is deemed to be repeated on the Completion Date.

(b) The Purchaser indemnifies the Vendor from all Liabilities and Losses which the Vendor suffers or incurs by reason of:

      (i) a claim arising out of any of the Purchaser's warranties being untrue or inaccurate in any respect; or

      (ii) a claim arising out of any failure by the Purchaser to fulfil its obligations under this Agreement.

11.18 Vendor's Indemnity

The Vendor indemnifies the Purchaser and any Group Company:

(a) from all Liabilities and Losses which the Purchaser and any Group Company suffers or incurs by reason of:

      (i) a Claim arising out of any of the Warranties being untrue or inaccurate in any respect;

      (ii) a Claim arising out of any failure by the Vendor to fulfil its obligations under this Agreement; or

      (iii) any Claim by a Vendor Affiliate against a Group Company (other than a Claim expressly permitted under this Agreement);

      (iv) any Claim arising out of the Liabilities, on an unconsolidated basis, of the Company prior to Completion (for avoidance of doubt, this indemnity does not apply to the Liabilities of any other Group Company); and

(b)   from all Third Party Claims in relation to or arising from:

      (i) any matter which constitutes, or circumstances that constitute, a breach of any of the Warranties or other covenants and representations of the Vendor in this agreement;

      (ii) any failure by the Vendor to fulfil their obligations under this agreement;

      (iii) the conduct or Liability of any other Vendor Affiliate at any time, including, but not limited to, the giving by LP1 and LP2, in their own capacity or in the capacity of limited partners of the TXU ALP of guarantees in relation to the migration of LP1 and LP2 to Australia for tax purposes; or

      (iv) Liabilities, on an unconsolidated basis, of the Company prior to Completion (for avoidance of doubt, this indemnity does not apply to the Liabilities of any other Group Company).

11.19 Tax Indemnity

The Vendor indemnifies the Purchaser and the Group Companies for Tax or Liabilities which the Purchaser and/or any Group Company suffers or incurs by reason of a Claim arising out of any of the Tax Warranties being untrue or inaccurate in any respect.

11.20 Scope of Tax Indemnity

(a) This clause applies to the extent that a Tax Liability under Clause 11.19 relates to an event (an "Adjustment Event") that takes place prior to Completion and results in a Group Company either:

      (i) deriving additional assessable income or incurring reduced allowable deductions under the 1997 Tax Act or the 1936 Tax Act (a 'Tax Adjustment'); or

      (ii) breaching the same business test in Division 165 of the 1997 Tax Act or Section 80E of the 1936 Act.

(b) The parties intend that the timing and amount of any Tax or Liability that arises in relation to an Adjustment Event shall take account the utilisation of the Carry Forward Losses by the Purchaser Group. In particular, the timing and amount payable by the Vendor to the Purchaser under clause 11.19 that relates to an Adjustment Event shall be determined according to the following principles:

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

      (i) The Purchaser Group shall undertake its best endeavours to offset the Tax Adjustment against the Carry Forward Losses.

      (ii)  To the extent that either:

            (A) the Tax Adjustment is offset against the Carry Forward Losses and the Carry Forward Losses would otherwise have been available to the Purchaser to be claimed as a deduction under Tax Law; or

            (B) the Carry Forward Losses are unavailable because the same business test in Division 165 of the 1997 Tax Act or
                 Section 80E of the 1936 Act was failed,

            the timing and amount payable in respect to an Adjustment Event shall be determined by reference to the timing and amount of Carry Forward Losses utilized against the Tax Adjustment that would otherwise have been utilised by the Purchaser Group. For example, if there is a Tax Adjustment of $100 in respect of the 2000 tax year, and if the Tax Adjustment is offset by $100 of Carry Forward Losses, Vendor shall have no liability to the Purchaser with respect to the Tax Adjustment, but will be liable to the Purchaser with respect to Taxes paid by the Purchaser or any Group Company for the tax year in which the $100 of Carry Forward Losses would otherwise be utilized. For this purpose the $100 of Carry Forward Losses would be deemed to be otherwise utilized after the remaining Carry Forward Losses have been utilized.

      (iii) In the event the Vendor is required to make a payment to the Purchaser under clause 11.21, the parties shall cooperate with each other and each other's agents, including accounting firms and legal counsel, in determining the timing of the payment. The Purchaser will make available to the Vendor all information necessary for the Vendor to determine and verify the timing of any payment in accordance with these principles including, but not limited to evidence of the utilisation to date of the carry forward losses by the Vendor.

      (iv) The Purchaser shall take no action to cancel the Carry Forward Losses under Section 707-145 of the 1997 Tax Act or otherwise cause the Carry Forward Losses to not be available to offset Tax Adjustments.

(c) The Vendor shall not be liable to make any payment under clause 11.19 in respect of any amount to the extent that (except in the event of fraud or dishonesty on the part of the Vendor):

      (i) an amount (less costs and expenses) has been recovered by the Purchaser or any Group Company in respect of the same subject matter (including any Tax benefit realized or to be realized by the Purchaser or any Group Company in any period after the Completion
            Date);

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

      (ii)  the Claim is for an amount provided for in the Accounts; or

      (iii) the Claim relates to a tax liability in respect of income earned or derived or deemed to have been earned or derived by the Purchaser or a Group Company at any time prior to the Completion Date or that may be assessed or levied as a result of any transaction, act matter or thing which took place or happened during the period commencing the from the Accounts Date that is included in the Completion Statement (including by reducing the Carry Forward Losses).

(d) Any sum payable by the Vendor to the Purchaser and the Group under clause 11.19 shall be paid free and clear of any deduction or withholding whatsoever.

(e) If any deduction or withholding is required by law to be made from any payment by the Vendor under clause 11.19, or if the Purchaser is subject to Tax in respect of any such payment, the Vendor shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser after taking account of all deductions or withholdings or Tax is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Tax.

(f) In the event any Group Company declares to pay or pays a dividend from 1 January 2004 to Completion, the Vendor shall indemnify the Purchaser for any Loss relating to the Purchaser's subsequent election to consolidate for Australian tax purposes referable to Group Company's tax cost setting amount.

11.21 US Tax Indemnity

(a) The Vendor shall indemnify, defend, save and hold harmless the Purchaser, any Group Company and any of their successors or assigns from and against any and all Taxes arising under any Tax Law of the United States or any state thereof or the District of Columbia (i) with respect to all periods ending on or prior to the Completion (a "Pre-Completion Period"), (ii) with respect to any period beginning before the Completion and ending after Completion (a "Straddle Period"), but only with respect to the portion of such period up to and including the date of Completion (such portion, a "Pre-Completion Partial Period," and the portion of such period that begins after the Completion, a "Post-Closing Partial Period") and with respect to the entire calendar year 2004 to the extent that such Taxes are U.S. federal income taxes.

(b) Any Taxes arising under any Tax Law of the United States or any state thereof or the District of Columbia for a period including a Pre-Completion Partial Period and a Post-Completion Partial Period shall be apportioned between such Pre-Completion Partial Period and such Post-Completion Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the applicable entity during such Pre-Completion Partial Period and such Post-Completion Partial Period.

(c)   The Vendor shall not be liable to make any payment under this clause
      11.21 in respect of any Tax Liability to the extent that (except in the event of fraud or dishonesty on the part of the Vendor):

      (i) an amount (less costs and expenses) has been recovered by the Purchaser or any Group Company in respect of the same subject matter;

      (ii) the Claim is for an amount provided for in the Accounts or in the Completion Statement;

      (iii) such Tax Liability would not have arisen but for a voluntary act, omission or transaction done, made or carried out by any one or more of the Purchaser and any Group Company after Completion otherwise than:

            (A) as required by law;

            (B) pursuant to a legally binding obligation or commitment created on or before Completion;

            (C) in the ordinary course of business of the Group as carried on immediately before Completion; or

            (D) as requested by or at the direction of the Vendor.

-------------------------------------------------------------------------------
12.   General Provisions Relating to Taxes
--------------------------------------------------------------------------------
12.1  U.S. Tax Matters

(a) On the date of Completion, the Vendor shall furnish Purchaser an affidavit as described in Code Section 1445(b)(2) stating, under penalty of perjury, that the Vendor is not a foreign person within the meaning of Code Section 1445(f)(3) and providing to Purchaser the Vendor's United States taxpayer identification number.

b) The Purchaser will not make an election under Section 338(g) of the Code (or any corresponding elections under state or local tax law) with respect to any Group Company unless requested by the Vendor. The Vendor may, in its sole discretion, request that the Purchaser make an election under Section 338(g) of the Code with respect to any Group Company, in which case the Purchaser shall make such election as requested by the Vendor. In the event an election under Section 338(g) of the Code is made for any Group Company pursuant to the request of the Vendor, the Purchaser and the Vendor shall (i) cooperate with each other to prepare and file all forms, and take all reasonable actions or refrain from taking any actions (as applicable) necessary to give effect to such election, and (ii) report the transactions contemplated by this Agreement consistent with any such election. The Vendor shall indemnify and hold harmless the Purchaser and the Group Companies for any Losses incurred in connection with making a 338(g) election or any other election requested by the Vendor pursuant to this clause 12.1(b).

(c) The Vendor may, in its sole and absolute discretion, request that Purchaser elect, pursuant to Treasury Regulations Section 301.7701-3, to treat TXUA and any of its direct or indirect subsidiaries which are eligible to make such an election as a disregarded entity for United States federal income tax purposes with respect to any period after the Completion Date that begins on or prior to December 31, 2004. If requested by Vendor, Purchaser shall prepare and file IRS Form 8832, Entity Classification Election, together with any other information or documentation required by the Code or Treasury Regulations to validly elect disregarded entity treatment as requested by Vendor. The Vendor shall indemnify and hold harmless the Purchaser and the Group Companies for any Losses incurred in connection with filing an election required by the Vendor pursuant to this clause 12.1(c).

12.2  GST
(a) All amounts referred to in this Agreement, unless otherwise stated, are exclusive of any GST.

(b) A recipient of a taxable supply ('recipient') made under or in connection with this Agreement by another party to this Agreement ('supplier') must, in addition to paying the consideration for that taxable supply:

      (i) pay to the supplier an amount equal to the consideration for that taxable supply but for the application of this paragraph (b) ('GST exclusive consideration') multiplied by the rate of GST prevailing on the date the taxable supply was made, without deduction or set-off of any other amount; and

      (ii) make that payment as and when the GST exclusive consideration or part of it must be paid or provided, except that the recipient need not pay unless and until the recipient has received a tax invoice (or an adjustment note, as appropriate) in respect of that taxable supply.

(c) Despite any other provision of this Agreement, if a party is required to reimburse or indemnify another party for any Loss (or part) that the other party has incurred or will incur in connection with this Agreement, then for the purposes of calculating the amount of the reimbursement or indemnification, the reference to the Loss in this Agreement is a reference to the Loss reduced by the amount of any input tax credit to which the other party (or, if the other party is a member of a GST group, the representative member of that GST group) is entitled in respect of that Loss.

(d) Any term used in this clause 12.2 that is defined in the GST Law has the same meaning in this clause 12.2, as appropriate.

12.3  Income Tax Consolidation

(a)   With respect to the Group Companies, the Vendor confirms that:

      (i) no election has been made or communicated to the Australian Taxation Office (ATO) at the date of this Agreement, and no election will be made or communicated to the ATO on or before the Completion Date to consolidate any consolidatable group or potential MEC group unless requested by the Purchaser in a form and in respect of a date nominated by the Purchaser;

     (ii)  no choices or elections will be made by any Group Company under
           Part 3-90 of the 1997 Tax Act on or before the Completion Date unless requested or directed to do so by the Purchaser; and

     (iii) if, prior to the Completion Date, the Purchaser directs or requests that a choice or election be made by a Group Company under Part 3-90 of the 1997 Tax Act, the Vendor must procure that the Group Company make or prepare the choice or election in a form and manner which has been approved in writing by the Purchaser prior to the date the choice or election must be or is to be made under Part 3-90 of the 1997 Tax Act;

(b)  With respect to the Group Companies, the Purchaser acknowledges that:

     (i) if no election is validly made after the Completion Date specifying 1 January 2004 as the relevant date for the formation of any Consolidated Group or MEC group, then Tax may be payable by some of the Group Companies in respect of the income years 30 June 2004 or 30 June 2005 (or substituted accounting periods in lieu thereof);

     (ii) the Vendor shall not be liable to make any payment to the Purchaser in respect of any Claim (including any Claim under the tax indemnity in clause 11.19) that relates in any way to Tax payable by any of the Group Companies in respect of the income years ended 30 June 2004 or 30 June 2005 (or substituted accounting periods in lieu thereof) arising solely as a result of either:

                     no election being validly made specifying 1 January 2004 as the relevant date for the formation of any Consolidated Group or MEC group, or an election being validly made specifying a date for formation of any Consolidated Group or MEC group other than 1 January 2004,

     and will not be regarded as a liability for the purposes of determining adjustment under clause 8 of this Agreement.

(c) Terms or expressions used in this clause that correspond to terms or expressions used in Part 3-90 of the 1997 Tax Act (Part 3-90), have the same meaning in this clause as they have for the purposes of Part 3-90.

12.4 Tax Returns

(a) The Vendor must prepare and lodge, or must procure the preparation and lodgement of, any Tax Return for any Group Company in respect of any period ending on or prior to Completion which is due for lodgement with the relevant Government Agency on or prior to Completion.

(b The Purchaser must prepare and lodge, or must procure the preparation and lodgement of, any Tax Return for any Group Company required to be lodged with the relevant Government Agency after Completion; provided however that Vendor shall prepare and lodge, or must procure the preparation and lodgement of, any Tax Return required to be lodged in the United Kingdom with respect to LP1 and LP2 relating to any tax period that ends on or prior to the Completion Date.

(c) The Vendor will provide any information it holds and which is reasonably necessary to assist the Purchaser in relation to any Tax Returns required to be prepared by the Purchaser under paragraph (b) to the extent that such Tax Returns relate to income years prior to and including the Completion Date.

(d) The Vendor must provide the Purchaser with any Tax Return (apart from a GST or a fringe benefits tax return and a consolidated return filed with a U.S. Government Agency), together with any supporting information, that the Vendor or Group Company is required to prepare and lodge under paragraph (a).

(e) The Purchaser must provide the Vendor with any Tax Return, together with any supporting information, that the Purchaser is required to prepare and lodge under paragraph (b).

(f)  The Tax Returns (if any) that are required to be prepared and lodged by:

     (i) the Vendor under paragraph (a), but only where the Tax Returns are due to be lodged with the relevant Government Agency on or after the date of this agreement; and/or

     (ii) the Purchaser under paragraph (b) relates to the year of income which ends on or before the Completion Date.

     must be provided to the relevant party ('Reviewing Party') prior to their due date for lodgement and the Reviewing Party will have the right to review any such Tax Return prior to their lodgement with the applicable Government Agency. Representatives of the Vendor and the Purchaser will meet at least 20 days prior to the due date for the lodgement of the Tax Returns to agree appropriate procedures for the lodgement and review of the Tax Returns to the Reviewing Party.

(g) The Reviewing Party will have a period of no more than 7 Business Days from receipt of a Tax Return ('Review Period') provided under paragraph
     (d) or (e) in which to review the Tax Return and either advise the other party ('Lodging Party') that it agrees or disagrees with the Tax Return. If the Reviewing Party disagrees with the Tax Return, the Reviewing Party must provide the Lodging Party with written details of the specific items or aspects of disagreement before the end of the Review Period.

(h) The Purchasers and the Vendors agree that Tax Returns provided pursuant to paragraphs (d) or (e) and (f) will be prepared (to the extent permitted by law and subject to clause 12.4(h)(ii) and (iii)) in accordance with the following agreed principles, to the extent that the principles are relevant:

     (i) the Lodging Party will not knowingly take any action in preparing those Tax Returns that is inconsistent with the approach adopted in previous periods.

     (ii) If the Purchaser or the Vendor cannot agree on the form or content or basis of preparation of a Tax Return required to be provided under paragraphs (d) or (e), either the Purchaser or the Vendor must refer the disagreement to an independent expert.

     (iii) The independent expert shall be a partner from an independent "big four" accounting firm selected by agreement between the Vendor and the Purchaser or, failing agreement within 5 Business Days of this clause commencing to apply, as selected from an independent
           "big four" accounting firm by the President of the Taxation Institute of Australia (the 'Tax Expert').

     (iv) The Tax Expert must be directed by the Vendor and the Purchaser to settle any matter in dispute within 20 Business Days of the Tax Expert's appointment by having regard to any written submissions made to the Tax Expert by the Vendor or the Purchaser or their representatives within 10 Business Days of the appointment of the Tax Expert and making such enquiries or inspections as the Tax Expert considers in its absolute discretion to be necessary.

     (v) The determination of the Tax Expert as to the matters in dispute will (in the absence of manifest error) be final and binding on the parties.

     (vi) In making its determination the Tax Expert will act as an expert and not as an arbitrator.

     (vii) The costs of the Tax Expert shall be borne by the parties in accordance with the Expert's determination.

(i) The Lodging Party must not lodge, or cause to be lodged, any Tax Returns provided in accordance with paragraphs (d) or (e) until:

     (i)  the Reviewing Party has agreed with the Tax Return; or

     (ii) the Tax Expert has made its determination and the Tax Return has been amended to accord with the Expert's determination.

(j) Notwithstanding any other clauses of this Agreement, any interest, fine, penalty, charge, fee or any other amount imposed by a Government Agency as a result of a disagreement in respect of an Tax Return being referred to a Tax Expert shall be borne by the parties as determined by the Tax Expert.

(k) The Purchaser will not file any amended return or other adjustment request in respect of Taxes relating to any Group Company for a tax period that includes or ends on or before the Completion Date without the Vendor's written consent, unless required under Tax Law.

(l) The Vendor and the Purchaser agree that the Purchaser shall take such steps as are in its control to procure that:

     (i) LP1 and LP2 (each a "Surrendering Company") make such surrender or allocation of any Tax loss for United Kingdom tax purposes to any company (the "Claimant Company") in the same group of companies for the purposes of any Tax as such Surrendering Company, as the Vendor may require (for no consideration payable by the Claimant Company or any member of the Vendor's group), where such surrender or allocation is in respect of any tax period ending on or prior to the Completion Date. Where the Vendor requires any Surrendering Company to make a surrender or allocation of Tax losses, the Purchaser shall procure that Surrendering Company shall give all such consents, and do all such things, as the Vendor may reasonably request in writing to ensure that relief for such Tax loss is given against the profits of, or the liability to Tax of, the Claimant Company;

     (ii) no Surrendering Company shall alter or amend any claims or any other arrangements for the surrender or allocation of any Tax loss (or the terms thereof) made by the Vendor or any company in the same group of companies for the purposes of any Tax as the Vendor or any Surrendering Company in respect of any tax period ending on or prior to the Completion Date, whether or not the arrangements for, or the payments for, such claims, surrenders or allocations were made before, on or after Completion.
-------------------------------------------------------------------------------
13.  Purchaser Guarantee
-------------------------------------------------------------------------------
13.1 Purchaser's Guarantor acknowledges receiving consideration

The Purchaser's Guarantor gives the guarantee and indemnity contained in clauses
13.2 and 13.3 in consideration of the Vendor agreeing to enter into this Agreement at the request of the Purchaser's Guarantor. The Purchaser's Guarantor acknowledges the receipt of valuable consideration from the Vendor for the Purchaser's Guarantor incurring obligations and giving rights under this clause 13.

13.2 Guarantee

The Purchaser's Guarantor unconditionally and irrevocably guarantees to the Vendor the due and punctual performance and observance by the Purchaser of the Purchaser's obligations under or in connection with this Agreement including any agreement entered into pursuant to and in connection with this Agreement (excluding any transitional services agreement entered into pursuant to clause 9.10) and including all obligations to pay money. If the Purchaser does not comply with those obligations on time and in accordance with this Agreement, then the Purchaser's Guarantor agrees to comply with those obligations when the Vendor requests the Purchaser's Guarantor to do so.

13.3 Indemnity

As a separate undertaking, the Purchaser's Guarantor unconditionally and irrevocably indemnifies the Vendor against all claims arising from or incurred in connection with the Purchaser's breach or failure to comply with any of its obligations under the Agreement including any agreement entered into pursuant to in connection with this Agreement (excluding any transitional services agreement entered into pursuant to clause 9.10) including a breach of the obligations to pay money. It is not necessary for the Vendor to incur expense or make payment before enforcing this right of indemnity.

13.4 Separate and principal obligations

The Purchaser's Guarantor agrees that the indemnity contained in clause 13.3 is a separate and distinct obligation and will not be restrictively interpreted by reason of the guarantee in clause 13.2. The Purchaser's Guarantor agrees that its liability under this clause 13 is that of principal debtor.

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

13.5  No requirement to commence proceedings

The Purchaser's Guarantor waives any right it may have of first requiring the Vendor to commence proceedings or enforce any other right against the Purchaser or any other person before claiming under this clause 13.

13.6  Continuing securities

The guarantee and indemnity in clauses 13.2 and 13.3 and are a continuing security, are not discharged by any one payment and will remain in full force and effect until all of the obligations of the Purchaser under this Agreement are satisfied in full.

13.7  Rights unaffected

The liabilities of the Purchaser's Guarantor under this clause 13 as a guarantor, indemnifier or principal debtor and the rights of the Vendor under this clause 13 are not affected by anything which might otherwise affect them at law or in equity including, but not limited to, one or more of the following:

(a) the Vendor granting time or other indulgence to, compounding or compromising with or releasing the Purchaser;

(b) acquiescence, delay, acts, omissions or mistakes on the part of the Vendor;

(c)   any transfer of a right of the Vendor;

(d)   the termination, rescission, variation or assignment of this Agreement;

(e) the invalidity of unenforceability of an obligation or liability of a person other than the Purchaser's Guarantor; or

(f) the Purchaser's Guarantor not executing or not executing effectively this guarantee and indemnity.

13.8  Restrictions on Purchaser's Guarantor

Until all money payable to the Vendor in connection with this Agreement is paid in full, the Purchaser's Guarantor must not, without the Vendor's prior written approval:

(a) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any security or guarantee held by the Vendor in connection with this Agreement;

(b)   make a claim or enforce a right against the Purchaser or its property; or

(c) prove in competition with the Vendor if a liquidator, provisional liquidator, receiver, administrator or trustee in bankruptcy is appointed for the Purchaser or the Purchaser is otherwise unable to pay its debts when they fall due.

13.9  Void payments

If a claim that a payment to the Vendor in connection with this Agreement or this clause 13 is void or voidable (including, but not limited to, a claim under laws relating to liquidation, administration, insolvency, or protection of creditors) is upheld, conceded or compromised, then the Vendor is entitled immediately as against the Purchaser's Guarantor to the rights to which it would have been entitled under this clause 13 if the payment had not occurred.

13.10  Vendor's Expenses

The Purchaser's Guarantor agrees to pay or reimburse the Vendor on demand for the Vendor's costs, charges and expenses in making, enforcing and doing anything in connection with this clause 13 including, but not limited to, reasonable legal costs and expenses on a full indemnity basis. Money paid to the Vendor by the Purchaser's Guarantor must be applied first against payment of costs, charges and expenses under this clause 13.10 then against other obligations under this clause 13.

13.11  Payment in gross

All money payable by the Purchaser's Guarantor under this clause 13 must be paid in full without set-off or counterclaim and free and clear of any present or future Tax, deduction or withholding of any kind.

13.12  No representations

The Purchaser's Guarantor agrees that it has not executed this Agreement as a result of, by reason of, or in reliance upon, any warranty, representation or information of any kind whatsoever, whether express or implied, given by or on behalf of the Vendor, its Related Bodies Corporate or any of their respective directors, officers, employees, agents or advisers.

13.13  Maximum Liability

Despite any other provision of this Agreement, the Purchaser's Guarantor's liability under this clause will not exceed its liability had it been named as the purchaser under this Agreement.

-------------------------------------------------------------------------------
14.   Confidentiality
-------------------------------------------------------------------------------
14.1  Confidentiality Deed

(a) The Purchaser acknowledges and agrees in favour of the Vendor that the Confidentiality Deed shall, until Completion, bind the Purchaser as if it had been a party to the Confidentiality Deed.

(b) The Confidentiality Deed shall terminate on Completion but such termination shall not affect the rights of any party under the Confidentiality Deed in respect of any past breach of the Confidentiality Deed.

14.2  Confidentiality

Subject to clause 14.3, no party may, without the prior written consent of the other party, make any comment or public announcement of any nature concerning the Agreement or any of the transactions contemplated by this Agreement or otherwise disclose the entry by the parties into the Agreement or the content of this Agreement.

14.3  Permitted disclosures/announcements

A party may make disclosures or announcements and shall be excused from the obligations of confidentiality contained in clause 14.2 and 14.4:

(a) in the form and on the terms previously agreed by the other party in writing;

(b) to those of its employees, officers, professional, legal, accounting or financial advisers and bankers who need to know the disclosure or announcement to give effect to this Agreement but only to the extent that such person needs to know and on a strictly confidential basis; and

(c) if the disclosing party believes in good faith, after consultation with counsel, such disclosure is required by law or the rules or regulations of a recognised stock exchange, in which case the disclosing party will use its reasonable efforts to notify the other parties of the form and terms of such disclosure, and if it is practical to do so, consider such party's comments prior to such disclosure if timely received.

14.4  Vendor Group Information

Subject to any requirement of the law and to clause 14.3, the Purchaser shall:

(a) keep confidential and not divulge or disclose any information concerning the business, actions, processes, procedures or affairs of each person in the Vendor Group; and

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

(b) upon Completion, return to the Vendor all information in written or deliverable form that relates safely to the business, actions, processes, procedures or affairs of each person in the Vendor Group.

14.5  Return of information in the event of termination

If this Agreement is terminated prior to Completion, the Purchaser must return to the Vendor or destroy:

(a)   all Confidential Information in written, electronic or deliverable form;
      and

(b) any other information obtained by the Purchaser in relation to the Business,

and provide written confirmation to the Vendor that this has occurred.

14.6  Completion

Subject to the requirements of the law, after Completion, the Vendor must keep, and must procure that its Vendor Affiliates keep, confidential and not divulge or disclose any Confidential Information concerning the Business, actions, processes, procedures or affairs of the Group Companies.

14.7  Survival of obligation

This clause 14 will survive the termination of this Agreement.
--------------------------------------------------------------------------------
15.   Notices
--------------------------------------------------------------------------------
15.1  Requirements

All Notices required to be given in accordance with this Agreement must be:

(a)   in legible writing and in English;

(b) addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other:

      to the Vendor:                      TXU Corp.
      Address:                            Energy Plaza
                                          1601 Bryan Street
                                          Dallas, Texas 75201
                                          Attn:  Treasurer
                                          Facsimile No.:  (214) 812-8998

                                          TXU Corp.
                                          Energy Plaza
                                          1601 Bryan Street
                                          Dallas, Texas 75201
                                          Attn: Eric Peterson, General Counsel
                                          Facsimile No.:  (214) 812-1313

      with a copy to:                     TXU Australia
                                          Level 33
                                          385 Bourke Street
                                          Melbourne, Victoria 3000
                                          Attn:  Chief Financial Officer
                                          Facsimile No.:  (61) 3 8628 0921

      to the Purchaser:                   SP Energy, Ltd.
      Address:                            Level 17
                                          452 F
                                          Melbourne, Victoria
                                          Attn:  Yap Chee Keong, Director
                                          Facsimile No.:  (65) 6735 5179

      with a copy to:                     Singapore Power Ltd
                                          111 Somerset Rd. c/o #02-02
                                          Singapore 238164
                                          Attn:  Yap Chee Keong
                                          Facsimile No.:  (65) 6735 5179

     to the Purchaser's
     Guarantor:                           Singapore Power Limited
     Address:                             111 Somerset Road, c/o #02-02
                                          Singapore 238164
                                          Attn: Yap Chee Keong, Senior Vice
                                          President Corporate Services
                                          Facsimile No.:  (65) 6735 5179

(c) signed by the party or where the sender is a company by an officer of that company; and

(d)  sent to the recipient by hand or facsimile.

15.2 Receipt

Without limiting any other means by which a party may be able to prove that another party has received a Notice, a Notice will be deemed to be duly received:

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

(a)  if sent by hand when left at the address of the recipient; or

(b) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient's facsimile number, but if a Notice is served by hand, or is received by the recipient's facsimile on a day which is not a Business Day or after 5.00 p.m. (at the place of receipt) on a Business Day the Notice is deemed to be duly received by the recipient at 9.00 am (at the place of receipt) on the first Business Day after that day.
-------------------------------------------------------------------------------
16.   General Provisions

16.1  Costs

Each party must pay its own costs in respect of this Agreement and the documents contemplated by this Agreement except that the Purchaser must pay all stamp duty payable on this Agreement, the transfer of the Sale Shares and any other documents contemplated by this Agreement.

16.2  Indemnities

The indemnities contained in this Agreement are:

(a) continuing, separate and independent obligations of the partiesfrom their other obligations, and survive the termination of this Agreement; and

(b) absolute and unconditional and unaffected by anything which otherwise might have the effect of prejudicing, releasing, discharging or affecting the liability of the party giving the indemnity except as expressly set out in this Agreement.

16.3  Invalid or unenforceable provisions

If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a) it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)   it does not affect the validity or enforceability of:

      (i)   that provision in another jurisdiction; or

      (ii)  the remaining provisions.

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

16.4  Waiver and exercise of rights

(a) A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

(b) A waiver is effective only in the specific instance and for the specific purpose for which it is given.

(c) A single or partial exercise of a right by a party does not preclude another or further exercise.

(d) Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

(e) The Purchaser hereby irrevocably appoints the Purchaser's Guarantor as its agent to grant any waiver which it may give under this Agreement.

16.5  Amendment

This Agreement may be amended only by a document executed by the Vendor and the Purchaser's Guarantor. The Purchaser hereby irrevocably appoints the Purchaser's Guarantor as its agent to agree to any amendments to this Agreement on its behalf and to execute and deliver such documents on its behalf to give effect to such amendments. Any agreement entered into between the Vendor and the Purchaser's Guarantor which purports to amend this Agreement or which purports to regulate the rights and obligations of the Purchaser and the Vendor will bind the Purchaser as if it had been a party thereto.

16.6  Counterparts

This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

16.7  Further assurances

Each party must, at its own expense, whenever requested by another party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

16.8  Assignment

A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other parties.

16.9   Entire agreement

This Agreement, together with any documents referred to in this Agreement or executed in connection with this Agreement, is the entire agreement of the parties about the subject matter of this Agreement and supersedes any representations, negotiations, arrangements, understandings or agreements and all other communications.

16.10  Rights cumulative

Except as set out in clause 11.16, the rights, remedies and powers of the parties under this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.

16.11  Consents and Approvals

A party may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.

16.12  Non-merger

The warranties, other representations and covenants by the parties in this Agreement are continuing and will not merge or be extinguished on Completion.

16.13  Jurisdiction

Each party irrevocably and unconditionally:

(a) submits to the non-exclusive jurisdiction of the courts of Victoria Australia to resolve any dispute arising from, or relating to, this Agreement or the transactions contemplated by it; and

(b) acknowledges that the parties have submitted to the non-exclusive jurisdiction of the Australian courts for the resolution of their substantive disputes on the basis of an understanding of the basic principles of Australian law, after consulting with Australian counsel and based on their conclusion that the Australian courts would provide a fair and competent tribunal before which they might present any disputes; and

(c) agrees that any judgement obtained by either party from any court of competent jurisdiction may be enforced anywhere in the world and consents to the entry of such judgement in any court of competent jurisdiction anywhere in the world (including without limitation, any federal or state court in the United States) and agrees not to contest the applicability or validity or entry or enforcement of any such judgement;

(d) waives any claim or objection based on absence of jurisdiction or inconvenient forum.

16.14  Service of process

(a) Each party agrees that a document required to be served in proceedings about this Agreement may be served:

       (i) if originating process or a subpoena to be served on a company or registered body by being sent by post to or left at its registered office, and in all other cases at its address for service of Notices under clause 15;

       (ii)  in any other way permitted by law; or

       (iii) for foreign parties, on that foreign party's agent for service of process, as set out in clause 16.14(b).

(b) Each party appoints the following persons as their respective agents to accept service of process in any process commenced in the courts of Victoria, unless otherwise notified in writing to the other party:

       (i) the Vendor - Baker & McKenzie, Level 39, Rialto, 525 Collins Street, Melbourne, Vic 3000 Attn: Kenneth Gray; and

       (ii) the Purchaser - Minter Ellison, Level 23, Rialto, 525 Collins Street, Melbourne, Vic 3000 Attn: Mark Green.

16.15  Governing Law

The laws of Victoria govern this Agreement.




Executed as an agreement.

 Signed for and on behalf of                      )
 TXU Corp.                                        )
 by its duly authorised representative            )
 in the presence of:                              )


 /s/ Kirk R. Oliver                   /s/ C. John Wilder
 ---------------------------------    ---------------------------------------
 Signature of witness                  Signature of authorised representative


 Kirk R. Oliver                        C. John Wilder
 ---------------------------------    ---------------------------------------
 Name of witness (please print)        Name of authorised representative
                                       (please print)






 Signed for and on behalf of            )
 SP Energy Pty Limited                  )
 by its duly authorised representative  )
 in the presence of:                    )


 /s/ John Christopher Brown                  /s/  Yap Chee Keong
 ----------------------------------------   -----------------------------------
 Signature of witness                        Signature of authorised
                                              representative


 John Christopher Brown                      Yap Chee Keong
 ----------------------------------------   -----------------------------------
 Name of witness (please print)              Name of authorised representative
                                             (please print)

 Signed for and on behalf of             )
 Singapore Power Limited                 )
 by its duly authorised representative   )
 in the presence of:                     )


 /s/ John Christopher Brown                     /s/ Quek Poh Huat
 -----------------------------------------   -----------------------------------
 Signature of witness                         Signature of authorised
                                                representative


 John Christopher Brown                        Quek Poh Huat
 -----------------------------------------   ----------------------------------
 Name of witness (please print)               Name of authorised representative
                                              (please print)

                                   Schedule 1

                                Vendor Warranties
-------------------------------------------------------------------------------
1.   Vendor Power & Authority

(a) The Vendor is a company duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) The execution, delivery and performance by the Vendor of this Agreement and its obligations under this Agreement does not, and will not, violate, breach or result in a contravention by the Vendor of its constituent documents or any law, Authorisation, organisational document or material contract of the Vendor.

(c) The Vendor has the corporate power and authority to enter into and perform its obligations under this Agreement.

(d) The Vendor has been duly authorised, in accordance with its constitutional documents to enter into and perform its obligations under this Agreement.

(e)  This Agreement constitutes a valid and binding obligation of the
     Vendor enforceable against the Vendor in accordance with its terms.
-------------------------------------------------------------------------------
2.   US Warranties
-------------------------------------------------------------------------------
2.1  Power and authority

(a) The Company is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to own, lease and operate its Assets and to conduct its business as it is now conducted. Following conversion to a limited liability company, the Company will be a limited liability company duly organised, validly existing and in good standing under the laws of the State of Delaware, and will have organizational power and authority to own, lease and operate its Assets and to conduct its business as it is now conducted.

(b) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law.

(c) The Company is not in default under or in violation of any provision of its organizational documents.

2.2  Sale Shares

(a)  The authorised equity securities of the Company will:

     (i) prior to the conversion contemplated by clause 6.16 consist of 2000 shares of stock of which 1000 shares of common stock, par value
           US $0.01 per share are issued and outstanding and 1000 shares of preferred stock of which 1000 are outstanding:

     (ii) at Completion consist of certificated shares of limited liability company membership interests in the Company,

     and the Sale Shares at Completion will represent all of the issued and outstanding interests in the Company.

(b) The Vendor will be at Completion the record holder and beneficial owner of the Sale Shares free and clear of all Third Party Interests. No legend or other reference to any purported Security Interest appears upon any certificate representing the Sale Shares. All of the Sale Shares have been duly authorised and validly issued and are fully paid and non-assessable. There are no contracts relating to the issuance, sale, voting, redemption or transfer of any equity securities or other securities of the Company not reflected in the terms of such securities. At Completion, the Purchaser will acquire the Sale Shares free and clear of any Third Party Interest.

2.3  Business Warranties

(a) The transactions contemplated hereby, including, without limitation, conversion of the Company to a limited liability company will not result in (i) a violation of or a conflict with any provision of the organizational documents of the Company, the Vendor or any of the Group Companies, (ii) a violation of, or conflict with, breach of, termination of, acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any contract, indebtedness, lease, Authorisation or concession to which the Company or any of the Group Companies is a party or by which any of the Assets are bound, (iii) a violation by the Vendor, the Company or any Group Companies of any applicable laws.

(b) The Company (i) does not presently conduct, and has never conducted, any business other than holding the shares of TXU Australia and engaging in non-speculative average rate put options to hedge Australian dollar earnings which will be terminated prior to Completion, (ii) does not hold, and has never held, any assets or properties other than diminimus assets, the shares of TXU Australia and certain average rate put options which will be terminated prior to Completion, and (iii) does not have, and has never had, any Liabilities except for Delaware franchise taxes.

(c) Neither the Company nor any entity that is a member of its "controlled group" (within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended

     ("ERISA")) has, or could be reasonably expected to have, any liability (whether pursuant to termination of any "plan" (within the meaning of Section 3(3) of ERISA), withdrawal from any "multiemployer plan" (within the meaning of Section 3(37) of ERISA or otherwise) arising under title IV of ERISA.

2.4  PUHCA, FUCO and Other Regulations

(a) Each Group Company is an indirect subsidiary of a public utility "holding company", as that term is defined in the United States Public Utility Holding Company Act of 1935, as amended ("PUHCA"), that is exempt from regulation as a "holding company" pursuant to
     Section 3(a)(1) of PUHCA. Except as to Sections 9(a)(2), 32 and 33 of PUHCA and the regulations promulgated thereunder, each Group Company, is not subject to, or is exempt from, regulation as an "electric utility company", a "gas utility company", a "public-utility company", a "holding company" or a "subsidiary company" of a "holding company", as such terms are defined within the meaning of PUHCA, and the regulations promulgated thereunder.

(b) Each Group Company that owns or operates facilities used for: (a) the generation, transmission, or distribution of electric energy for sale (other than sale to tenants or to employees of the company operating such facilities for their own use and not for resale), or (b) the distribution at retail of natural or manufactured gas for heat, light or power (other than distribution only in enclosed portable containers, or distribution to tenants or employees of the company operating such facilities for their own use and not fore resale), is either a "foreign utility company" ("FUCO") within the meaning of Section 33 of PUHCA and the regulations promulgated thereunder, or an exempt wholesale generator ("EWG") within the meaning of Section 32 of PUHCA and the regulations promulgated thereunder (together such Group Companies that are FUCOs or EWGs are referred to as the "PUHCA-Exempt Group Companies").

(c) Each of the PUHCA-Exempt Group Companies has filed or caused to be filed with the United States Securities and Exchange Commission ("SEC") (in the case of PUHCA Exempt Group Companies that are FUCOs) or the United States Federal Energy Regulatory Commission (in the case of PUHCA Exempt Group Companies that are EWGs), all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed to maintain status as a FUCO or EWG, as applicable.
--------------------------------------------------------------------------------
3.   Group Companies (other than the Company)
--------------------------------------------------------------------------------
3.1  Organization

Each Group Company (other than the Company) is a company duly incorporated under the laws of its jurisdiction of incorporation, and has corporate power and authority to own, lease and operate its Assets and to conduct its business as it is now conducted. No Group Company is in default under or in violation of any provision of its constitution.

3.2  Shareholdings

(a) The Group Companies are the legal and beneficial owners of the shares as set out in Schedule 6 (other than the Sale Shares).

(b)  No Group Company is:

     (i)   the legal or beneficial owner of any share in any corporation; or

     (ii)  a member of any partnership or unincorporated joint venture; or

     (iii) a member of any unincorporated association,

     other than in the ordinary course of business or except as set out in Schedule 6.

3.3  Issued share capital

(a)  The shares in each Group Company (other than the Company) set out in
     Schedule 6 are all of the issued shares in the capital of that company and are fully paid and legally and beneficially owned as specified in
     Schedule 6.

(b) No shares have been created or issued and there are no outstanding convertible securities, options or agreements in respect of any Group Company (other than the Company) which either now or in the future:

     (i) entitle any person to call for the issue, purchase or transfer of any shares, debentures, notes or other securities in any Group Company; or

     (ii) create or require to be created any Security Interest over the shares in any Group Company.
--------------------------------------------------------------------------------
4.   Solvency of Group Companies

(a)  No Group Company has had:

     (i)   a liquidator or provisional liquidator appointed;

     (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

     (iii) an administrator appointed, whether under Part 5.3A of the Corporations Act 2001 (Cth) or otherwise; or

     (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator, over all or part of the Business, the Assets or the revenues of the relevant Group Company nor have its directors passed a resolution for any such appointment.

(b) No execution, distress or similar process has been levied upon or against all or any part of the Business, the Assets or the revenues of any Group Company.

(c)  No Group Company has:

     (i) entered into or resolved to enter into any scheme of arrangement, composition with, or assignment for the benefit of, its creditors or any class of its creditors; or

     (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors.

(d) No Group Company has received any demand under section 459E of the Corporations Act 2001 (Cth) and no Group Company has been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Act 2001 (Cth) or in other case under the corresponding laws of any other jurisdiction.

(e)  No Group Company:

     (i)     is unable to pay its debts as and when they fall due;

     (ii)    is insolvent or presumed to be insolvent under any law;

     (iii) is insolvent under administration as defined in section 9 of the Corporations Act 2001 (Cth) or has not taken any action which could result in that event; or

     (iv) has been struck off the register of companies or dissolved and, so far as the Vendor is aware, there is no action proposed by any Government Agency to do so.

(f) Neither LP1 nor LP2 has stopped payment of its debts and neither is insolvent or unable to pay its debts according to section 123 of the Insolvency Act 1986 (United Kingdom) and no order has been made or petition presented for the purpose of winding up either company or for the appointment of any provisional liquidator or for any administration order to be made in relation to either company. Further, no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of the property of either LP1 or LP2 and no order has been made or petition presented for the appointment of an administrator in respect of either LP1 or LP2. Neither LP1 nor LP2 were insolvent at the time of the restructuring of the ownership of LP1 and LP2 undertaken on 23 June 2003.

At the time of the transfer of the shares of LP1 and LP2 to TXU Australia Group Pty Limited, the transferring entity, the vendor of the relevant, shares was solvent and able to pay its debts within the meaning of the Insolvency Act of 1986 (United Kingdom) and no order had been made or petition presented for the purpose of winding up the Company or for the appointment of a provisional liquidation or any administration order to be made in relation to such vendor.
-------------------------------------------------------------------------------
5.   Assets
--------------------------------------------------------------------------------
5.1  Assets Generally

(a) The Group Companies have ownership of or valid and subsisting licences to use all Assets necessary to enable the Group Companies to continue to carry on the Business in the manner carried on at the date of this Agreement.

(b) To the best of the Vendor's knowledge, no Group Company has received any written claims with respect to its title or right to use such Assets.

(c) Apart from the leases disclosed in the Disclosure, there are no Security Interests over or affecting any of the Assets.

(d)  The Assets are in the physical possession or control of the Group
     Companies.

(e) The Group Companies own, lease or have a right to use the Assets and the Assets are all the assets required by the Group Companies to operate the Business in the ordinary course.

(f) The Assets have been maintained to the standards usually adopted by owners and operators of comparable Assets in Victoria and, taken as a whole, are reasonably fit for the purpose for which they are intended.

(g) The Vendor, directly or indirectly, owns 1/3 of the common share interest of SEAGas. To the knowledge of the Vendor, there is no material subsisting default under the SEAGas Facility, nor is there recourse to any of the Group Companies for any obligations of the borrower under the SEAGas Facility

5.2  Material Contracts

(a) The Disclosures contain true, accurate and complete copies of all of the Material Contracts.

(b) No Group Company has received any written notice from a counterparty nor is it aware of any event:

     (i)     alleging any material breach or default under a Material Contract;

     (ii) alleging termination, rescission, invalidity or unenforceability of any Material Contract; or

     (iii) of any intention to exercise (other than in the normal course of performance) any right or remedy exercisable on breach or default under any Material Contract.

(c) To the best of the Vendor's knowledge, there is no material default under any Material Contract.

(d) To the best of the Vendor's knowledge, each Material Contract is valid, binding and enforceable against the parties to it.

(e) There are no agreements, arrangements or understandings affecting a Group Company or any Business of a Group Company that are material to the operation of the Business and that have not been disclosed in the Data Room.

5.3  Properties

(a) Each relevant Group Company has all material freehold and leasehold interests necessary for it to operate its Business effectively in the ordinary course;

(b) Each relevant Group Company has all material easements, property licences and access, occupancy and property related agreements necessary to run the Business;

(c) There is no material breach of any of the interests or agreements referred to in paragraphs (a) and (b) which may affect the viability of or the ability to run the Business;

(d) There are no tenancies, occupancies, easements, licences or materially similar agreements affecting on land referrable to paragraphs (a) and (b) which may adversely affect the conduct of the Business;

(e) All material issues referable to the land in paragraphs (a) - (d) were disclosed in the due diligence materials;

(f) The Vendor has not received notice of any native title claims and no such claims have been threatened in writing or are pending.

5.4  Intellectual Property

(a)  To the best of the Vendor's knowledge, the use by each Group
     Company of Intellectual Property in the Business does not infringe the rights of any other person where such infringement could reasonably be expected to have a Material Effect.

(b) No Group Company has made any claims in writing or commenced or threatened in writing to commence proceedings or settled any claims or proceedings alleging infringement of any Intellectual Property in the period of 3 years prior to the date of this Agreement.

(c)  To the best of the Vendor's knowledge, the use by each Group
     Company of Intellectual Property in the Business does not infringe the rights of any other person where such infringement could reasonably be expected to have a Material Effect.

(d) No Group Company has made any claims in writing or commenced or threatened in writing to commence proceedings or settled any claims or proceedings alleging infringement of any Intellectual Property in the period of 3 years prior to the date of this Agreement.

(e) All the information technology and telecommunications infrastructure, networks, computers and computer systems, programs and applications used by, or on behalf of, or owned by each group company for the benefit of the Business as at Completion and which will be used after Completion by, or on behalf of, or for the benefit of the Business are in reasonable operating order and are sufficient and fulfilling the purposes for which they were acquired or established and are sufficient for the reasonable requirements of the Business.

(f) All records and data relating to the Business whether stored by electronic or other means will, following Completion, be readily accessible through the systems and/or through the transitional services and access provided to the Business in respect of the systems by the Vendor and each Group Company.

(g) All of the systems have been maintained or serviced in accordance with the proper maintenance or service contract in respect of the relevant computer and computer systems.

(h)  The relevant Group Companies own or are licensed to use all intellectual property rights (including but not limited to copyright, patents, trademarks, registered designs) necessary for the Business' present needs, and, to the best of the Vendor's knowledge, the use of such rights by the relevant Group Company for the purposes of the Business will not infringe the intellectual property rights of any person.
-------------------------------------------------------------------------------
6.   Litigation & Proceedings
-------------------------------------------------------------------------------
(a)  Other than the matters set out in the Disclosures no Group Company:

     (i)   is a party to any Proceedings;

     (ii) has received written notice of any Proceedings or investigation to be commenced against it; or

     (iii) has any Proceedings pending or threatened against it in writing, where any such proceedings could reasonably be expected to have a liability to a Group Company of in excess of $1,000,000.

(b) The Vendor is not aware to the best of its knowledge of any fact or circumstance from which it would be reasonably likely to expect the Liability of the Group Company in respect to the SEAGas pipeline contractor claim to exceed the provision in the Accounts.

(c) Each Group Company has complied with its obligations under Part VB of the Trade Practices Act 1974 (Cth) and no Group Company is subject to any investigation, enquiry or review in relation to that Part by the ACCC.
-------------------------------------------------------------------------------
7,   Authorisations
-------------------------------------------------------------------------------
(a)  Each Group Company:

     (i) has all material Authorisations required to conduct the Business and those Authorisations are valid and subsisting; and

     (ii)    has paid all fees due in relation to those Authorisations; and

     (iii) has complied in all material respects with all conditions of those Authorisations.

(b) No Group Company has received any written notice of breach, revocation, suspension, cancellation or non-renewal of any material Authorisation that is required for the operation of the Business and the Vendor is not aware of any fact or circumstance likely to give rise to any such notice.
--------------------------------------------------------------------------------
8.   Finance

(a)  There are no subsisting defaults under the Retained Debt.

(b) No Group Company has given any guarantee (or, if it has given a guarantee, the guarantee will have been unconditionally and irrevocably released on or before Completion) in support of any other person's obligations or liabilities other than in the ordinary course of the Business.

(c) On and after Completion, no Group Company will have any obligation or liability to pay money to, or to provide a guarantee or any other form of security in support of, any entity that was at any previous time an Affiliate of the Vendor (other than a Group Company).

--------------------------------------------------------------------------------
9.   Employees
--------------------------------------------------------------------------------
9.1  Employee Details

(a) The Disclosures set out, in all material respects, complete and accurate details of:

     (i) the names, job description and dates of commencement of employment of all Employees and their relevant employer within the Group Companies as at the date of this Agreement;

     (ii) all remuneration and other arrangements to pay money or provide benefits to the Employees of the Group Companies as at the date of this Agreement; and

     (iii) particulars of accrued long service leave, annual leave, sick leave and rostered days off for the Employees of the Group Companies as at the Accounts Date.

     The following are the only industrial instruments (including, without limitation, State and Federal awards, certified agreements, State registered collective agreements, and Australian Workplace Agreements) which apply to the employees of the Group Companies:

     (i) the Power and Energy Industry Electrical, Electronic and Engineering Employees Award 1998;

     (ii)    Electricity Services Victoria Agreement 1994;

     (iii)   Eastern Energy Agreement 1995;

     (iv)    Eastern Energy Agreement 1997;

     (v)     Eastern Energy Agreement 1999;

     (vi)    the Chief Electrical Inspector Agreement 1996;

     (vii) ETSA (Interim) Wages Award 1990 (or any award that supersedes it);

     (viii) ETSA (Interim) Salaries Award 1990 (or any award that supersedes it);

     (ix)    Torrens Island Power Station Local Enterprise Agreement 1994;

     (x)     Torrens Island Power Station Local Enterprise Agreement 1995;

     (xi)    Torrens Island Power Station Local Enterprise Agreement
             1997/99; and

     (xii)   TXU Torrens Island Pty Ltd. Enterprise Agreement 2001.

(b) The only redundancy benefits employees of the Group Companies who are retrenched are eligible to receive are as follows:

     (i) employees who are covered by certified agreements - under the certified agreements which are applicable to them;

     (ii)    the benefits provided in the contracts of the Employees; and

     (iii)   all employees of the Group Companies other than those described in
             (i) and (ii) - under the separation and redundancy policies of the Group Companies.

(c) Except for the benefits available to employees of the Group Companies under the TXU Long Term Incentive Compensation Plan, no employees are eligible to receive any benefits from their employment other than as disclosed in the Disclosures.

(d) The employer/s of the employees of the Group Companies has/have complied with all material obligations arising under law, in equity, and under statute (including occupational health and safety, anti-discrimination, taxation, superannuation, workers' compensation and industrial relations laws), awards and certified greements with respect to its past and present employees and contractors.

(e) There are no material claims, actions or disputes, actual or pending, in a federal or state court or tribunal relating to employment, industrial relations, occupational health and safety or anti discrimination other than as disclosed in the Data Room.

(f) The Disclosures in the Data Room with respect to the employees of the Group Companies are true and correct.

9.2  Breach of employment contracts

As far as the Vendor is aware, no Group Company is in breach in any material respect of any employment contract relating to any employee or any award or enterprise agreement relating to the employees of any Group Company.

9.3  Superannuation

With respect to the Funds:

(a) the relevant Group Companies have provided at least the prescribed minimum level of superannuation support for each employee so as not to incur a shortfall amount under the Superannuation Guarantee (Administration)
     Act 1992 (Cth); and

(b) there are no material outstanding and unpaid contributions on the part of any Group Company for the employees;

(c) neither the actions of a Group Company prior to Completion nor the transfer of the Sale Shares to the Purchaser will cause an increase in the obligations of the Company to make contributions to any Fund or an increase in any benefits payable from a Fund; and

(d) none of the Group Companies has received any notice of any complaints, actions, claims or suits in connection with the affairs of the Funds.
--------------------------------------------------------------------------------
10.  Environmental and Planning

To the best of the Vendor's knowledge:

(a) There are no ongoing, pending or threatened in writing, actions or proceedings by regulatory authorities or third parties involving a Group Company concerning any material breach or alleged breach of environmental law or environmental licences arising from the operations of the Business and no written notice have been received in relation to any such actions or proceedings.

(b) The Group Company holds all material environmental licences required to operate the Business and each of them is in full force and effect and is being complied with in all material respects.

(c) No event has occurred and subsists nor does any fact or circumstance exist which could lead to any material environmental licence necessary to operate the Business being modified, suspended, revoked or not renewed.

(d) No hazardous substances intended for use or generated by the Business have been or are used, stored, treated, transported, released, deposited, emitted, discharged or otherwise disposed of except in compliance with environmental law in all material respects.

(e) The conduct of the Business does not constitute a nuisance and that no unresolved claims have been made in respect of the use or operation of any of the properties owned, occupied or used by the Group Companies in the Business by any adjoining landowner or other party, including any Government Agency.

(f) No event has occurred which may require the Business to incur any expenditure in order to comply with any environmental law or any notice or requirement issued pursuant to any environmental law that is not fully provided for in the Accounts.

(g) There is no material event or circumstance that requires notification to any regulatory authority or which could entitle any environmental authority to require monitoring, closure, clean-up or remediation of soil or groundwater contamination under any environmental law.

(h) None of the properties or infrastructure are the subject of any charge in favour of any environmental authority as security for clean-up or other costs under any environmental law.

(i) No written notices have been received from a competent authority that any use or development carried out by the Business is unlawful or has been carried out without any necessary planning consents or permissions being obtained prior to such use or development commencing.

(j) No enforcement proceedings have been commenced (and notices served) on a Group Company under planning legislation and no notice have been received by a Group Company from a competent authority that any such proceedings or notices are threatened or proposed.

(k)  No planning permission affecting any of the properties is the subject of any existing challenge as to its validity.
-------------------------------------------------------------------------------
11.  Insurance
-------------------------------------------------------------------------------

(a) The Disclosures contain all material details of the insurance policies that provide coverage for any Group Company.

(b) Except for a claim arising out of an employee theft of approximately $1,000,000.00, no Group Company has made any material claim under any insurance policy referred to in Warranty 11(a) above that remains unpaid.

(c) All premiums due under any insurance policy referred to in Warranty 11(a) above have been paid.

(d) Except in relation to the Global Insurance Program, no Group Company has received any notice regarding the discontinuance of any insurance policy.

(e) The insurance coverages for the Group Companies is reasonable and customary in respect of the business affairs of the Group
     Companies.
-------------------------------------------------------------------------------
12.  Books and Records
-------------------------------------------------------------------------------

All material Books and Records are or will at Completion be, either:

(a) in the possession or under the control of the Group Companies and located at the premises of the Group Companies; or

(b) held on behalf of the Group Companies by various contractors for the purposes of providing services to the Group Companies.

-------------------------------------------------------------------------------
13.   Taxes
-------------------------------------------------------------------------------
13.1  General

(a) All Tax that any Group Company is or may become liable to pay in respect of any period prior to Completion has been paid or will be paid prior to Completion or has been fully provided for in the Accounts other than Tax that is payable that relates to the Acquisition Event or any Event that takes place after Completion.

(b) No Group Company has entered into any written agreement with or undertaking to any Government Agency in relation to any Tax.

(c) Since the Accounts Date no liability for Tax has accrued to any Group Company other than as a result of activities in the ordinary course of the Business(other than solely by reason of the Acquisition Event or any operations or activities of the Group Companies after the Acquisition Event).

(d) No Group Company is, and nor will it become, liable to pay, reimburse or indemnify any person that is not a Group Company in respect of any Tax relating to any act or omission occurring before Completion because of the failure of any other person to discharge that Tax.

(e)   Each Group Company has:

      (i) complied with all of its obligations under any statutory provisions requiring the deduction or withholding of Tax from amounts paid by such Group Company, whether on its own behalf or as agent, and has properly accounted for any Tax so deducted or withheld to any Government Agency (other than amounts which have not yet become due to be paid);

      (ii) complied with any applicable obligation to register for the purposes of any purchase, goods and services, sales or other similar Tax in any part of the world and has complied in all material respects with its obligations under any Tax Law relating to such Tax; and

      (iii) has filed or lodged all Tax and duty returns required by Tax Law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, sales tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duties).

(f) Each Group Company has maintained, and has provided to the Purchaser at the date of Completion, proper and adequate records to enable the Group Company to comply with its obligations to:

     (i) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

     (ii)    prepare any accounts necessary for the compliance of any Tax Law;
             and

     (iii) retain necessary records as required by any Tax Law and to support any Tax position taken by a Group Company.

(g) In relation to the period until Completion, all Group Companies have submitted any necessary information, notices, computations and returns to the relevant Governmental Agency in respect of any Tax relating to any Group Company and any such information, notice, computation and return which has been submitted by a Group Company to a Governmental Agency in respect of any Tax:

     (i) discloses all material facts that should be disclosed under any Tax Law; and

     (ii)    is accurate and is not misleading.

(h)  All documents:

     (i) which are necessary to establish the title of a Group Company to an asset have had Duty of a similar nature paid in full in accordance with all applicable laws; and

     (ii) required to be created by a Group Company under a law relating to Duty have been created and have had Duty paid in full in accordance with all applicable laws.

13.2 Australian Tax

(a)  No Group Company:

     (i) is or has been involved in any audit, investigation, examination or review of any of its income tax returns or any dispute with the Commissioner of Taxation of the Commonwealth of Australia or any other Federal, State or municipal body or authority responsible for the collection of Tax or duty and the Vendor is not aware of any circumstances which may give rise to such an audit or dispute, other than as disclosed in the Disclosures;

     (ii) has taken any action which has or might alter or prejudice any arrangement, agreement or Tax ruling which has previously been negotiated with or obtained from any Taxation Authority; and

     (iii) has made any income tax private binding ruling requests, objections or amended assessments with respect to its lodged income tax returns, other than as disclosed in the Disclosures.

(b) To the best of the Vendor's knowledge, no Group Company has entered into or been a party to any transaction which contravenes the anti-avoidance provisions of any Tax Law including the 1936 Tax Act and the 1997 Tax Act.

(c) In the three years prior to the Completion Date, no Group Company has been a party to any transaction where an asset was transferred and relief from Duty was obtained in relation to that transfer, including any transaction in relation to which it (or another Group Company) has received, whether wholly or partly, relief from Duty under corporate reconstruction provisions or as a result of ex gratia arrangements.

(d) Other than solely by reason of the Acquisition Event, and other than as a result of operations in the ordinary course of business, nothing has occurred prior to Completion to cause a reduction in the amount of the Carry Forward Losses.

(e) To the extent that a Group Company has been the recipient of any Tax loss transfer, the Tax loss was properly available for transfer, and the transfer complied with all applicable Tax Laws.

(f) None of the share capital accounts of any of the Group Companies is "tainted" for the purposes of Division 7B of Part IIIA of the 1936 Tax Act.

(g)   Each Group Company has:

      (i) maintained sufficient Tax depreciation and capital allowance schedules of its assets;

      (ii) maintained sufficient information from which the cost bases of its assets for Tax purposes can be determined (other than cost bases determined under the tax consolidation measures in the 1997 Tax
             Act); and

      (iii) provided to the Purchaser all information and details relevant to the matters referred in warranties 13.2(g)(i) and 13.2(g)(ii).

(h)   No dividend or other distribution has been paid by any Group Company:

      (i) in respect of which the required franking amount (as provided for in section 160AQE of the 1936 Tax Act) was more or less than the franked amount (as defined in section 160APA of the 1936 Tax Act) of the dividend;

      (ii) giving rise to franking deficit tax as provided for in section 160AQJ of the 1936 Tax Act, franking additional tax under section 160ARX of the 1936 Tax Act or deficit deferral tax under section 160AQJC of the 1936 Tax Act;

      (iii) which has been franked with franking credits in excess of the maximum franking credit for the distribution (as provided for in Subdivision 202-D of the 1997 Tax Act); or

      (iv) which has been franked in breach of the benchmark rule and which would result in a Group Company either being liable to pay over-franking tax where the franking percentage for the distribution exceeds the entity's benchmark franking percentage or gives rise to a franking debit where the franking percentage is less than the entity's benchmark franking percentage (as provided for in Division 203 of the 1997 Tax Act).

(i) To the best of the Vendor's knowledge, no Group Company has made any distribution in circumstances which would:

      (i) entitle the Commissioner of Taxation to make a determination imposing any additional franking debit or Tax on a Group Company under sections 45, 45A, 45B, 45C, 160AQCB, 160AQCBA or 177EA of the 1936 Tax Act, or under Division 204 of the 1997 Tax Act; or

      (ii) require a Group Company to notify the Commissioner of Taxation under Subdivision 204-E of the 1997 Tax Act.

(j) No asset of a Group Company has, prior to the Completion Date, been the subject of the operation of section 160ZZS of the 1936 Tax Act or Division 149 of the 1997 Tax Act.

(k) All deductions for research and development expenditure, as allowed under the 1936 Tax Act, made by any Group Company are supported by the following:

      (i) registration with the Industry Research and Development Board within the required statutory requirements on companies making such claims;

      (ii) the maintenance of an annual register with the Industry Research and Development Board; and

      (iii)  approvals by the Industry Research and Development Board.

(l) The Vendor has provided to the Purchaser all information or details relevant to any deductions claimed in accordance with warranty 13.2(k).

(m) To the extent that any intercompany debts in existence prior to Completion are taken to be forgiven in accordance with Schedule 2C of Division 245 of the 1936 Tax Act prior to Completion, the debtor and the creditor, as defined for the purposes of that Schedule, have or will enter into an agreement under section 245-90 of that Schedule prior to Completion.

(n) No Group Company is party to any material contract, agreement, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, agreement, arrangement or understanding or otherwise seek reimbursement so that the Group Company retains the amount it would have retained but for the imposition of GST other than a contract, agreement, arrangement or understanding under which the consideration payable is stated in writing to include GST. Each Group Company:

      (i) is registered for GST under the GST Law to the extent to which it is required to be registered; and

      (ii) is not in default of any obligation to make any payment or return (including without limitation any Business Activity Statement) or notification under the GST Law.

(o) All Group Companies that are registered for GST purposes are members of a GST Group.

(p) No Group Company has been paid any amount on account of, or in respect of, GST by any entity which it was not contractually entitled to be paid.

(q)   There is no contract that is material, deed or other document as at
      Completion:

      (i) in respect of which section 13 of the A New Tax System (Goods and Services Tax Transition) Act 1999 applied to make any supplies made under the contract, deed or other document prior to 1 July 2005 GST free; and

      (ii) under or in connection with which a supply is made to a Group Company; and

      (iii) GST or an amount on account of GST will be payable by a Group Company (or the representative member of any GST Group to which a Group Company belongs) on or in respect of the supply made to the Group Company without the Group Company being entitled to claim a full input tax credit equal to that GST or amount on account of GST.

(r) From the date of this Agreement until Completion, no injection of capital as referred to in Section 707-325(4)(a) or the 1997 Tax Act will be undertaken into a group Company (other than the Company) in a manner that would cause an adverse impact on the available fractions in the Group.

(s) Unless otherwise defined in this agreement, words or expressions used in paragraph (n) to (r) have the same meaning as defined in the GST Law.

13.3  US Tax Warranties

(a) Except for the group of which TXU Corp. is presently the common parent, none of the Group Companies has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. None of the Group Companies has any liability for the Taxes of any Person (other than any of the Vendor Group members) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

(b) No Taxpayer has filed a consent pursuant to Section 341(f) of the Code on behalf of the Company or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by the Company.

(c) The Company has not agreed and is not required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method, and the Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(d) Neither the Company nor any of its Affiliates or predecessors by merger or consolidation has within the past three (3) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to
      Section 355 of the Code.

(e) All tax-sharing agreements or similar agreements with respect to or involving any Group Company shall be terminated as of the Completion Date, and, after Completion, none of the Group Companies shall be bound thereby or have any liability thereunder.

(f) Except as set forth in Schedule 6, no Group Company has ever made an election to change its classification for US federal income tax purposes or had such an election made on its behalf.

(g)   None of the Group Companies (other than the Company) own any property located in the US or are or have been engaged in
      activities in the US that amount to a permanent establishment within the meaning of the tax treaty between the United States and Australia.
-------------------------------------------------------------------------------
14.   Preparation of Accounts
-------------------------------------------------------------------------------
The Accounts:

(a)   have been prepared:

      (i)  in accordance with the Accounting Standards; and

      (ii) in the manner described in the notes to them and the accompanying auditor's opinion; and

(b)   presents fairly:

      (i) the financial position and the assets and liabilities of the Group Companies as at the Accounts Date; and

      (ii) the income, expenses and results of the operations of the Group Companies for the financial period ended on the Accounts Date.

-------------------------------------------------------------------------------
15.   Matters since the Accounts Date
-------------------------------------------------------------------------------
Since the Accounts Date:

(a) the Business has been carried on in the ordinary and usual course so as to maintain it as a going concern;

(b) no Group Company has sold, transferred, leased or otherwise disposed of (or agreed to dispose of or grant an option to purchase) any material Asset used by that Group Company in the conduct of the Business, other than in the ordinary course of the Business and at fair market value;

(c) no Group Company has acquired or agreed to acquire any material asset other than in the ordinary course of the Business and at fair market value; and

(d) no Group Company has implemented any new valuation method for its business, assets, properties or rights.

-------------------------------------------------------------------------------
16.   Compliance with laws
-------------------------------------------------------------------------------

To the best of the Vendor's knowledge, the ownership and use of the Assets by the Group Companies comply with all applicable laws.

-------------------------------------------------------------------------------
17.   Third Party Debt
-------------------------------------------------------------------------------

Immediately prior to Completion, the arrangements listed in paragraphs (a) to
(g) of the definition of "Actual Debt Amount" will be the only financial accommodation owed by a Group Company to any person outside the Group Companies.
-------------------------------------------------------------------------------
18.   Information
-------------------------------------------------------------------------------

(a) To the best of the Vendor's knowledge, and except as expressly noted otherwise to Purchaser, Vendor has responded accurately and completely, as at the date of the response, to all information requests and questions referred to in paragraphs (c) and (d) of the definition of Disclosures during the course of Purchaser's due diligence investigation.

(b) To the best of the Vendor's knowledge, and except as expressly noted otherwise to the Purchaser; all disclosures in the Data Room as to historical matters of fact are true and correct as at the date of the subject matter of the disclosure having regard to all of the facts and circumstances at the relevant time, provided always that the Vendor makes no warranty as to any Excluded Representation.

(c) No statement made or information set out in the Disclosures shall qualify or constitute an exception to the Warranties if that Statement or information is materially false or inaccurate.

                                   Schedule 2
                 Purchaser and Purchaser's Guarantor Warranties

-------------------------------------------------------------------------------
1.   Authority
-------------------------------------------------------------------------------

(a) The Purchaser is a company duly incorporated under the laws of Victoria, Australia.

(b) The Purchaser's Guarantor is a company duly incorporated under the laws of Singapore.

(c) The execution, delivery and performance by the Purchaser and the Purchaser's Guarantor of their respective obligations under this Agreement does not, and will not, violate, breach or result in a contravention by the Purchaser or the Purchaser's Guarantor of any law, regulation or Authorisation binding upon the Purchaser or the Purchaser's Guarantor (as the case requires).

(d) The Purchaser and the Purchaser's Guarantor have the corporate power and authority to enter into and perform their respective obligations under this Agreement.

(e) The Purchaser and the Purchaser's Guarantor have been duly authorized, in accordance with their respective constitutional documents to enter into and perform their obligations under this Agreement.

(f) This Agreement constitutes a valid and binding obligation of the Purchaser and Purchaser's Guarantor, enforceable against each of them in accordance with its terms.

-------------------------------------------------------------------------------
2.   Insolvency events
-------------------------------------------------------------------------------

(a)  Neither the Purchaser nor the Purchaser's Guarantor has had:

     (i)   a liquidator or provisional liquidator appointed;

     (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

     (iii) an administrator appointed, whether under Part 5.3A of the Corporations Act 2001 (Cth) or otherwise; or

     (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator;

     over all or part of its business, assets or revenues and neither the Purchaser or the Purchaser's Guarantor or their respective directors have passed a resolution for any such appointment.

(b) No execution, distress or similar process has been levied upon or against all or any part of the business, the assets or the revenues of the Purchaser or the Purchaser's Guarantor.

(c) Except as to internal reorganizations of the Purchaser's Guarantor's Affiliates, neither the Purchaser nor the Purchaser's Guarantor has:

     (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

     (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors.

(d) Neither the Purchaser nor the Purchaser's Guarantor has received any demand under section 459E of the Corporations Act 2001 (Cth), or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Act 2001 (Cth).

(e)  Each of the Purchaser and the Purchaser's Guarantor:

     (i)   is able to pay its debts as and when they fall due;

     (ii)  is not insolvent or presumed to be insolvent under any law;

     (iii) is not insolvent under administration as defined in section 9 of the Corporations Act 2001 (Cth) or has not taken any action which could result in that event; or

     (iv) has not been struck off the register of companies or dissolved and, so far as the Purchaser and the Purchaser's Guarantor is aware, there is no action proposed by the Australian Securities
           & Investments Commission to do so.
-------------------------------------------------------------------------------
3.   Investment
-------------------------------------------------------------------------------
The Purchaser is not acquiring the Sale Shares with a view to or for sale in connection with any distribution thereof within the meaning of the US Securities Act of 1933, as amended.

                                   Schedule 3

                           Excluded Books and Records

(a) Books, records, documents or parts of documents generated for the purpose of or in connection with the sale of the Sale Shares or the Business of the Group Companies including:

     (i) minutes and papers for meetings of committees formed in connection with the Sale Process;

     (ii) documents relating to the due diligence process undertaken by the Vendor in connection with the transactions contemplated by this Agreement; and

     (iii) documents which do not relate to the Business or to any Asset transferred to the Purchaser under this Agreement.

(b)  Books, records, documents or parts of documents of the Vendor Group.

                                   Schedule 4

                   Completion Statement and Adjustment Amount


Part A - Pro forma Completion Statement

                                                  Accounts Date  Adjustment Cut
                                                     Balances      Off balance
                                                      $'000          $'000
                                                 ------------------------------
Working Capital
---------------
                   Accounts Receivable                    113,093
                   Accrued Revenue                        161,977
                   Inventory                               46,728
                   Prepayments                              7,464
                   Other current assets                     6,288
                   Cash in relation to customer    13,547 [tbc by
                   and contractor deposits           Ching Ching]
                   Accounts payable and                 (151,814)
                   miscellaneous accruals
                   Customer and contractor               (13,547)
                   deposits
                   Other current liabilities                (589)

                                                -------------------------------
Net Working Capital                                       183,147

                   ------------------------------------------------------------



FITB - Tax Losses  FITB - Tax losses                      221,444
                   Change in Tax Losses


Derivative         Derivative Portfolio                   132,688
Portfolio          (Economic Value)
                   Net Change in Derivative
                   Portfolio

Total                                                    $537,279        $[  ]


Adjustment Amount                                                        Total

Aggregate of the Adjustment Items at the Adjustment
Cut Off MINUS

Aggregate of the Adjustment Items at the Accounts Date                 537,279
                                                                  ------------


Adjustment Amount                                                 $[  ]/$([  ])
                                                                  -------------

Adjustment Amount payable in accordance with clause 3.2(b)        -------------

Calculation of the Purchase Price (clause 3.2)
Enterprise Value less Actual Debt Amount (plus/minus in accordance
with clause 3.2(a))                                                        [  ]
Adjustment Amount

Purchase Price                                                    =============

Part B of Schedule 4 - Completion Statement Principles

The Accounting Principles to be used in the preparation of the Completion Statement in respect of the Adjustment Items must be consistent with accounting principles reflected in the notes to the Accounts, subject to the specific principles set out below:

(a) no new provisions or accruals will be recognised in the Completion Statement to the extent they relate to matters reasonably ascertainable from the Disclosures;

(b) for the avoidance of doubt, no adjustment is to be made to the carrying value of any brands, trademarks or licences or other intangible assets;

(c) any provisions recorded against inventories will be calculated on the same basis as the provisions in the Accounts;

(d) for the avoidance of doubt, no provisions for redundancies will be made;

(e) inventories will be valued on the same basis as they are valued in the Accounts;

(f) the movement in the income tax payable will only reflect any payments of tax, an allowance for income tax on taxable income derived since the Accounts Date, and any change in circumstances as a result of lodging an income tax return or receiving an amended assessment, in the period from the Accounts Date;

(g) no new reserves will be reflected other than those reflected in the Accounts; and

(h) The economic value of the electricity derivatives, including Standard Swaps, Load Following Margin Sharing Swaps, Swaptions, Standard Caps, Demand Triggered Caps, Callable Caps, Asian Options, and SFE Futures, but not including the Ecogen Master Hedge Agreement (the "Electricity Hedge Book") of the Group Companies as of 31 December 2003 was $132,688,000. The Electricity Hedge Book at Completion will be valued on the same basis and in accordance with the same principles and methodologies as employed by the Group Companies to determine the economic value of the Electricity Hedge Book as of 31 December 2003. The principles and methodologies to be used to determine the economic value of the Electricity Hedge Book at Completion follow in Part C of this Schedule 4.

(i) Cash in relation to customer contributions and contractor deposits shall be included as part of the Working Capital calculation.

Part C of Schedule 4 - TXU Economic Valuation of Electricity Hedge Book

Swaps held in IntegraT

Inputs

Daily AFMA prices as published by email to TXU using field "median excluding outliers" peak and off peak prices for each node.

Prices are input into MtM system (TXUA developed and operated system coded in SQL back-end, Access / VBA front-end accessed as \\cashew\local-utils\m2m.mdb) and "bootstrap" algorithm is applied. Bootstrapping method processes "overlapping" raw AFMA prices (eg Jan, Feb and Q1) to derive implied prices (eg
Mar) and thus produces a contiguous monthly peak and off peak price series by node.



Example of Forward Curve





Contract schedules are sourced from IntegraT into MtM system. Contract volumes and prices are converted from the raw contract schedules into monthly peak and off peak volumes and volume weighted average prices by peak / off peak segment, using a day type mapping held in IntegraT.
A version is created to lock in bootstrapped forward prices and unexpired contracts as at a point in time. Versions are stored in the MtM System to allow recreation of historical financial positions.

Valuation Methodology

        Value =  [(forward Price - Strike Price) * Volume]* (+1) if bought

                                (or - 1 if sold)

Where

Forward Price = bootstrapped AFMA price

Strike Price = averaged contract price

Volume = contract volume (MWh)

Calculation is performed for each contract and each month, peak and off peak combination.


Outputs


Mark to market value is stored for a version for each contract, peak and off peak combination.


Likely Changes in next 3 Months


The following inputs would normally be expected to change between any two valuation dates:

     o   AFMA prices

     o   Existing contract positions will roll off.

     o   New positions will be added.

Changes to other parameters or methodology would occur only by mutual agreement of Vendor and Purchaser.


Standard (fixed volume) half hourly caps


Inputs

AFMA forward swap prices by region - bootstrapped. Where cap term extends beyond AFMA price curve, the last relevant AFMA price is replicated to extend the forward curve on a straight line basis.

Cap contract volumes, commencement and maturity dates, strike prices are drawn from IntegraT tables

Cap contract premiums (premium amounts by contract by payment month) are provided by Energy Finance Group and held in manually updated local tables within the Risk and Compliance group's cap and option valuation and counterparty credit exposure measurement model (an Access application constructed and operated by TXUA Risk and Compliance and accessed via \\almond\trading\Risk & Business Systems\Risk\Models&Tools\Mark-to-Market\Credit Exposure.mdb)

Valuation parameters [OBJECT OMITTED]("Slope") & [OBJECT OMITTED] ("Intercept") for each standard strike price level are fixed model parameters based on historical analysis of cap payoffs:

------------------------------------------------------
   Strike Price          Slope          Intercept
------------------------------------------------------
            $50.00              1.00           $23.05
------------------------------------------------------
           $100.00              0.84           $26.76
------------------------------------------------------
           $150.00              0.72           $26.26
------------------------------------------------------
           $200.00              0.64           $25.25
------------------------------------------------------
           $300.00              0.61           $25.81
------------------------------------------------------

Assumed volatility of annual average spot price around corresponding annual forward price, fixed model parameter of 40%. Allocation factors for sculpting annual cap valuations to calendar months (fixed model parameters originally derived from trader judgement). On a $/MWh basis by Peak and OffPeak segment these are:

-------------------------------------
   Month        Peak      OffPeak
-------------------------------------
         Jan      232.6%      226.6%
-------------------------------------
         Feb      244.3%      261.3%
-------------------------------------
         Mar      244.3%      219.0%
-------------------------------------
         Apr       53.2%       46.2%
-------------------------------------
         May       45.9%       48.6%
-------------------------------------
         Jun       50.5%       47.9%
-------------------------------------
         Jul       68.4%       78.4%
-------------------------------------
         Aug       74.9%       72.9%
-------------------------------------
         Sep       71.5%       80.2%
-------------------------------------
         Oct       39.1%       44.8%
-------------------------------------
         Nov       47.3%       41.1%
-------------------------------------
         Dec       42.8%       41.7%
-------------------------------------

Methodology

Valuation formula:


where


V is the value of an annual cap (in $/MWh)
F is the forward annual swap price ($/MWh) (ie bootstrapped AFMA price) aK is a parameter dependant on the cap strike price (K) aK is a parameter dependant on the cap strike price (K)
K is the cap strike price
[OBJECT OMITTED] is a discount factor, to convert the future monthly values (at time t) to the present
o is the volatility of average annual spot prices about the annual forward swap price (model parameter, fixed at 40%)
N(z) is the cumulative probability density of a standard Normal variate z

Fixed parameters (derived from front office judgement) are then used to allocate an annual cap value to individual months of a year.

Premiums are considered on a cash basis and allocated to the month in which they occur.

Model parameters are independent of NEM region

Outputs

Contract economic valuation as at valuation date, broken down by peak / offpeak segment and forward month. These are stored by valuation date and contract within the Counterparty Exposure model.

Likely Changes in Next 3 Months

The following inputs would normally be expected to change between any two valuation dates:

    o    AFMA prices

    o    Existing contract positions will roll off.

    o    Scheduled premium payments will be settled

    o    New positions will be added.

Changes to other parameters or methodology would occur only by mutual agreement of Vendor and Purchaser.

Non-Standard (demand triggered | callable) half hourly caps

These comprise a two-part demand-triggered cap and a callable 50MW cap as per confirmation TXU Reference Number: 015 dated 17 January 2003.

Inputs and Methodology

Valuation methodology is identical to standard half hourly caps except for the application of the following fixed adjustment factors to monthly values (excluding premium payments) calculated as per the formulae and processes described in the previous section:

50 MW callable cap: 0.77 all months

    Month                         Adjustment Factor
--------------
             Part A ($150/MWh strike 300MW   Part B ($300/MWh strike 200MW
                      max)                           max)
--------------------------------------------------------------------------
    01-Apr-04                          0.67                          0.45
--------------------------------------------------------------------------
    01-May-04                          0.67                          0.70
--------------------------------------------------------------------------
    01-Jun-04                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jul-04                          1.00                          1.00
--------------------------------------------------------------------------
    01-Aug-04                          1.00                          1.00
--------------------------------------------------------------------------
    01-Sep-04                          0.83                          1.00
--------------------------------------------------------------------------
    01-Oct-04                          0.67                          0.70
--------------------------------------------------------------------------
    01-Nov-04                          1.00                          1.00
--------------------------------------------------------------------------
    01-Dec-04                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jan-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Feb-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Mar-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Apr-05                          0.67                          0.45
--------------------------------------------------------------------------
    01-May-05                          0.75                          0.88
--------------------------------------------------------------------------
    01-Jun-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jul-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Aug-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Sep-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Oct-05                          0.67                          0.70
--------------------------------------------------------------------------
    01-Nov-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Dec-05                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jan-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Feb-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Mar-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Apr-06                          0.67                          0.70
--------------------------------------------------------------------------
    01-May-06                          0.75                          0.88
--------------------------------------------------------------------------
    01-Jun-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jul-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Aug-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Sep-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Oct-06                          0.75                          0.88
--------------------------------------------------------------------------
    01-Nov-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Dec-06                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jan-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Feb-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Mar-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Apr-07                          0.67                          0.70
--------------------------------------------------------------------------
    01-May-07                          0.75                          0.88
--------------------------------------------------------------------------
    01-Jun-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Jul-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Aug-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Sep-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Oct-07                          0.75                          0.88
--------------------------------------------------------------------------
    01-Nov-07                          1.00                          1.00
--------------------------------------------------------------------------
    01-Dec-07                          1.00                          1.00
--------------------------------------------------------------------------

Likely Changes in Next 3 Months

The following inputs would normally be expected to change between any two valuation dates:

    o  AFMA prices

    o  Existing contract positions will roll off.

    o  Scheduled premium payments will be settled

Changes to other parameters or methodology would occur only by mutual agreement of Vendor and Purchaser.

Swaptions

Inputs

AFMA forward swap prices by region - bootstrapped.

Historical volatility of forward swap prices - calculated from time series analysis of AFMA forward swap prices.

Swaption underlying contract volumes, commencement and maturity dates, and strike prices are drawn from IntegraT tables

Swaption type (Put or Call), premiums, and exercise dates are provided from a register maintained by Energy Finance Group are and held in manually updated local tables within the Risk and Compliance group's valuation model ["Credit Exposure.mdb"]

Methodology

Valuation formula:

Swaptions are valued using the Black-76 option pricing formula where
with
V is the value of the option (in $/MWh)
F is the price of the underlying forward swap ($/MWh)
K is the swaption strike price ($/MWh)
r is the risk-free rate (fixed 5%pa)
T-t is time left to the exercise date
oF is the volatility of the underlying forward swap
N(z) is the cumulative probability density of a standard Normal variate z

The exposure is attributed to the month of the exercise date.

Premiums are prepaid under current market practice and therefore do not enter economic valuation.

Forward swap volatilities are calculated from historical time series analysis of daily AFMA forward prices using routines in the "Statistics.mdb" database maintained by TXUA Risk and Compliance.

Implementation:

"Credit Exposure.mdb" Access application constructed and operated by TXUA Risk and Compliance.

Outputs

Swaption economic valuation as at valuation date, attributed to month of exercise. These are stored by valuation date and contract within the Counterparty Exposure model.

Likely Changes in Next 3 Months

The following inputs would normally be expected to change between any two valuation dates:

   o     AFMA prices
   o     Measured historical volatilities
   o Existing contract positions may roll off due to exercise or lapse of option.
   o     New positions may be added.

Changes to other parameters or methodology would occur only by mutual agreement of Vendor and Purchaser.

Asian Options

Inputs

AFMA forward swap prices by region - bootstrapped.

Historical volatility of forward swap prices - calculated from time series analysis of AFMA forward swap prices.

Assumed volatility os of average spot price around corresponding forward price, fixed model parameter of 40%.

Asian option contract volumes, commencement and maturity dates, are drawn from IntegraT tables

Option type (Put or Call), premiums, averaging periods and strike prices per averaging period are provided from a register maintained by Energy Finance Group are and held in manually updated local tables within the Risk and Compliance group's valuation model ["Credit Exposure.mdb"]

Methodology

Valuation formula:

Asian Options are valued using the "Black-Collier" option pricing formula developed by TXUA where



with
V is the value of the option (in $/MWh)
F is the price of the underlying forward swap ($/MWh)
K is the swaption strike price ($/MWh)
r is the risk-free rate (fixed 5% pa)
TStart is the start of the averaging period
TEnd is the end of the averaging period
t is the current date
oF is the volatility of the price of the underlying forward swap covering the averaging period os is the assumed volatility of the average spot price around the forward price for the averaging period and is fixed at 40% for all averaging periods and regions otot is the total volatility for the asian option
N(z) is the cumulative probability density of a standard Normal variate z

Each contractual averaging period is valued separately and the results aggregated. Value is attributed to the month after the end of the averaging period. Premiums are considered on a cash basis are allocated to the month in which they occur.

Forward swap volatilities are identical to those used and described above for swaption valuation.

Implementation:

"Credit Exposures.mdb" Access application constructed and operated by TXUA Risk and Compliance.

Outputs
Asian economic valuation as at valuation date, attributed to the month following each averaging period. These are stored by valuation date and contract within the Counterparty Exposure model.

Likely Changes in Next 3 Months

The following inputs would normally be expected to change between any two valuation dates:

   o     AFMA prices
   o     Measured historical volatilities
   o Existing contract positions may roll off due to expiry of averaging periods.
   o     New positions may be added.

Changes to other parameters or methodology would occur only by mutual agreement of Vendor and Purchaser.

SFE Futures

SFE Futures are entered into IntegraT deal capture system for position tracking purposes and are economically essentially equivalent to swap contracts for the relevant quarter and load shape (peak or off-peak). The MtM system described above for swaps valuation to be used to value futures contracts against AFMA swap prices.

However the valuation process followed by Energy Finance Group based on daily SFE settlement prices may be adopted by mutual agreement.

                                   Schedule 5

                          Deed of Indemnity and Release

Form of Deed is attached

-------------------------------------------------------------------------------

Deed Poll



by

[Company Name]
                                   (ACN [ ])

                                  in favour of

The Officers set out in the Schedule
-------------------------------------------------------------------------------

Date        the                 day of                                  2004

By          [Company name] (Company)

In favour   of The Persons specified in the Schedule, in their capacity as a director, secretary or other officer of the Company (each and Officer and together the Officers)

-------------------------------------------------------------------------------

Recitals

A. The Officer has been appointed as director, secretary or other officer of the Company, commencing from the Appointment Date.

B.          The Company has agreed to indemnify the Officer.

C. To the extent that the benefits given to the Officer under this Deed Poll are financial benefits, the parties consider they have been given on arms' length terms.

This Deed Poll witnesses:
-------------------------------------------------------------------------------
5.   Definitions and Interpretations

5.1  Definitions

"Access Period" means the period from the Appointment Date and ending on the later of:

(a) the date which is seven years after the Officer ceased to be a Officer of the Company; and

(b) the date any Relevant Proceedings commenced prior to the date referred to in paragraph (a) and notified by the Officer to the Company have been finally resolved;

"Appointment Date" means the date on which the Officer became a director, secretary or other officer of the Company;

"Board Paper" means:

(a)         all board papers;

(b) minutes of meetings of directors of the Company including minutes of meetings of committees of the board; and

(c) all documents of the Company or to which the Company is a party, and papers and documents which are brought into existence or referred to at any meeting of directors of the Company during the Relevant Period;

"Chairman" means the chairman of the Company;

"Government Agency" means:

(a) a government, whether foreign, federal, state, territorial or local;

(b) a department, office or minister of a government acting in that capacity; or

(c) a commission, delegate, instrumentality, agency, board, or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

"Relevant Period" means the period during which the Officer is or was a director, secretary or other officer of the Company;

"Relevant Proceedings" means:

(a) any hearing, conference, dispute, inquiry or investigation of a court, arbitrator, mediator, tribunal, liquidator, receiver, receiver and manager, administrator or governmental or administrative body; and

(b) any procedural step, preceding or otherwise relating to such a hearing, conference, dispute, inquiry or investigation,

in which the Officer is involved:

(c)         as a party, witness or otherwise; or

(d) because the Officer was a director, secretary or other officer of the Company in the Relevant Period;

5.2         Interpretation

In this Deed Poll unless a contrary intention appears:

(a) the singular includes the plural and vice versa and reference to a gender includes other genders;

(b) a reference to a document (including this Deed Poll) includes a reference to that document as amended or replaced from time to time;

(c)         a reference to a person (including a party) includes:

            (i) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;

            (ii) the person's successors, permitted assigns, substitutes, executors and administrators; and

(d)         a reference to a law:

            (i) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

            (ii) is a reference to that law as amended, consolidated, supplemented or replaced; and

            (iii) is a reference to any regulation, rule, ordinance,
                  proclamation, by-law or judgment made under that law;

(e)         "Government Agency" means:

            (i) a government, whether foreign, federal, state, territorial or local;

            (ii) a department, office or minister of a government acting in that capacity; or

           (iii) a commission, delegate, instrumentality, agency, board, or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

(f)        headings are for convenience only and do not affect interpretation.

(g) a reference to proceedings includes litigation, arbitration and investigation; and

(h) the word "including" or "includes" means "including but not limited to" or "including without limitation".

-------------------------------------------------------------------------------
Release
-------------------------------------------------------------------------------

(a) Subject to clause 2(b), to the extent permitted by law, the Company hereby irrevocably releases each Officer from and against any and all causes of action, claims (including, without limitation, claims for legal costs), demands, actions, interests (whether legal or equitable) arising by way of a trust or otherwise suits or proceedings of whatever nature and howsoever and whensoever arising, whether or not arising under any statute and whether or not actual or contingent which the Company may be entitled to now or in the future which relate to or concern an Officer's role as an officer of the Company including, without limitation, any action taken by an Officer in performance or purported performance of his duties as an Officer of the Company.

(b)        Clause 2(a) shall not operate to release an Officer from

           (i) his/her obligations pursuant to any contract of employment with the Company; or

           (ii) any cause of action, claim, demand, action, suit or proceeding that is finally determined to have arisen by reason of

                 (A)  the fraud, wilful default or dishonesty of  the Officer;

                 (B) any conduct by the Officer in breach of the terms of his or her employment agreement or obligations; or

                 (C) if the Officer is or was at some time an officer of the Company, any conduct by the Officer in breach of the terms of his or her fiduciary duties as an Officer of that Company.
-------------------------------------------------------------------------------
Indemnity
-------------------------------------------------------------------------------

(a) To the extent permitted by law, the Company indemnifies the Officer against all costs, losses and expenses which the Officer incurs, or becomes liable to pay, by any reason or any contract entered into or act or thing done by him as a director, secretary or other officer of the Company in any way in the discharge of the Officer's duties. This includes, but is not limited to, indemnity against the costs reasonably incurred by the Officer in obtaining independent professional advice concerning the Officer's liabilities, obligations or duties as a director, secretary or other officer of the Company.

(b) The Officer shall be indemnified out of the assets of the Company against any liability incurred by the Officer in defending any proceedings, whether civil or criminal, which judgment is given in the Officer's favour or in which the Officer is acquitted, or in connection with any application under the Corporations Act 2001
           (Cth) in which relief is granted to him by a court.

(c) Nothing in this clause shall extend to exempt the Officer from, or to indemnify the Officer against, the liability to the Company where the liability is finally determined to have arisen out of conduct involving a lack of good faith.

-------------------------------------------------------------------------------
8.         Return of Board Papers
-------------------------------------------------------------------------------

(a) Upon the Officer's resignation as a director, secretary or other officer of the Company and from time to time thereafter, at the direction of the Chairman, the Officer agrees to:

           (i) return all Board Papers or copies of Board Papers to the Company; or

           (ii) warrant that all of the Board Papers or copies of Board Papers in the possession of the Officer have been destroyed.

(b) The Officer agrees that whilst Board papers or copies of Board Papers are in the Officer's possession, they will be treated confidentially by the Officer.

-------------------------------------------------------------------------------
9.         Access to Board Papers
-------------------------------------------------------------------------------

(a) During the Access Period, the Company will allow a Officer to inspect or copy Board Papers created in the Relevant Period where requested by the Officer in connection with Relevant Proceedings or the threat of Relevant Proceedings.

(b) If the Company is entitled to legal professional privilege in respect of any Board Paper, the Officer must not, without the Company's prior written consent (not to be unreasonably withheld), do anything that will cause the privilege to be waived, extinguished or lost or omit to do anything that is necessary to avoid that privilege being waived, extinguished or lost.
-------------------------------------------------------------------------------
10.        Insurance
-------------------------------------------------------------------------------

(a) The Company shall maintain or procure maintenance of a directors' and officers' insurance policy for 7 years after the date of this Deed Poll which insures the Officer against all claims, threats, suits, damages, penalties, liabilities, costs and expenses (including, costs and disbursements) incurred, suffered or expended by or threatened or brought against the Officer arising out of any conduct of the Officer in the course of his/her serving as a director, secretary or other officer of the Company except for:

           (i) any conduct on the part of the Officer involving a lack of good faith;

           (ii) wilful breach of duty of the Officer in relation to the Company to gain directly or indirectly an advantage for the Officer or for any other person or to cause detriment to the Company;

          (iii) improper use of information by the Officer as a director, secretary or other officer of the Company; or

          (iv) improper use of the position of the Officer as a director, secretary or other officer of the Company.

(b) Notwithstanding clause 7(a), but subject to any prohibition in the Corporations Act 2001 (Cth), the Company may, as approved by its board of directors, pay all premiums for a contract insuring the Officer in respect of liability for costs and expenses incurred by the Officer defending proceedings, whether civil or criminal, whatever their outcome.

-------------------------------------------------------------------------------
11.      Bar to Action and Covenant Not to Sue
-------------------------------------------------------------------------------

11.1     Bar to action
-------------------------------------------------------------------------------

Subject to the limitation in clause 2(b), the Company agrees that the releases provided in clause 2(a) may be pleaded as a bar to any action, suit or proceeding commenced now or taken at any time by the Company or any person on behalf of the Company with respect to or in any way connected with an Officer's role as a director, secretary or other officer of the Company.

11.2     Covenant not to sue

Subject to the limitation in clause 2(b), the Company shall not continue or bring any proceeding against an Officer in respect of any interest, claim or cause of action which the Company has now or may have had in the past, of whatsoever nature and however arising, in respect of or in any way connected with an Officer's role as a director, secretary or other officer of the Company.

-------------------------------------------------------------------------------
12.      General Provisions
-------------------------------------------------------------------------------
12.1     Members' Approval

(a) The Company acknowledges that its entry into this Deed Poll may constitute a benefit given in the retirement of an officer under section 200A of the Corporations Act 2001 (Cth).

(b) The Company warrants that entry into this Deed Poll has been approved by its members under section 200E of the Corporations Act 2001 (Cth) and does not contravene section 200B of the Corporations
         Act 2001 (Cth).

12.2     Governing law

This Deed Poll is governed by the laws of Victoria.

12.3     Jurisdiction

The Company irrevocably and unconditionally:

(a)      submits to the non-exclusive jurisdiction of the courts of Victoria;
         and

(b) waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

12.4     Invalid or unenforceable provisions

If a provision of this Deed Poll is invalid or unenforceable in a jurisdiction:

(a) it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)      that fact does not affect the validity or enforceability of:

         (i)  that provision in another jurisdiction; or

         (ii) the remaining provisions.

Executed as a Deed Poll by:

The Common Seal of              )
[Company]                       )
was fixed to this document      )
in the presence of:             )



---------------------------------      ----------------------------------------
Signature of director                  Signature of director/secretary



---------------------------------      ----------------------------------------
Name of director (please print)        Name of director/secretary (please print)

                              Schedule - Deed Poll





[                                                                            ]

                                   Schedule 6

                           Group Company Shareholdings

---------------------------------------------------------------------------------------------------------------------
           Group Company               Place of Incorporation       Equity Structure            Shareholders

                                                                                           (100% unless indicated
                                                                                                 otherwise)
--------------------------------------------------------------------------------------------------------------------
TXU Australia (No. 1)                 Delaware                   100 shares of            TXU Corp.
Holdings Company                                                 Common Stock,
                                                                 1,000 Cumulative
                                                                 Redeemable
                                                                 Preference Shares
---------------------------------------------------------------------------------------------------------------------
TXU Australia Group Pty               Victoria, Australia        1,601,524,000           TXU Australia (No 1)
Ltd*                                                             ordinary shares         Holdings Company
---------------------------------------------------------------------------------------------------------------------
TXU Australia Holdings                Victoria, Australia        6,698,001               TXU Australia Group
(AGP) Pty Ltd*                                                   ordinary shares         Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Australia (LP) No.1               England and Wales          66,461,000              TXU Australia Group
Limited*                                                         ordinary shares of      Pty Ltd
                                                                 A$1 each and 25
                                                                 ordinary shares of
                                                                 (pound)1 each
---------------------------------------------------------------------------------------------------------------------
TXU Australia (LP) No.2               England and Wales          66,461,000              TXU Australia Group
Limited*                                                         ordinary shares of      Pty Ltd
                                                                 A$1 each and 25
                                                                 ordinary shares of
                                                                 (pound)1 each
---------------------------------------------------------------------------------------------------------------------
TXU Australia Holdings                Victoria, Australia        4,119,011,142           TXU Australia
Pty Ltd*                                                         ordinary shares         Holdings (AGP) Pty
                                                                                         Ltd on behalf of the
                                                                                         TXU Australia
                                                                                         Holdings
                                                                                         (Partnership) Limited
                                                                                         Partnership
---------------------------------------------------------------------------------------------------------------------
TXU Australia Pty Ltd                 Victoria, Australia        1,206,150,000           TXU Australia
                                                                 ordinary shares         Holdings Pty Ltd
---------------------------------------------------------------------------------------------------------------------
Data and Measurement                  Victoria, Australia        1 ordinary share        TXU Electricity Ltd
Solutions Pty Ltd
---------------------------------------------------------------------------------------------------------------------
Joule Resources Pty Ltd               Victoria, Australia        1 ordinary share        TXU Australia Pty Ltd
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
           Group Company               Place of Incorporation       Equity Structure            Shareholders

                                                                                        (100% unless indicated
                                                                                                 otherwise)
---------------------------------------------------------------------------------------------------------------------
TXU (No 6) Pty Ltd                    Victoria, Australia        1 ordinary share        TXU Australia Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (No 7) Pty Ltd                    Victoria, Australia        6,000,001                TXU Australia Pty Ltd
                                                                 ordinary shares
---------------------------------------------------------------------------------------------------------------------
TXU (No 8) Pty Ltd                    Victoria, Australia        1 ordinary share        TXU Australia Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (No 9) Pty Ltd                    Victoria, Australia        1 ordinary share        TXU (No.8) Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (No 12) Pty Ltd                   Victoria, Australia        1 ordinary share        TXU Australia
                                                                                         Holdings Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (No 13) Pty Ltd                   Victoria, Australia        5,000,000               TXU Australia Pty Ltd
                                                                 ordinary shares
---------------------------------------------------------------------------------------------------------------------
TXU (No 14) Pty Ltd                   Victoria, Australia        10,000 ordinary         TXU Electricity Ltd
                                                                 shares
---------------------------------------------------------------------------------------------------------------------
TXU Australia                         Queensland,                1 ordinary share        TXU (No 6) Pty Ltd
(Queensland) Pty Ltd                  Australia
----------------------------------------------------------------------------------------------------------------------
TXU Australia Services Pty            Victoria, Australia        1 ordinary share        TXU Australia Pty
Ltd                                                                                      Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Customer Services                 Victoria, Australia        3,800,001               TXU Australia Pty
Pty Ltd                                                          ordinary shares         Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Electricity Ltd                   Victoria, Australia        734,000,005             TXU Australia Pty
                                                                 ordinary shares         Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Gas Storage Pty Ltd               Victoria, Australia        12 ordinary             TXU (No 7) Pty Ltd
                                                                 shares
---------------------------------------------------------------------------------------------------------------------
TXU Home Services Pty                 Victoria, Australia        1 ordinary share        TXU Pty Ltd
Ltd
---------------------------------------------------------------------------------------------------------------------
TXU MEB Holdings Pty                  Victoria, Australia        1 ordinary share        TXU Australia Pty
Ltd                                                                                      Ltd
---------------------------------------------------------------------------------------------------------------------
TXU MEB Pty Ltd                       Victoria, Australia        1 ordinary share        TXU (No 9) Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Networks (Gas) Pty                Victoria, Australia        1 ordinary share        TXU (No 9) Pty Ltd
Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Networks Pty Ltd                  Victoria, Australia        10,000 ordinary         TXU Electricity Ltd
                                                                 shares
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
           Group Company               Place of Incorporation       Equity Structure            Shareholders

                                                                                         (100% unless indicated
                                                                                                 otherwise)
---------------------------------------------------------------------------------------------------------------------
TXU Pipelines                         Victoria, Australia        2 ordinary shares       TXU Australia LP
Holdings Pty Ltd                                                                         (No.1)Limited -
                                                                                         1share

                                                                                         TXU Australia LP (No.2)
                                                                                         Limited - 1
                                                                                         share
---------------------------------------------------------------------------------------------------------------------
TXU Pipelines Pty                     Victoria, Australia        1 ordinary share        TXU Pipelines
Ltd*                                                                                     Holdings Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU SEA Gas SPV1 Pty                  Victoria, Australia        1 ordinary share        TXU Pipelines Pty
Ltd*                                                                                     Ltd
---------------------------------------------------------------------------------------------------------------------
TXU SEA Gas SPV2 Pty                  Victoria, Australia        100 ordinary            TXU Pipelines Pty
Ltd*                                                             shares                  Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Share Plans Pty Ltd               Victoria, Australia        1 ordinary share        TXU Australia Services Pty
                                                                                         Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (South Australia) Pty             Victoria, Australia        125,000,001             TXU Australia Pty
Ltd                                                                                      Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (Tallawarra) Pty Ltd              Victoria, Australia        2 ordinary shares       TXU Australia Pty
                                                                                         Ltd
---------------------------------------------------------------------------------------------------------------------
TXU (Tallawarra Pipelines)            Victoria, Australia        1 ordinary share        TXU (Tallawarra) Pty
Pty Ltd                                                                                  Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Torrens Island Pty                Victoria, Australia        1 ordinary share        TXU Australia Pty
Ltd                                                                                      Ltd
---------------------------------------------------------------------------------------------------------------------
TXU VN Pty Ltd                        Victoria, Australia        1 ordinary share        TXU MEB Pty Ltd
---------------------------------------------------------------------------------------------------------------------
Victoria Networks Pty Ltd             Victoria, Australia        1 ordinary share        TXU VN Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Pty Ltd.                          Victoria, Australia        1 ordinary share        TXU (No 9) Pty Ltd
---------------------------------------------------------------------------------------------------------------------
TXU Australia Holdings                Victoria, Australia        Limited                 LP1 - 49.75%
(Partnership) Limited                                            partnership             LP2 - 49.75%
Partnership*                                                                             TXU ALP - 0.5%

---------------------------------------------------------------------------------------------------------------------

* Marked entities are an exception to the Warranty in clause 13.3(f) in Schedule
1. These entities have elected to be treated as an entity disregarded as separate from its respective parent, effective from the date of the Vendor's direct or indirect initial ownership.

                                   Schedule 7

                    Directors, Secretaries & Public Officers

--------------------------------------------------------------------------------------------------------------------------
         Group Company                    Directors                    Secretaries                  Public Officer

--------------------------------------------------------------------------------------------------------------------------
TXU Australia  (No. 1)           Erle Allen Nye                Diane J. Kubin
HoldingsCompany
                                 H. Dan Farell

                                 Eric Henry Peterson

                                 Michael T. McNally
--------------------------------------------------------------------------------------------------------------------------
TXU Australia Group              Steven Montague              Anthony William                Anthony William
Pty Ltd                          Philley                      Kelly                          Kelly

                                 Erle Allen Nye

                                 H. Dan Farell

                                 Eric Henry Peterson
--------------------------------------------------------------------------------------------------------------------------
TXU Australia (LP)               Steven Montague Philley       Anthony William              Anthony William
No.1 Limited                                                   Kelly                        Kelly
                                 Sharbel Raymond Elias
-------------------------------- -----------------------------------------------------------------------------------------
TXU Australia (LP)               Steven Montague               Anthony William              Anthony William
No.2 Limited                     Philley                       Kelly                        Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU  Australia                   Steven Montague              Anthony William                Anthony William
Holdings  (AGP)                  Philley                      Kelly                          Kelly
Pty Ltd
                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Australia                    Steven Montague              Anthony William                Anthony William
Holdings Pty Ltd                 Philley                      Kelly                          Kelly

                                 Sharbel Raymond Elias
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------------------------------------------------------------------------------------------------
         Group Company                    Directors                    Secretaries                  Public Officer

--------------------------------------------------------------------------------------------------------------------------
TXU Australia Pty Ltd            Erle Allen Nye                Anthony William          Anthony William
                                                               Kelly                    Kelly
                                 Graham Jack Inns

                                 John George Onto

                                 Geoffrey Ellison
                                 McIntyre

                                 Steven Montague Philley

                                 H. Dan Farell

                                 Eric Henry Peterson
--------------------------------------------------------------------------------------------------------------------------
Data and Measurement             Steven Montague              Anthony William               Anthony William
Solutions Pty Ltd                Philley                      Kelly                         Kelly

                                 Sharbel Raymond Elias

--------------------------------------------------------------------------------------------------------------------------
TXU (No 6) Pty Ltd               Geoffrey Ellison              Anthony William               Anthony William
                                 McIntyre                      Kelly                         Kelly
                                 Steven Montague Philley
--------------------------------------------------------------------------------------------------------------------------
TXU (No 7) Pty Ltd               Steven Montague                Anthony William              Anthony William
                                 Philley                        Kelly                        Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (No 8) Pty Ltd               Steven Montague                Anthony William              Anthony William
                                 Philley                        Kelly                        Kelly
                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (No 9) Pty Ltd               Steven Montague                Anthony William              Anthony William
                                 Philley                        Kelly                        Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (No 12) Pty Ltd              Steven Montague                Anthony William              Anthony William
                                 Philley                        Kelly                        Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (No 13) Pty Ltd              Steven Montague                Anthony William              Anthony William
                                 Philley                        Kelly                        Kelly

                                 Anthony William
                                 Kelly

                                 Sharbel Raymond Elias
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
         Group Company                    Directors                    Secretaries                  Public Officer

-------------------------------------------------------------------------------------------------------------------------
TXU (No 14) Pty Ltd              Steven Montague               Anthony William               Anthony William
                                 Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Australia                    Geoffrey Ellison              Anthony William               Anthony William
(Queensland) Pty Ltd             McIntyre                      Kelly                         Kelly

                                 Steven Montague
                                 Philley
--------------------------------------------------------------------------------------------------------------------------
TXU Australia                    Steven Montague               Anthony William               Anthony William
Services Pty Ltd                 Philley                       Kelly                         Kelly
                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Customer                     Cheryl Kelly                  Anthony William               Anthony William
Services Pty Ltd                                               Kelly                         Kelly
                                 Anthony William
                                 Kelly
--------------------------------------------------------------------------------------------------------------------------
TXU Electricity                  Steven Montague               Anthony William               Anthony William
Limited                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias

                                 Eric Henry Peterson
--------------------------------------------------------------------------------------------------------------------------
TXU Gas Storage                  Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Home Services                Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU MEB Holdings                 Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU MEB Pty Ltd                  Steven Montague               Anthony William               Anthony William
                                 Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Networks (Gas)               Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
         Group Company                    Directors                    Secretaries                  Public Officer

--------------------------------------------------------------------------------------------------------------------------
TXU Networks                     Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Pipelines                    Steven Montague               Anthony William               Anthony William
Holdings Pty Ltd                 Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Pipelines                    Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU SEA Gas SPV1                 Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU SEA Gas SPV2                 Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Share Plans Pty              Robert John Saunders          Anthony William               Anthony William
Ltd                                                            Kelly                         Kelly
                                 Anthony William
                                 Kelly
--------------------------------------------------------------------------------------------------------------------------
TXU (South Australia)            Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (Tallawarra) Pty             Steven Montague               Anthony William               Anthony William
Ltd                              Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU (Tallawarra                  Steven Montague               Anthony William               Anthony William
Pipelines) Pty Ltd               Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Torrens Island               Steven Montague               Anthony William               Anthony William
Pty Ltd                          Philley                       Kelly                         Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU VN Pty Ltd                   Steven Montague               Anthony William               Anthony William
                                 Philley                       Kelly                         Kelly
                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
         Group Company                    Directors                    Secretaries                  Public Officer

--------------------------------------------------------------------------------------------------------------------------
Victoria Networks Pty            Steven Montague                Anthony William                 Anthony William
Ltd                              Philley                        Kelly                           Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------
TXU Pty Ltd                      Steven Montague                 Anthony William                Anthony William
                                 Philley                         Kelly                          Kelly

                                 Sharbel Raymond Elias
--------------------------------------------------------------------------------------------------------------------------

                                   Schedule 8

                               Material Contracts

o Master Hedge Agreement between TXU Electricity Limited and Ecogen Energy Pty Ltd dated 6 May 1999.

o Casino Term Sheet between Santos Limited, Peedamullah Petroleum Pty Ltd and TXU Electricity Limited dated 11 August 2003.

o Gas Sale and Purchase Agreement between BHP Billiton Petroleum (Bass Strait) Pty Ltd and Esso Australia Resources Pty Ltd and TXU Electricity Limited dated 17 December 2003.

o 2002 Iona Gas Sales Agreement between Santos (BOL) Pty Ltd and TXU Electricity Limited dated 29 May 2002.

o Optima Energy 2000 Gas Sale Agreement between Terra Gas Trader Pty Ltd and Optima Energy Pty Ltd dated 30 March 2000.

o Gas Supply Agreement between TXU Electricity Limited and Woodside Energy dated 15 April 2004.

o        Sub-sales Agreement between Gascor Pty Ltd and TXU Pty Ltd dated
         14 August 1998.

o Master Agreement between Gascor, Energy 21 Pty Ltd, Ikon Energy Pty Ltd and Kinetik Energy Pty Ltd and Gas Release Co. Pty Ltd dated
         23 December 1998.

o Gas Sale and Purchase Agreement between BHP Billiton Petroleum (Bass Strait) Pty Ltd and Esso Australia Resources Pty Ltd and TXU Electricity Limited dated 2 September 2003.

o Network Services Alliance Agreement between TXU Networks Pty Ltd, TXU Networks (Gas) Pty Ltd, TXU Electricity Limited, Tenix Alliance Pty Ltd and Tenix Pty Ltd dated 4 June 2003.

o Port Campbell to Adelaide Gas Haulage Agreement between South East Australia Gas Pty Ltd (as agent for the OE SEA Gas SPV2 Pty Ltd, OE SEA Gas SPV3 Pty Ltd, ANP SEA Gas SPV2 Pty Ltd, ANP SEA Gas SPV3 Pty Ltd, TXU SEA Gas SPV1 Pty Ltd, TXU SEA Gas SPV2 Pty Ltd, being the partners in the SEA Gas Partnership) and TXU Electricity Limited dated 10 April 2003.

o TIPSA Plant Lease TIPSA Land Lease, TIPSB Plant Lease, TIPSB Land Lease and Area 3 Land Lease between the Treasurer of South Australia, Generation Lessor Corporation (a South Australian Statutory Corporation), TXU (South Australia) Pty Ltd and TXU Electricity Limited dated 6 June 2000.

                                   Schedule 9

                                 Vendor Opinions

Legal opinions (subject to customary assumptions, exclusions and qualifications), to be provided by one or more counsel for the Vendor at
Completion:

(a) The Vendor and the Company are duly organized and validly existing under the laws of their respective jurisdictions of incorporation. The Company has the corporate power and authority to conduct its business as it is presently being conducted, and to own, operate and lease its assets.

(b) The Vendor has the corporate power and authority to enter into and perform its obligations under the Agreement. The execution, delivery and performance of the Agreement, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Vendor. The Agreement has been duly executed and delivered by the Vendor, and the Agreement constitutes a valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its respective terms, except to the extent that enforcement is limited by the insolvency laws or principles of public policy.

(c) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the redemption of the Company Preferred Stock and the conversion of the Company into a Delaware limited liability company, do not (i) result in a breach or violation of any provision of the organizational documents of Vendor or the Company or (ii) result in a violation of any applicable U.S. statute, rule or regulation.

(d) All of the issued and outstanding membership interests in the Company are owned of record by the Vendor. All of the membership interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. To the best of our knowledge, there are no contracts relating to the issuance, sale, voting, redemption or transfer of the membership interests of the Company.

(e) Upon delivery to the Purchaser of certificates evidencing the Sale Shares endorsed to the Purchaser or in blank and payment therefor by the Purchaser pursuant to the Agreement, the Purchaser will acquire the Sale Shares free of any adverse claim under the Uniform Commercial Code in effect in the State of Delaware. In rendering the foregoing opinion such counsel may assume that the Purchaser takes delivery of the Sale Shares without notice of any adverse claim and that any endorsement is effective.

(f) Except as to section 9(a)(2), 32 and 33 of the Public Utility Holding Company Act of 1935 ("PUHCA"), each of the Vendor, and each Group Company, is not subject to, or is exempt from, regulation as an "electric utility company", a "gas utility company", a "public-utility company", a "holding company" or a "subsidiary company" of a "holding company", as such terms are defined within the meaning of PUHCA.

(g)          Each Group Company that owns or operates facilities used for:
             (a) the generation, transmission, or distribution of electric energy for sale (other than sale to tenants or to employees of the company operating such facilities for their own use and not for resale), or (b) the distribution at retail of natural or manufactured gas for heat, light or power (other than distribution only in enclosed portable containers, or distribution to tenants or employees of the company operating such facilities for their own use and not fore resale), is either a "foreign utility company" ("FUCO") within the meaning of Section 33 of PUHCA and the regulations promulgated thereunder, or an exempt wholesale generator ("EWG") within the meaning of Section 32 of PUHCA and the regulations promulgated thereunder (together such Group Companies that are FUCOs or EWGs are referred to as the "PUHCA-Exempt Group Companies").

(h) Each of the PUHCA-Exempt Group Companies has filed or caused to be filed with the United States Securities and Exchange Commission ("SEC") (in the case of PUHCA Exempt Group Companies that are FUCOs) or the United States Federal Energy Regulatory Commission (in the case of PUHCA Exempt Group Companies that are EWGs), all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed to maintain status as a FUCO or EWG, as applicable.

                                   Schedule 10

                            Intercompany Obligations


TXU ALP subordinated debt payable to the Vendor         $413,000,000

TXU SEAGas subordinated debt payable to the Vendor       $113,400,000
                                                    plus accrued interest

                                   Schedule 11

                                Consent Contracts

Change of Control Contracts

o Master Hedge Agreement between TXU Electricity Limited and Ecogen Energy Pty Ltd dated 6 May 1999.

o Gas Sale and Purchase Agreement between BHP Billiton Petroleum (Bass Strait) Pty Ltd and Esso Australia Resources Pty Ltd and TXU Electricity Limited dated 17 December 2003.

o Optima Energy 2000 Gas Sale Agreement between Terra Gas Trader Pty Ltd and Optima Energy Pty Ltd dated 30 March 2000.

o       Sub-sales Agreement between Gascor Pty Ltd and TXU Pty Ltd dated
        14 August 1998.

o Master Agreement between Gascor, Energy 21 Pty Ltd, Ikon Energy Pty Ltd and Kinetik Energy Pty Ltd and Gas Release Co. Pty Ltd dated 23 December 1998.

o Gas Sale and Purchase Agreement between BHP Billiton Petroleum (Bass Strait) Pty Ltd and Esso Australia Resources Pty Ltd and TXU Electricity Limited dated 2 September 2003.

o Casino Term Sheet between Santos Limited, Peedamullah Petroleum Pty Ltd and TXU Electricity Limited dated 11 August 2003.

o 2002 Iona Gas Sales Agreement between Santos (BOL) Pty Ltd and TXU Electricity Limited dated 29 May 2002.

o Otway Gas Sales Agreement between Woodside Energy Ltd and TXU Electricity Limited dated 14 April 2004

o Fuel Supply Agreement between Kinetik Energy Pty Ltd and AES Transpower dated 7 May 1999

o Common Terms Deed Amendment and Restatement Deed regarding SEAGas financing dated 10 April 2003

                                   Annexure 1

                                    Accounts

                                   Annexure 2

                                 Data Room Index

                                   Annexure 3

                               Purchaser Opinions

Legal opinions (subject to customary assumptions, exclusions and qualifications) to be provided by one or more counsel for the Purchaser at the Purchaser's Guarantor at Completion:

(a) The Purchaser is a company duly incorporated and validly existing under the laws of Victoria.

(b) The Purchaser's Guarantor is a company duly incorporated and validly existing under the laws of Singapore.

(c) The Purchaser and the Purchaser's Guarantor each has the corporate power and authority to enter into and perform its obligations under the Share Sale Agreement to which it is a party and has taken all necessary corporate action to authorise the execution of the Share Sale Agreement.

(d) The Share Sale Agreement constitutes valid and legally binding obligations of the Purchaser and the Purchaser's Guarantor under the laws of Victoria and Singapore, respectively, to the extent that such laws apply thereto and to the extent that the Share Sale Agreement is otherwise valid, legally binding and enforceable on the relevant parties.

(e) The execution and delivery of the Share Sale Agreement by the Purchaser and the Purchaser's Guarantor will not contravene any provisions of the constitution of the Purchaser or the memorandum and articles of association of the Purchaser's Guarantor or violate or contravene any provisions of any applicable statute, rule or regulation of Victoria or Singapore (as the case may be) applicable to companies generally.

(f)          It is not necessary:

             (i) in order to ensure the validity, enforceability or admissibility in evidence of the Share Sale Agreement that it be filed, recorded or enrolled with any official, judicial or governmental authority or agency of, or in, Victoria or Singapore; and

            (ii) that the Share Sale Agreement be stamped with any stamp or similar transaction tax of or in Victoria or Singapore.

(g) The choice of the laws of the State of Victoria, Australia to govern the Share Sale Agreement is a valid choice of laws.

(h) The submission of the Purchaser and the Purchaser's Guarantor, pursuant to the Share Sale Agreement, to the jurisdiction of the courts of Victoria is legal, valid and binding on the Purchaser and the Purchaser's Guarantor.

(i) No consent, licence, approval or authorisation of or declaration by or notice to any governmental authority or agency of or in Singapore is necessary to ensure that the Share Sale Agreement is legal, valid and binding or to ensure the admissibility in evidence of the Share Sale Agreement in Victoria or Singapore.